UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Jamba, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY COPY

April  , 2013

Dear Stockholders,

I am pleased to share Jamba’s achievements and results for 2012. We delivered on all of our strategic and plan objectives, successfully transitioning into a business model that is designed to deliver accelerated, sustained and profitable growth. Our new strategic priorities continue to broaden and extend our efforts to become a leading global healthy, active lifestyle brand. I am also extremely pleased to report that 2012 represented Jamba’s first year reporting net income as a public company.

During 2012, we focused on our goal of building a $1 billion dollar lifestyle brand by advancing product innovation, raising brand awareness through lifestyle engagement initiatives, expanding our footprint on a global basis, and capitalizing on new products, partners, channels and markets. We also drove efficiencies across the enterprise through the use of emerging technologies that enhance speed and productivity and improve store economics.

We deployed engaging and relevant marketing programs to further differentiate the brand and drive consumer loyalty and traffic, and launched innovative, on-trend specialty beverages and food offerings that address consumers’ health and wellness needs across all day-parts. The expansion of our smoothie offerings included a delicious, fruit-forward, nutritionally balanced meal substitute with 14 essential vitamins and minerals to support long-term weight management. We also added a line of premium, toasted-to-order bistro sandwiches designed to pair well with a smoothie. And we also broadened our popular fresh-squeezed juice platform to incorporate ingredients such as kale, beets, pineapple and ginger to provide consumers with a convenient way to increase their fruit and vegetable intake. As a result, we improved sales across all day-parts, particularly the morning and evening.

We enhanced our ability to engage consumer interest in living healthier lifestyles with the launch of the Jamba Healthy Living Council, comprised of nationally renowned nutritionists who provide practical information for healthier living. That initiative was augmented by our sponsorship of a national marathon series, and the leveraging of our partnerships with the WNBA and USA Water Polo to run fitness clinics to promote physical activity among our nation’s youth. Our engagement of Venus Williams as the spokesperson for our Team Up For a Healthy America campaign has further enabled us to contribute to the fight against childhood obesity.

In 2012, we made significant progress in expanding our restaurant business on a global basis, including traditional and non-traditional stores in domestic and international markets. We launched innovative, flexible formats with our smaller footprint Jamba Smoothie Stations and JambaGO units, allowing us to offer a broad portfolio of solutions for delivering better-for-you beverages in locations such as K-12 schools, colleges and universities, grocery and convenience stores, stadiums, theaters, amusement parks and airports.

Significant strides were also made in the expansion of our development partners and commercial markets. New stores opened in the Philippines, South Korea and Canada. We transitioned our CPG business model from a purely third party licensing structure to a model that combines licensing and direct selling, allowing us greater control over product development, sales and profit. That model was bolstered by our acquisition from Nestle of the intellectual property rights for the Jamba-branded energy drink, as well as our purchase of the specialty tea company, Talbott Teas, Inc. Through our licensing partnerships, we launched twelve new better-for-you SKUs, including additional varieties of our at-home smoothie kits, two varieties of multigrain crisps, two flavors of dried apple chips, four “wraps”, and two panini sandwiches.

The implementation of innovative point-of-sale technologies at store level served to increase the speed of payment and service, and enhance the customer experience. And our improvements in workforce management systems resulted in reduced labor costs, and helped drive greater productivity, communication and operational excellence.

I am very pleased with our achievements and continued progress with building a leading health and wellness brand. We believe we have a winning business model and management team, and a strategic vision that will continue to drive accelerated growth into the future.

I thank you for your continued support of our company.

James D. White

Chairman, President and Chief Executive Officer

April  , 2013

TO THE STOCKHOLDERS OF

JAMBA, INC.:

You are cordially invited to attend the 2013 Annual Meeting of Stockholders of Jamba, Inc. (the “Company”) on May 14, 2013, at 8:00 a.m. local time, which will be held at the Company’s principal offices, located at 6475 Christie Avenue, Suite 150, Emeryville, CA 94608.

Details of business to be conducted at the Annual Meeting are described in the Notice of Annual Meeting of Stockholders and Proxy Statement. At the Annual Meeting, the Company will present a report on its operations during the past year and respond to questions from stockholders. Accompanying this Proxy Statement is the Company’s 2012 Annual Report to Stockholders.

The Company is pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the Internet. We believe that these rules allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. On or about April  , 2013, you were provided with a Notice of Internet Availability of Proxy Materials (“Notice”) and provided access to our proxy materials over the Internet. The Notice also provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail.

We hope that you will attend the Annual Meeting. Whether or not you plan to attend, you can ensure that your shares are represented at the meeting by promptly voting and submitting your proxy by telephone, by Internet or, if you have received a paper copy of your proxy materials by mail, by completing, signing, dating and returning your proxy card in the envelope provided.

Sincerely yours,

JAMES D. WHITE
Chairman, President and Chief Executive Officer

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Annual Meeting of Stockholders, we urge you to vote and submit your proxy by telephone, the Internet or by mail in order to ensure the presence of a quorum. If you attend the meeting and do not hold your shares through an account with a brokerage firm, bank or other nominee, you will have the right to revoke the proxy and vote your shares in person. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares and revoke your vote, if necessary.

JAMBA, INC.

6475 Christie Avenue, Suite 150

Emeryville, California 94608

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 14, 2013

Dear Stockholder:

You are invited to attend the 2013 Annual Meeting of Stockholders of Jamba, Inc., a Delaware corporation (the “Company”) (the “Annual Meeting”), which will be held at the Company’s principal offices located at 6475 Christie Avenue, Suite 150, Emeryville, CA 94608 on May 14, 2013, at 8:00 a.m. local time, for the following purposes:

1. To elect eight nominees as directors to serve until the next Annual Meeting and until their successors have been elected and qualified.

2. To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

3. To approve an amendment to our Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of our Common Stock, $0.001 par value per share, at a ratio of 1:5, and proportionate reduction of the number of authorized shares of Common Stock.

4. To approve the adoption of the Jamba, Inc. 2013 Equity Incentive Plan and to authorize an aggregate of up to 9,000,000 shares issuable under the plan.

5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on March 20, 2013 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. For ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose relating to the Annual Meeting, during ordinary business hours at our principal offices located at 6475 Christie Avenue, Suite 150, Emeryville, CA 94608.

By Order of the Board of Directors,

KAREN L. LUEY

Secretary

Emeryville, California

April  , 2013

IMPORTANT: Please vote and submit your proxy by telephone, the Internet or, if you have received a paper copy of the proxy materials by mail, by completing and promptly mailing your proxy card in the postage-paid envelope provided to assure that your shares are represented at the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 14, 2013

This Proxy Statement relating to the 2013 Annual Meeting of Stockholders and the Annual Report to Stockholders for the year ended January 1, 2013 are available at www.proxyvote.com.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

The accompanying proxy is solicited by the Board of Directors of Jamba, Inc., a Delaware corporation (“Jamba,” “Company,” “we,” “us,” and “our”), for use at its 2013 Annual Meeting of Stockholders to be held on May 14, 2013, or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement and the enclosed proxy are being made available to stockholders on or about April  , 2013.

SOLICITATION AND VOTING

Voting Securities. Only stockholders of record as of the close of business on March 20, 2013 (the “Record Date”) will be entitled to vote at the meeting and any postponement or adjournment thereof. As of the Record Date, there were · shares of common stock of the Company (the “Common Stock”) outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. As of the Record Date, there were no shares of Series B-1 Preferred Stock (“the Series B-1 Preferred”) outstanding and · shares of Series B-2 Preferred Stock (the “Series B-2 Preferred”) outstanding. By virtue of their ownership, and as permitted under our Certificate of Designation, Preferences and Rights of Series B-1 Convertible Preferred Stock and Series B-2 Convertible Preferred Stock (the “Certificate of Designation”), the holders of Series B-2 Preferred are entitled to elect, voting as a separate class, one director to our Board (the “Series B-2 Director”). The holders of our Series B-2 Preferred have indicated their intent to re-elect Marvin Igelman as the Series B-2 Director. The holders of the Series B-2 Preferred are entitled to vote together with the holders of our Common Stock on all other matters submitted to a vote.

Each stockholder of record as of the Record Date is entitled to one vote for each share of Common Stock held by him or her or 100 votes for each share of Series B-2 Preferred held by him or her. Our Bylaws provide that the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Amended and Restated Certificate of Incorporation of the Company, as amended to date (the “Restated Certificate”). Our current Restated Certificate does not have any other requirements for a quorum of the stockholders. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum.

Broker Non-Votes. A broker non-vote occurs when a broker submits a proxy card with respect to shares held in a fiduciary capacity (typically referred to as being held in “street name”) but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the ratification of selection of auditors and approval of pro rata stock splits. Non-routine matters include the election of directors and amendments to or adoptions of stock plans.

Solicitation of Proxies. We will bear the cost of soliciting proxies. In addition to soliciting stockholders by mail through our employees, we will request banks, brokers and other custodians, nominees and fiduciaries to solicit customers for whom they hold our stock and will reimburse them for their reasonable, out-of-pocket costs. We may use the services of our employees, officers, directors and others to solicit proxies, personally or by telephone, without additional compensation.

Voting of Proxies. Stockholders whose shares are registered in their own names may vote (1) by returning a proxy card, (2) via the Internet at www.proxyvote.com, or (3) by telephone at 1-800-690-6903. Specific instructions to be followed by any registered stockholder interested in voting via the Internet or by telephone are set forth in the notice by mail described below or, if you receive a paper copy of the proxy materials, on the proxy card provided.

“Notice and Access” Model. The SEC’s proxy rules set forth how companies must provide proxy materials. These rules are often referred to as “notice and access.” Under the notice and access model, a company may select either of the following options for making proxy materials available to stockholders: (i) the full set delivery option; or (ii) the notice only option. A company may use a single method for all its stockholders, or use full set delivery for some while adopting the notice only option for others. We must comply with these rules in connection with our 2013 Annual Meeting.

Under the full set delivery option a company delivers all proxy materials to its stockholders by mail or, if a stockholder has previously agreed, electronically. In addition to delivering proxy materials to stockholders, the company must post all proxy materials on a publicly-accessible web site (other than the SEC’s web site) and provide information to stockholders about how to access that web site and the hosted materials. Under the notice only option, instead of delivering its proxy materials to stockholders, the company instead delivers a “Notice of Internet Availability of Proxy Materials” which outlines (i) information regarding the date and time of the meeting of stockholders as well as the items to be considered at the meeting; (ii) information regarding the web site where the proxy materials are posted; and (iii) various means by which a stockholder can request paper or email copies of the proxy materials.

In connection with our 2013 Annual Meeting, we have elected to use the notice only option. Accordingly, you should have received a notice by mail instructing you how to access proxy materials at http://www.proxyvote.com and providing you with a control number you can use to vote your shares. You may request that the Company deliver paper copies of the proxy materials as well.

All valid proxies received before the meeting will be exercised. All shares represented by a proxy will be voted, and where a proxy specifies a stockholder’s choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A stockholder whose shares are registered in their own name has the power to revoke his or her proxy at any time before it is exercised by delivering to the Secretary of the Company a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person. If you hold shares in street name, through a bank, broker or other nominee, please contact the bank, broker or other nominee to revoke your proxy.

Annual Meeting Attendance

You are entitled to attend the Annual Meeting only if you were a Company stockholder as of the Record Date or you hold a valid proxy for the Annual Meeting. Since seating is limited, admission to the meeting will be on a first-come first-served basis. You should be prepared to present photo identification for admittance. If you are not a stockholder of record but hold shares as a beneficial owner through a broker, bank, trustee or nominee (i.e., in street name), you should provide proof of beneficial ownership as of the Record Date, such as your most recent account statement prior to the Record Date, a copy of the voting instruction card provided by your broker, bank, trustee or nominee, or other similar evidence of ownership. In addition, the Notice will serve as proof of stock ownership as of the Record Date.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

In accordance with the Company’s bylaws (the “Bylaws”), the Board of Directors of the Company (hereinafter referred to as the “Board” or the “Board of Directors”) has currently set the size of the Board at nine members and there are currently nine members serving. The terms of the current directors expire upon the election and qualification of the directors to be elected at the Annual Meeting. The Board has nominated eight persons for election at the Annual Meeting to serve until the 2014 Annual Meeting of Stockholders and until their successors are duly elected and qualified. All nominees for election to the Board are presently directors of Jamba. The holders of our Series B-2 Preferred, voting as a separate class, will elect one additional director. Set forth below is information regarding the nominees to the Board for election as a director.

Each nominee has agreed to be named in this proxy statement and to serve if elected. If any of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate such an occurrence), the proxies may be voted for such substitute nominee(s) as we may designate.

If a quorum is present and voting, each of the eight nominees receiving a higher number of votes cast “for” such nominee than “against” such nominee will be elected. Proxies cannot be voted for more than eight nominees. Abstentions, “broker non-votes” and withheld votes will not count towards election of any director nominee. Under our Bylaws, if an incumbent director standing for re-election is not re-elected, the director shall tender his or her resignation to the Board. The Nominating and Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject such director’s resignation. The Board will act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The Nominating and Corporate Governance Committee in making its recommendation, and the Board in making its ultimate decision, may each consider any factors or other information that they consider appropriate and relevant. The director who tenders his or her resignation will not participate in the recommendation of the Nominating and Corporate Governance Committee or the Board’s decision with respect to his or her resignation.

If a director’s resignation is accepted by the Board, then the Board may fill the resulting vacancy or may decrease the size of the Board as permitted by our Bylaws.

The eight Company nominees to the Board to serve until the next Annual Meeting and until their successors have been duly elected and qualified are as follows:

Name	Age	Director Since
James D. White	52	2008
Lesley H. Howe	68	2007
Richard L. Federico	58	2006
Brian Swette	59	2006
Andrew R. Heyer	55	2009
Michael A. Depatie	56	2010
Fritzi G. Woods	53	2011
David A. Pace	54	2012

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As permitted under our Certificate of Designation, the holders of our Series B-2 Preferred have indicated their intent to re-elect Marvin Igelman as the Series B-2 Director to serve on the Board until the next Annual Meeting and until his successors have been duly elected and qualified. His age and date of prior service on the Board are as follows:

Name	Age	Director Since
Marvin Igelman	50	2011

The principal occupations and qualifications of each of the eight Company nominees for director and the director elected by the holders of our Series B-2 Preferred are as follows. There are no family relationships among any of our directors or executive officers.

JAMES D. WHITE has served as a member of our Board of Directors and our President and Chief Executive Officer since December 2008. He was appointed Chairman in May 2010. Previously, Mr. White was Senior Vice President of Consumer Brands for Safeway, Inc. with responsibility for brand strategy, innovation, manufacturing and commercial sales from 2005 to 2008. Prior to Safeway, Mr. White was Senior Vice President of Business Development, North America at the Gillette Company, where his responsibilities included centralized marketing, sales, retail execution, marketing planning and Canadian operations from 2002 to 2005. Mr. White also held executive and management roles with Nestlé Purina from 1987 to 2005, including Vice President, Customer Interface Group from 1999 to 2002, and Vice President, Customer Development East from 1997 to 1999. Mr. White has been a Director of Hillshire Brands Company since October 2012, where he serves on the Compensation & Employee Benefits Committee.

Mr. White has been re-appointed Chairman of the Board contingent upon his re-election to the Board at the Annual Meeting. Mr. White’s position as our President and Chief Executive Officer and his extensive consumer products and senior management experience make him particularly qualified for service on our Board.

LESLEY H. HOWE has been a member of our Board of Directors since December 2007. Mr. Howe has over 40 years of financial and management experience, spending more than 30 years with the international accounting firm of KPMG LLP, where he was a senior partner and from 1994-1997 served as Area Managing Partner for the Los Angeles office. He served as Chief Executive Officer of Consumer Networks LLC, a San Diego-based internet marketing and promotions company from 2001 until its sale in 2007. Mr. Howe is a member of the Board of Directors of NuVasive, Inc. and Volcano Corporation. He was a member of the Board of Directors of P.F. Chang’s China Bistro Inc. from 2003 until it was taken private in 2012.

Mr. Howe has been re-appointed Lead Director contingent upon his re-election to the Board at the Annual Meeting. The Lead Director chairs executive sessions of Jamba’s independent directors and has the authority to call such sessions. The Lead Director also participates in the preparation of agendas and schedules for meetings of the Board, coordinates with the Chairman regarding the flow of information to the directors, serves as a liaison between the independent directors and management, and chairs meetings of the Board in the Chairman’s absence. Mr. Howe’s extensive experience in public accounting and his financial expertise make him particularly qualified for service on our Board and our Audit Committee of the Board.

RICHARD L. FEDERICO has been a member of our Board of Directors since November 2006. Mr. Federico had previously served as a director of Jamba Juice Company from October 2004 to November 2006. Since February 1996, Mr. Federico has served as a director of P.F. Chang’s China Bistro Inc., and he has served as Chief Executive Officer of P.F. Chang’s China Bistro Inc. since September 1997. In December 2000, Mr. Federico was named Chairman of the Board of P.F. Chang’s China Bistro Inc. From February 1989 to January 1996, Mr. Federico served as President of the Italian Concepts division of Brinker International, Inc., where he was responsible for concept development and operations. Since February 2011, Mr. Federico has served on the Board of Directors of Domino’s Pizza. Mr. Federico’s business acumen and experience in leading a successful publicly-held restaurant concept make him particularly qualified for service on our Board, our Nominating and Corporate Governance Committee of the Board and our Compensation and Executive Development Committee of the Board.

BRIAN SWETTE has been a member of our Board of Directors since November 2006. Mr. Swette served as a board member of Burger King Corporation between 2002 and 2011 and as Chairman of its Board from April 2006 until June 2008. He is also an investor and board member in CBL Partners, FRS Company, Care.com, Shutterfly and Schiff Nutrition International. Mr. Swette served in several capacities at eBay from 1998 through the end of 2002, including Chief Operating Officer and Vice President of Marketing. He led eBay’s penetration into international markets, oversaw the development of its marketing, managed the implementation of its fixed-price strategy and charted a course into new business categories such as automotive and business-to-business. Prior to eBay, Mr. Swette was Executive Vice President and Chief Marketing Officer of Pepsi-Cola where he was one of the architects of Pepsi’s move into the water, tea, coffee and juice categories. Prior to Pepsi-Cola, Mr. Swette spent four years as a Brand Manager at Procter & Gamble. Mr. Swette is a Trustee of Arizona State University, Endeavor.org and The Global Institute of Sustainability. Mr. Swette’s knowledge and expertise on brand and marketing, and his experience on other public company boards of directors, make him particularly qualified for service on our Board and our Compensation and Executive Development Committee of the Board.

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ANDREW R. HEYER has been a member of our Board of Directors since June 2009. Mr. Heyer is the Chief Executive Officer and a Managing Director of Mistral Capital Management, LLC, a private equity fund. From 2000 to 2007, Mr. Heyer was a Managing Partner of Trimaran Capital Partners, L.L.C., a private equity firm and a member of the Investment Committee of Trimaran Advisors, L.L.C., which is the investment advisor to a series of collateralized loan obligation funds. Mr. Heyer was formerly a vice chairman of CIBC World Markets Corp., which he joined in 1995, and a co-head of the CIBC Argosy Merchant Banking Funds. Mr. Heyer also served on the board of directors and audit committee of Las Vegas Sands and on the board of directors of Shearer’s Foods, Inc. Mr. Heyer currently serves on the Board of Directors of Hain Celestial Group, Worldwise, Inc., XpresSpa and Vino Volo. Mr. Heyer’s business, financial and investment experience in the consumer focused product and services industries makes him particularly qualified for service on our Board and our Compensation and Executive Development Committee of the Board.

Michael A. Depatie has been a member of our Board of Directors since November 2010. Mr. Depatie has served as Chief Executive Officer of Kimpton Hotels and Restaurants, LLC since July 2006 and is also a member of Kimpton’s Board of Directors. Prior to being elected as Kimpton’s Chief Executive Officer, Mr. Depatie served as their president from September 2005 having joined the Kimpton family of companies as Chief Executive Officer for real estate for Kimpton Group Holding, LLC in 2003. Kimpton is the largest developer and operator of boutique hotels with 51 hotels presently in 23 U.S. cities. Mr. Depatie is responsible for all aspects of Kimpton’s development and operating activities. He also oversees the investment of the $157 million Kimpton Hospitality Partners Fund I and $202 million Kimpton Hospitality Partners Fund II. Prior to Kimpton, Mr. Depatie held senior finance and development roles in a number of rapidly growing lodging companies including Residence Inn and Summerfield Suites. Prior to his current position, Mr. Depatie was the Chief Financial Officer of Sunterra, a NYSE listed resort hotel vacation ownership company and NYSE listed La Quinta, a national chain of limited service hotels. Mr. Depatie’s extensive senior management experience and his financial expertise make him particularly qualified for service on our Board and our Audit Committee of the Board.

Fritzi G. Woods has been a member of our Board of Directors since May 2011. Ms. Woods has served as Chief Executive Officer and President of Women’s Foodservice Forum, a premier leadership development organization with more than 20 years of experience advancing women in the foodservice industry, since 2010. From 2003 to 2010, Ms. Woods served as Chief Executive Officer and President of PrimeSource FoodService Equipment, Inc., a leading restaurant equipment distribution company, supporting over 20,000 restaurants from the world’s leading restaurant chains in over 40 countries. Ms. Woods’ extensive senior management experience and her financial expertise make her particularly qualified for service on our Board and our Audit Committee of the Board.

DAVID PACE has been a member of our Board since August 2012. Mr. Pace is the Executive Vice President and Chief Resources Officer of Bloomin’ Brands where he is responsible for both the human resources and real estate and development functions of Bloomin’ Brands, along with the Fleming’s and Roy’s business units. Prior to joining Bloomin’ Brands in 2010, Mr. Pace was a management consultant, entrepreneur and not-for-profit leader. He has extensive domestic and international experience overseeing Human Resources for Starbucks Coffee Company, HomeGrocer.com and PepsiCo/YUM Brands along with additional experiences in technology and sports management. Mr. Pace is an adjunct faculty member in Southern Methodist University’s Cox Graduate School of Business and is currently Chairman of the Board of Up2US, a rapidly expanding national non-profit focused on improving the health and development of America’s young people through sports-based youth development. Mr. Pace has a Bachelor of Science in Industrial and Labor Relations from Cornell University. Mr. Pace’s extensive knowledge of the restaurant and food and beverage industries and his senior leadership experience in human resources make him particularly qualified for service on our Board, our Compensation and Executive Development Committee of the Board and our Nominating and Corporate Governance Committee of the Board.

MARVIN IGELMAN has been a member of our Board since May 2011. Mr. Igelman is the Chief Executive Officer of Sprylogics International Inc., a semantic search company based in Toronto, Canada. From February 2010 to June 2011, Mr. Igelman served as a director and the Chief Strategy Officer of Poynt Corporation, a Canadian company that offers mobile location-based search services. From May 2006 to February 2010, Mr. Igelman served as the Chief Executive Officer of Unomobi Incorporated, a mobile advertising and messaging platform he founded, which was acquired by Poynt Corporation in February 2010. From 2002 to 2006, Mr. Igelman served as a business development consultant for numerous technology companies and established a number of other ventures, including founding Unomobi Incorporated. Mr. Igelman serves on the Board of Directors of NorthCore Technology Inc. and American Apparel Inc. Mr. Igelman is a graduate of Toronto’s Osgoode Hall Law School. Mr. Igelman’s extensive business and senior management experience make him particularly qualified for service on our Board and our Nominating and Corporate Governance Committee of the Board.

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Background information on the officers of the Company other than Mr. White can be found in our Annual Report on Form 10-K filed with the SEC on March 6, 2013 under the heading “Executive Officers.”

Recommendations of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” OUR NOMINEES NAMED ABOVE.

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CORPORATE GOVERNANCE

Director Independence

The Board of Directors has determined that, except for James D. White, each of the Company director nominees standing for election and the director intended to be elected by the holders of Series B-2 Preferred, has no relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is an “independent director” as defined by the applicable NASDAQ rules and the rules and regulations of the Securities and Exchange Commission (the “SEC”). In determining the independence of our directors, the Board of Directors has adopted the independence standards that mirror the criteria specified by applicable law and regulations of the SEC and the NASDAQ. In making the determination of independence of our non-management directors, the Board of Directors evaluated the independence of Mr. Heyer in connection with past equity transactions with the Company between and the payment of monitoring fees by the Company to Mistral Capital Management, LLC and its affiliates.

Board Leadership Structure

Our Board leadership structure currently consists of a Chairman, a Chief Executive Officer and a Lead Director. In the current structure, the roles of Chief Executive Officer and Chairman of our Board are combined, and the Lead Director is elected annually by all independent directors. James D. White has served as our Chief Executive Officer since 2008 and as Chairman since the 2010 Annual Meeting of Stockholders. Lesley H. Howe has served as our Lead Director since the 2010 Annual Meeting of Stockholders.

The Board believes that Mr. White is best situated to serve as Chairman because he is the director most familiar with the Company’s business and industry, possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company and is thus best positioned to develop agendas that ensure that the Board’s time and attention are focused on the most critical matters. The Company’s independent directors bring experience, oversight and expertise from outside the Company, while the CEO brings Company-specific experience and expertise. The Board believes that the combined role of Chairman and Chief Executive Officer facilitates information flow between management and the Board, which are essential to effective corporate governance.

Additionally, one of the responsibilities of the Board is to work with management to develop strategic direction and hold management accountable for the execution of strategy once it is developed. The Board believes the combined role of Chairman and Chief Executive Officer, together with an independent Lead Director having the duties described below, is in the best interest of our stockholders because it provides the appropriate balance between strategy development and independent oversight of management.

Mr. Howe was appointed in 2010 by the independent members of our Board as our Lead Director. Mr. Howe has been re-appointed Lead Director contingent upon his re-election to the Board at the Annual Meeting. Mr. Howe’s duties as Lead Director include:

•	setting the agenda and serving as chairman for the executive sessions of the independent directors;
•	serving as liaison between the Chairman and the independent directors, including communicating to the Chairman, as appropriate, the results of executive sessions of the independent directors;
•	ensuring that independent directors have adequate opportunities to meet without management present, including authority to call meetings of the independent directors;
•	approving the agenda and information sent in connection with Board meetings and ensuring that the other independent directors also have an opportunity to provide input on the agenda;
•	approving meeting schedules to assure that there is sufficient time for discussion of all agenda items; and
•	chairing Board meetings if the Chairman is unable to attend.

Our Board elects our President, Chief Financial Officer, Secretary and all executive officers. All executive officers serve at the discretion of our Board. Each of our officers devotes his or her full time to our affairs. Our directors devote time to our affairs as is necessary to discharge their duties. In addition, our Board has the authority to retain its own advisers to assist it in the discharge of its duties. There are no family relationships among any of our directors, officers or key employees.

Board’s Role in Risk Oversight

Our Board has an active role, as a whole and also at the committee level, in overseeing management of the risks we face. This role is one of informed oversight rather than direct management of risk. Our Board regularly reviews and consults with management on strategic direction, challenges and risks we face. Our Board also reviews and discusses with management quarterly financial results and forecasts. The Audit Committee of our Board oversees management of financial risks, and its charter tasks the committee to provide oversight of and review at least annually our risk management policies. The Compensation and Executive Development Committee of our Board is responsible for overseeing the management of risks relating to and arising from our executive compensation plans and arrangements. These committees provide regular reports to the full Board.

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Management is tasked with the direct management and oversight of legal, financial, and commercial compliance matters, which includes identification and mitigation of associated areas of risk. The Chief Financial Officer provides regular reports of legal risks to our Board and committees. The Chief Financial Officer and the Controller provide regular reports to the Audit Committee concerning financial, tax and audit related risks. In addition, the Audit Committee receives periodic reports from management on our compliance programs and efforts, investment policy and practices and the results of various internal audit projects. Management and the Compensation and Executive Development Committee’s compensation consultant provide analysis of risks related to our compensation programs and practices to the Compensation and Executive Development Committee.

Certain Relationships and Related Transactions

The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that Jamba will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of Jamba, and otherwise to the fullest extent permitted under Delaware law and our Bylaws.

The Company paid $0.2 million to Mistral Capital Management, LLC during 2012 for monitoring fees pursuant to the securities purchase agreement for the sale of its Series B-1 Preferred. During 2012, Mistral Capital Management, LLC served as an investment manager to certain funds that held shares of the Company’s Series B-1 Preferred. One member of the Company’s Board of Directors, Andrew R. Heyer, holds a position as Managing Director of Mistral Capital Management, LLC.

Other than the foregoing, there were no relationships or related party transactions in the fiscal year ended January 1, 2013 requiring disclosure in this Proxy Statement.

Procedures for Approval of Related Person Transactions

Any request for us to enter into a transaction with an executive officer, director or employee, or any of such persons’ immediate family members or affiliates, must first be presented to our Audit Committee for review, consideration and approval. In approving or rejecting the proposed agreement, our Audit Committee will review each such transaction for potential conflicts of interest or improprieties in a manner consistent with our internal Policy Statement on Related Party Transactions.

Executive Sessions

Non-management directors regularly meet in executive session without management present each time our Board of Directors holds its regularly scheduled meetings.

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Committees and Board Meeting Attendance

The Board of Directors has a standing Audit Committee, a Compensation and Executive Development Committee and a Nominating and Corporate Governance Committee. Each of these committees operates under a written charter adopted by the Board of Directors. Copies of these charters can be obtained on our website by going to http://ir.jambajuice.com and following the “Corporate Governance” link. The Board of Directors holds at least four regular meetings each year, with additional meetings as required. The Board of Directors held eleven (11) meetings during Fiscal 2012, either in person or by teleconference. Each of the standing committees of the Board of Directors held the number of meetings indicated in the table below. During Fiscal 2012, each of our incumbent directors attended at least 75% of the total number of meetings of the Board of Directors and all of the committees of the Board of Directors held during the period in which such director served. Our Corporate Governance Principles and Practices provide that our directors are expected to attend the Annual Meeting of Stockholders. All of the directors then serving attended the Company’s last Annual Meeting of Stockholders held on May 17, 2012.

The following table sets forth the three standing committees of the Board of Directors, the current members and former members of each committee who served during Fiscal 2012 and the number of meetings held by each such committee during Fiscal 2012:

Name of Director	Audit	Compensation and Executive Development	Nominating and Corporate Governance
Beth Bronner(1)			Former Member
Michael A. Depatie	Member
Richard L. Federico		Member	Chair
Brian Swette		Chair
Lesley H. Howe	Chair
Andrew R. Heyer		Member
Marvin Igelman			Member
David A. Pace(2)		Member	Member
Fritzi G. Woods	Member
Number of Meetings:	4	5	4

(1)	Ms. Bronner served on our Nominating and Corporate Governance Committee until September 10, 2012.
(2)	Mr. Pace was appointed to our Compensation and Executive Development Committee and our Nominating and Corporate Governance Committee on August 15, 2012.

Audit Committee

The current members of the Audit Committee are Lesley H. Howe (Chair), Michael A. Depatie and Fritzi G. Woods.

Each of the members of the Audit Committee is independent for purposes of the applicable NASDAQ rules and the rules and regulations of the SEC as they apply to Audit Committee members.

With the assistance of the Company’s legal counsel, the Nominating and Corporate Governance Committee reviewed the applicable legal standards and criteria to determine “audit committee financial expert” status, as well as the answers to annual questionnaires completed by the Board members. On the basis of this review, the Nominating and Corporate Governance Committee delivered a report to the full Board. The Board made a determination that all current members of the Audit Committee are “audit committee financial experts” based upon the Nominating and Corporate Governance Committee’s report and each Board member’s review of the information made available to the committee.

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The Audit Committee operates under a written charter approved by the Board of Directors, a copy of which can be obtained on our website by going to http://ir.jambajuice.com and following the “Corporate Governance” link. As more fully defined in the committee’s charter, the functions of the Audit Committee include retaining our independent registered public accounting firm, reviewing their independence, reviewing and approving the planned scope of our annual audit, reviewing and approving any fee arrangements with our independent registered public accounting firm, overseeing their audit work, reviewing and pre-approving any non-audit services that may be performed by them, reviewing the adequacy of accounting and financial controls, reviewing our critical accounting policies and reviewing and approving any related party transactions.

Additional information regarding the Audit Committee is set forth in the Report of the Audit Committee immediately preceding Proposal No. 2.

Compensation and Executive Development Committee

The current members of the Compensation and Executive Development Committee are Brian Swette (Chair), Richard L. Federico, Andrew R. Heyer and David A. Pace. Each of the members of the Compensation and Executive Development Committee is independent for purposes of the applicable NASDAQ rules. The Compensation and Executive Development Committee operates under a written charter approved by the Board of Directors, a copy of which can be obtained on our website by going to http://ir.jambajuice.com and following the “Corporate Governance” link.

As more fully described in the committee’s charter, the primary function of the Compensation and Executive Development Committee is to assist the Board of Directors in managing compensation and development for directors and executives. The Compensation and Executive Development Committee’s primary duties and responsibilities are to (i) set compensation philosophy and determine executive compensation; (ii) ensure that all components of executive compensation are consistent with the Company’s compensation philosophy as in effect from time to time; (iii) evaluate and make recommendations to the Board of Directors on an annual basis concerning compensation of the members of the Board of Directors; and (iv) work with management to devise and execute on an executive development plan and succession planning and practices for the Company. The Compensation and Executive Development Committee’s charter does not provide for any delegation of these duties. In addition, the Compensation and Executive Development Committee has the authority under its charter to hire outside consultants and conduct such compensation reviews, investigations and/or surveys as the Compensation and Executive Development Committee may reasonably deem will provide such information as could reasonably and properly be required by the Compensation and Executive Development Committee in the exercise of its duties and responsibilities.

In setting compensation for our members of the Board of Directors, our executive officers provide suggestions on the administration of compensation for our directors to the Compensation and Executive Development Committee. For a description of the role our executive officers play in determining or recommending the amount or form of executive compensation, please see the section below entitled “EXECUTIVE COMPENSATION—Compensation Discussion and Analysis.”

Executive Compensation Processes

The Compensation and Executive Development Committee has implemented an annual performance review program for our executives under which annual performance goals are determined early in each calendar year for each of our executive officers. These goals may include both corporate goals and individual department specific goals that facilitate the achievement of corporate performance. Semi-annual bonuses are tied to the achievement of these performance goals. The payment of an incentive bonus to our President, Chief Executive Officer and our Chairman is determined by our Board of Directors on recommendation from the Compensation and Executive Development Committee, and the payment of an incentive bonus to our other executive officers is determined by the Compensation Committee on recommendation from the President, Chief Executive Officer, in each case following a review of the achievement of semi-annual performance goals.

For all executives, annual base salary increases and Management Incentive Plan bonuses (2nd half performance period), to the extent awarded, are implemented during the first calendar quarter of the year. In addition, during the third quarter of each year, the Compensation and Executive Development Committee and Board of Directors grant long-term equity and performance awards Management Incentive Plan bonuses (1st half performance period). Newly hired and promoted executives may be granted supplemental awards at a committee meeting following their hiring or promotion dates. The Compensation and Executive Development Committee has the authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive officer compensation. During 2012, the Compensation and Executive Development Committee retained an independent compensation consultant, Frederic W. Cook and Co., Inc., to assist the Committee with the Company’s executive and non-employee director compensation programs.

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Risk Considerations in Executive Compensation

Our Compensation and Executive Development Committee has discussed the concept of risk as it relates to our compensation programs, including our executive compensation program, and our Compensation and Executive Development Committee does not believe that our compensation programs encourage excessive or inappropriate risk taking. As described more fully in the section below entitled “EXECUTIVE COMPENSATION—Compensation Discussion and Analysis,” we structure our pay to consist of both fixed and variable compensation. The fixed (or salary) portion of compensation is designed to provide a steady income regardless of our stock price performance so that executives do not feel pressured to focus exclusively on stock price performance to the detriment of other important business metrics. The variable (cash bonus and equity) portions of compensation are designed to reward both intermediate and long-term corporate performance and generally are tied to the achievement of company-wide and individual department-specific goals. Goals are both financial and non-financial, and while largely formula-based, there is also an appropriate level of discretion in determining incentive payouts. We believe that applying company-wide metrics encourages decision-making by our executives that is in the best long-term interest of our company and stockholders. Further, we believe that these variable elements of compensation constitute a sufficient percentage of overall compensation to motivate our executives to produce superior short, intermediate and long-term corporate results, while the fixed element is also substantial enough that our executives are not encouraged to take unnecessary or excessive risks in doing so. Finally, there are additional risk mitigating policies in place such as insider trading prohibitions and independent Compensation Committee oversight.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation and Executive Development Committee is or has been an officer or employee of the Company during Fiscal 2012. During Fiscal 2012, no member of the Compensation and Executive Development Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. During Fiscal 2012, none of the Company’s executive officers served on the Compensation and Executive Development Committee or Board of Directors of another entity any of whose executive officers served on the Company’s Compensation and Executive Development Committee or Board of Directors.

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Nominating and Corporate Governance Committee

The current members of the Nominating and Corporate Governance Committee are Richard L. Federico (Chair), Marvin Igelman and David A. Pace.

Each of the members of the Nominating and Corporate Governance Committee is independent for purposes of the applicable NASDAQ rules. The Nominating and Corporate Governance Committee operates under a written charter approved by the Board of Directors, a copy of which can be obtained on our website by going to http://ir.jambajuice.com and following the “Corporate Governance” link. As more fully defined in the committee’s charter, the Nominating and Corporate Governance Committee considers qualified candidates for appointment and nomination for election to the Board of Directors and makes recommendations concerning such candidates, develops corporate governance principles for recommendation to the Board of Directors and oversees the regular evaluation of our directors and management.

Director Nominations – Criteria and Diversity

The Board of Directors has adopted a Director Qualifications and Nominations Policy, the purpose of which is to describe the process by which candidates for possible inclusion in the Company’s slate of director nominees are selected. The Director Qualifications and Nominations Policy is administered by the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee annually evaluates the current members of the Board of Directors whose terms are expiring and who are willing to continue in service against the criteria set forth below in determining whether to recommend these directors for election. The Nominating and Corporate Governance Committee regularly assesses the optimum size of the Board of Directors and its committees and the needs of the Board of Directors for various skills, background and business experience in determining if the Board of Directors requires additional candidates for nomination.

In fulfilling its responsibilities, the Nominating and Corporate Governance Committee considers, among other things, the following factors in reviewing possible candidates for nomination as director:

•	the appropriate size of the Company’s Board of Directors and its Committees;
•	the perceived needs of the Board of Directors for particular skills, background and business experience;
•	the skills, background, reputation, and business experience of nominees compared to the skills, background, reputation, and business experience already possessed by other members of the Board of Directors;
•	nominees’ independence from management;
•	applicable regulatory and listing requirements, including independence requirements and legal considerations, such as antitrust compliance;
•	the benefits of a constructive working relationship among directors; and
•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for any prospective nominee.

While the Nominating and Corporate Governance Committee does not have a formal policy on diversity with regard to consideration of director nominees, the Nominating and Corporate Governance Committee considers diversity in its selection of nominees and seeks to have a Board of Directors that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. Our Board of Directors recognizes its responsibility to ensure that nominees for our Board of Directors possess appropriate qualifications and reflect a reasonable diversity of personal and professional experience, skills, backgrounds and perspectives, including those backgrounds and perspectives with respect to age, gender, culture, race and national origin. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board of Directors to promote our strategic objectives and to fulfill its responsibilities to our stockholders.

Candidates for nomination as director come to the attention of the Nominating and Corporate Governance Committee from time to time through incumbent directors, management, stockholders or third parties. These candidates may be considered at meetings of the Nominating and Corporate Governance Committee at any point during the year. Such candidates are evaluated against the criteria set forth above. If the Nominating and Corporate Governance Committee believes at any time that it is desirable that the Board of Directors consider additional candidates for nomination, the Nominating and Corporate Governance Committee may poll directors and management for suggestions or conduct research to identify possible candidates and may engage, if the Nominating and Corporate Governance Committee believes it is appropriate, a third party search firm to assist in identifying qualified candidates.

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The Nominating and Corporate Governance Committee will evaluate any recommendation for director nominee proposed by a stockholder. In order to be so evaluated, any recommendation for director nominee submitted by a stockholder must be sent in writing to the Corporate Secretary, Jamba, Inc., 6475 Christie Avenue, Suite 150, Emeryville, CA 94608, 120 days prior to the anniversary of the date proxy statements were released to stockholders in connection with the prior year’s annual meeting of stockholders and must contain the following information:

•	the candidate’s name, age, contact information and present principal occupation or employment; and
•	a description of the candidate’s qualifications, skills, background, and business experience during, at a minimum, the last five years, including his/her principal occupation and employment and the name and principal business of any corporation or other organization in which the candidate was employed or served as a director.

All directors and director nominees must submit a completed form of directors’ and officers’ questionnaire as part of the nominating process. The evaluation process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee will evaluate incumbent directors, as well as candidates for director nominee submitted by directors, management and stockholders consistently using the criteria stated in its policy and will select the nominees that in the Nominating and Corporate Governance Committee’s judgment best suit the needs of the Board of Directors at that time.

Our Bylaws permit stockholders to nominate directors for consideration at annual meetings, provided the advance notice requirements set forth in our Bylaws have been properly met.

Communications with Directors

Stockholders may communicate with any and all members of our Board of Directors by transmitting correspondence by mail or facsimile addressed to one or more directors by name (or to the Chairman, for a communication addressed to the entire Board of Directors) at the following address and fax number:

Name of the Director(s)

c/o Corporate Secretary

Jamba, Inc.

6475 Christie Avenue, Suite 150

Emeryville, CA 94608

Fax: (510) 653-0643

Communications from our stockholders to one or more directors will be collected and organized by our Corporate Secretary under procedures approved by our independent directors. The Corporate Secretary will forward all communications to the Chairman of the Board of Directors, or to the identified director(s) as soon as practicable, although communications that are abusive, in bad taste or that present safety or security concerns may be handled differently. If multiple communications are received on a similar topic, the Corporate Secretary may, in his or her discretion, forward only representative correspondence.

The Chairman of the Board of Directors will determine whether any communication addressed to the entire Board of Directors should be properly addressed by the entire Board of Directors or a committee thereof. If a communication is sent to the Board of Directors or a Committee, the Chairman of the Board, or the Chairman of that committee, as the case may be, will determine whether a response to the communication is warranted. If a response to the communication is warranted, the content and method of the response will be coordinated with our Vice President of Legal Affairs.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to all of its employees, including the Chief Executive Officer, Chief Financial Officer and Controller. The Code of Business Conduct and Ethics can be obtained on the Company’s website by going to http://ir.jambajuice.com and following the “Corporate Governance” link. The Company intends to post on its website any amendments to or waivers of the Company’s Code of Business Conduct and Ethics. The information contained on the Company’s website is not part of this document.

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Corporate Governance Guidelines

Our Board has adopted Corporate Governance Principles and Practices to assist it in the exercise of its duties and responsibilities and to serve the best interests of our company and our stockholders. These principles which provide a framework for the conduct of our Board’s business provide, among other things, that:

·	The principal responsibility of the directors is to oversee the exercise of corporate powers and to ensure that the Company’s business and affairs are managed to meet its stated goals and objectives.
·	Certain criteria and qualifications be used for consideration of selection of Board nominees.
·	New directors participate in an orientation program.
·	All Board members have access to senior management.
·	No member of the Board shall stand for reelection after his/her 75th birthday without a waiver from a majority of the members of the Board.
·	At least annually, our Board and its committees will conduct a self-evaluation to determine whether they are functioning effectively.
·	Board members shall not serve on more than four other Boards of Directors of other publicly-traded companies; provided, however that if the Board member also serves as chairman of the board of a publicly-traded company, then he or she shall not serve on more than three other Boards of Directors, or if the Board member also serves as an executive officer of a company, then he or she shall not serve on more than two other Boards of Directors.

These principles can be obtained on our website by going to http://ir.jambajuice.com and following the “Corporate Governance” link. A printed copy of the guidelines may also be obtained by any stockholder upon request in writing to Jamba, Inc., c/o ICR, Inc., 825 Third Avenue, 31st Floor, New York, NY, 10022, by emailing investors@jambajuice.com, or by telephoning (203) 682-8200.

Stock Ownership Guidelines

Each member of our Board of Directors is required to acquire and maintain, individually or through their affiliates, a minimum of $100,000 of shares of the Company’s common stock (or preferred stock convertible into the Company’s common stock) during the term of his or her service on the Board, with the value measured by the greater of the aggregate purchase price paid for such shares or the current market price. New members of the Board shall have two years from the date on which their service begins in which to attain the required ownership level. Any director who falls short of the guideline will be deemed in compliance as long as such director retains all stock compensation until the required level of ownership is met.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Company’s Board of Directors is composed of three members and acts under a written charter adopted and approved by the Board of Directors in 2006. The members of the Audit Committee are independent as defined by its charter, the NASDAQ Global Market listing standards and the Securities Exchange Act.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended January 1, 2013 with management, which review included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed and discussed with KPMG LLP, the Company’s independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America, its judgment as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 114 (Communication with Audit Committees), as amended. The independent registered public accounting firm also provided the Audit Committee with the written disclosures required by applicable professional and regulatory standards relating to KPMG’s independence from the Company, including the Public Company Accounting Oversight Board pertaining to the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee also reviewed and pre-approved all fees paid to the independent registered public accountants and considered whether KPMG’s provision of non-audit services to the Company was compatible with the independence of the independent registered public accountants. The Audit Committee concluded that the independent registered public accountants are independent from the Company and its management.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors, and the Board approved, that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended January 1, 2013 for filing with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

Lesley H. Howe, Chairman

Michael A. Depatie

Fritzi G. Woods

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PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee of the Board of Directors requests that stockholders ratify the selection of KPMG LLP as its independent registered public accounting firm to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2013 (“Fiscal 2013”). KPMG LLP has acted in such capacity since its appointment in fiscal year 2008.

A representative of KPMG LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions. At the Annual Meeting, the stockholders are being asked to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for Fiscal 2013. If the selection of KPMG LLP as auditors for Fiscal 2013 is not approved by stockholders, the adverse vote will be considered by the Audit Committee in its decision to retain KPMG as auditors for 2013. Even if this selection is ratified, the Audit Committee, in its discretion, may direct the engagement of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

Fees for Professional Services

The following table sets forth the aggregate fees billed to the Company for the fiscal year ended January 1, 2013 (“Fiscal 2012”) and fiscal year ended January 3, 2012 (“Fiscal 2011”) by its independent registered public accounting firm, KPMG LLP:

	Fiscal 2012 (52 weeks)	Fiscal 2011 (53 weeks)
Audit Fees (1)	$731,300	$740,000
Audit-Related Fees (2)	22,000	22,000
Tax Fees	57,400	76,915
All Other Fees	—	—
Total Fees	$810,700	$838,915

(1)	Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by our independent registered public accountants in connection with statutory and regulatory filings or engagements.
(2)	Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.”

The Audit Committee has considered whether the provisions of services described in the table above are compatible with maintaining auditor independence. Unless a type of service has received general pre-approval, it will require separate pre-approval by the Audit Committee. The Audit Committee has delegated its pre-approval authority to its Chairman, provided the Chairman reports any pre-approval decisions to the full Audit Committee at its next regularly scheduled meeting. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval process. During Fiscal 2012 and Fiscal 2011, all fees paid to our independent auditors were pre-approved in accordance with this policy without exception.

Vote Required and Board of Directors Recommendation

Approval of this proposal requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on this proposal. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have the same effect as a negative vote. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will have authority to vote your shares on a discretionary basis in favor of the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis is intended to provide an explanation of our compensation program relating to Fiscal 2012, with particular focus on our Chief Executive Officer (“CEO”) and the other listed executives as presented in the “2012 Summary Compensation Table” that follows this discussion (herein referred to as the “Named Executive Officers”). For 2012, our Named Executive Officers were:

·	James D. White, Chief Executive Officer and President
·	Karen L. Luey, Executive Vice President, Chief Financial Officer, Chief Administrative Officer and Secretary
·	Bruce Schroder, Executive Vice President and Chief Operating Officer
·	Julie S. Washington, Senior Vice President and Chief Brand Officer

Executive Summary

2012 Performance

Fiscal 2012 was a year of significant progress for Jamba. Our financial results for Fiscal 2012 reflect the implementation of our strategy to improve our operating margins, increase our comparable store sales and control our expenses. Highlights of our performance in Fiscal 2012 include:

•	Net income for Fiscal 2012 was $0.3 million, compared to net loss of $(8.3) million for Fiscal 2011;
•	Company-owned comparable store sales increased by 5.1%; and
•	Our non-GAAP adjusted operating profit(1) increased $7.3 million from Fiscal 2011 to $52.4 million.

We also delivered on our strategic plan objectives by, among other things, expanding our beverage and food portfolio across all day parts, extending our consumer packaged goods (“CPG”) business model to include direct selling as well as utilizing a licensing structure and launching our flexible limited-menu growth concepts, JambaGO™ and Jamba Smoothie Station™, while accelerating the development of franchise-operated stores globally.

2012 Compensation Decisions

In Fiscal 2012, we implemented incentive compensation programs to reward employees, including our Named Executive Officers, for the attainment of business and financial measures that enhance stockholder value and achievements which support our BLEND Plan 2.0 (our “BLEND Plan”), which provides continuity of our previous BLEND Plans and a blueprint for focusing our resources on initiatives that are designed to build total brand value, with strategic priorities focused on brand building and innovation, lifestyle engagement, expansion of growth initiatives, developing new products, partners, channels and markets and driving enterprise efficiencies. The following lists key compensation matters for Fiscal 2012 with respect to our Named Executive Officers:

•	Base Salary. As part of our emphasis on competitive pay practices based upon our review of our peer group of companies as well as increased levels of responsibility for certain of our Named Executive Officers, we increased the base salary for Mr. White by 4.5% and Ms. Washington by 7.5%.
•	Cash Incentive Compensation. Consistent with our emphasis on rewarding achievement of financial and strategic goals, based upon our 2012 financial and operational performance described above, we awarded cash bonuses under our Management Incentive Plan ranging from 98% to 117% of our annual performance bonus targets (or 47% to 98% of base salary).
•	Equity Compensation. As part of our focus on competitive pay practices, retention and long-term goals, we changed our equity compensation program in 2012 to a mix between 50% performance-based restricted stock units (“performance-based RSUs”) and 50% time-vested restricted stock units (“time-vested RSUs”). In prior years, we granted a mix between stock options and time-vested RSUs. The new mix is intended to enhance our focus on performance-based compensation by adding the achievement of specific financial criteria to our long term incentive plan.
(1)	Non-GAAP adjusted operating profit is calculated as net income (loss) as determined in accordance with GAAP, excluding the items described below and as specifically identified in the non-GAAP reconciliation schedules set forth in Appendix A. Management uses this non-GAAP measure to further understand the Company's core business operating performance. The Company believes its core business operating performance represents the Company's on-going performance in the ordinary course of its core operations. Accordingly, the Company excludes from its core operating performance those items whose impact are not reflective of its core operations such as (a) interest income, (b) interest expense, (c) income taxes, (d) depreciation and amortization, (e) impairment of long-lived assets, (f) other operating, net, and (g) general and administrative expenses.

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Say-on-Pay

The Company is required to permit a separate non-binding stockholder vote to approve the compensation of its executives, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission. This proposal, commonly known as a “Say-On-Pay” proposal, permits shareholders to endorse or not endorse the Company’s executive compensation program. Because the stockholders’ vote is advisory, it will not be binding on the Company. However, when setting compensation and in determining compensation policies, our Compensation and Executive Development Committee takes into account the results of the vote.

The last stockholder advisory vote on executive compensation was in May 2011 when stockholders approved the compensation of our Named Executive Officers as disclosed in the proxy statement for the 2011 annual meeting and approved the Board’s recommendation to hold advisory votes on a tri-annual basis. Approximately 99% of votes cast were voted in favor of the Company’s executive compensation. As a result of the overwhelming support for the program, the Committee did not make any significant changes to the program. The Committee believes that the result of these votes is evidence that the Company’s compensation policies and decisions are in the best interests of its shareholders.

Compensation Process and Oversight

Compensation and Executive Development Committee

Our Compensation and Executive Development Committee has the responsibility for establishing, implementing and monitoring our compensation philosophy and programs. The committee determines compensation for our executives, including annual base salary compensation, non-equity incentive plan payments, equity awards and all other compensation and compensation procedures applicable to our Named Executive Officers. Our Compensation and Executive Development Committee is composed of members who are not, and never have been, employees of the Company.

Role of Senior Management and Consultant in Compensation Decisions

While the Compensation and Executive Development Committee does not delegate any of its functions to others in setting compensation, several members of senior management participate in the committee’s executive compensation process. For example, the Compensation and Executive Development Committee takes into consideration recommendations of our CEO, based on performance reviews he conducts with each of the executive officers, including the Named Executive Officers. Our CEO does not participate in discussions regarding his own compensation.

Historically, the Compensation and Executive Development Committee has retained compensation consultants to assist it in its review of Named Executive Officer compensation. The Compensation and Executive Development Committee has used the findings and recommendations of compensation consultants to help ensure that management’s compensation recommendations are in line with the Company’s priorities, properly incentivize actions that improve Company performance, and are reasonable when compared to the market for executive talent. In addition, the committee believes that the engagement of an independent consultant from time to time helps enhance the overall independence of the committee’s decision-making. As will be discussed below, in Fiscal 2012, the committee engaged Frederic W. Cook & Co., Inc. (“Frederic W. Cook”) as a consultant. Frederic W. Cook does not perform any other work on behalf of management or the Company. The Compensation and Executive Development has assessed the independence of Frederic W. Cook and concluded that no conflict of interest exists that would prevent Frederic W. Cook from independently representing the committee. The Compensation and Executive Development Committee intends to continue retaining the services of third party executive compensation specialists from time to time, as the committee deems necessary or helpful, in connection with the establishment and development of our compensation philosophy and programs.

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Competitive Compensation Data

To assist with the determination of the compensation made to our executive officers for Fiscal 2012, the Compensation and Executive Development Committee asked Frederic W. Cook to benchmark executive compensation and to provide a comparison of total and individual elements of executive compensation provided to our executive team, relative to compensation paid to persons holding similar positions at companies in our executive compensation peer group (as set forth in more detail below). Frederic W. Cook worked with our human resources department and management to access our data and review our compensation practices and philosophy and provided the Committee with benchmarking information including competitive data on pay levels and pay practices.

To support our objective of ensuring we are developing an executive compensation program that is sufficiently competitive to attract and retain key executives who can support and execute our BLEND Plan, the Compensation and Executive Development Committee evaluated executive compensation information from a specific group of comparable companies. This process allowed the Compensation and Executive Development Committee to set total compensation at levels for Fiscal 2012 that it believes are appropriate to retain and motivate our Named Executive Officers, and to develop a compensation program for Fiscal 2013 and beyond focused on completion of our financial and strategic revitalization with the purpose of positioning us to enter a phase of growth.

The Compensation and Executive Development Committee, with the assistance of Frederic W. Cook, identified our executive compensation peer group, selecting companies that are similar to us in industry, revenue, net income, number of employees and market capitalization. In determining our Fiscal 2012 peer group, the Compensation and Executive Development Committee selected companies in the quick service restaurant and fast casual dining spaces with revenue ranging from $102 million to $827 million, net income (loss) ranging from $(12) million to $34 million, employee counts ranging from approximately 1,953 to 21,000, and market capitalization ranging from $56 million to $1.3 billion. The companies that comprised our Fiscal 2012 executive compensation peer group were:

O’Charley’s	California Pizza Kitchen	Cosi

BJ’s Restaurants	Krispy Kreme	Peet’s Coffee & Tea

Biglari Holdings	Frisch’s Restaurants	AFC Enterprises

Luby’s	Sonic	Famous Dave’s

Caribou Coffee	Carrol’s Restaurant

J. Alexander’s	Einstein Noah

During its evaluation, the Compensation and Executive Development Committee considered the information provided by Frederic W. Cook. It also considered more specifically the recommendation of Frederic W. Cook with respect to all elements of compensation made to our Named Executive Officers to use the 50th - 75th percentile for executive officers at the peer group companies as a guide, also taking into account and adjusting for the fact that we are located in the San Francisco bay area which has a higher than average national cost of living. Our Named Executive Officers’ compensation was ultimately based in part on a variety of factors, including data provided by Frederic W. Cook, the Company’s financial performance to date, individual performance of the Named Executive Officers, and some discretion exercised by our CEO in making his recommendations to the Compensation and Executive Development Committee.

Compensation Philosophy

Objectives and Components of Our Executive Compensation Program

The primary objectives of our executive compensation program are as follows:

•	Deliver pay for performance;
•	Drive strong business results;
•	Support teamwork; and
•	Attract and retain strong talent.

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We believe that pursuing these objectives will help us attract and retain qualified executives who are results oriented, engaged and passionate about our brand and are able to help us execute our BLEND Plan. The ability to embrace our mission and culture are also important components in driving these objectives.

Our compensation programs provide a mix of fixed compensation and short-term and long-term incentive awards tied to the achievement of specific business objectives and corporate financial goals, as well as each executive’s individual performance and retention. We strive to continue to be competitive in a challenging economic environment, with the ultimate objective of improving stockholder value. In addition, we work to ensure that our compensation program is perceived as fundamentally fair to all stockholders.

Program Elements

The compensation program for our executive officers consists of the following elements:

•	Base Salary;
•	Non-Equity Incentive Compensation;
•	Equity Based Incentive Compensation; and
•	General Team Member Benefits.

The exact base pay, cash incentive bonus targets and equity grant amounts are set at a level designed to attract and retain the best people available that possess the skills necessary to help us achieve the objectives set forth under our BLEND Plan.

Base Salary

Base salary is the fixed portion of executive pay and is set to reward an individual’s current contributions to the Company and to compensate them for their expected day-to-day performance. The Compensation and Executive Development Committee determines base salary levels for executives on an annual basis. Increases in salaries are generally based on both individual performance and our merit increase budget for the year. Other factors that may influence setting of or changes in base salary levels include total company performance, the executive’s experience, responsibilities, management abilities and job performance, current market conditions and analysis of competitive salaries payable for similar positions at other comparable companies. Salary increases may also be awarded in connection with an individual’s promotion to a new role.

In 2012, after consideration of peer group compensation data for the industry and the relative contributions of the executive officers, the Compensation and Executive Development Committee increased the annual salaries of certain of the Company’s executive officers, including the Company’s Named Executive Officers listed below, effective as of January 2, 2013.

				Increase
Name	Position	Prior Salary ($)	Adjusted Salary ($)	($)	(%)
James D. White	Chief Executive Officer and President	575,000	600,000	25,000	4.3
Karen L. Luey	Executive Vice President, Chief Financial Officer, Chief Administrative Officer and Secretary	328,000	352,000	24,000	7.3
Bruce Schroder	Executive Vice President and Chief Operating Officer	300,000	324,000	24,000	8.0
Julie S. Washington	Senior Vice President and Chief Brand Officer	285,000	300,000	15,000	5.3

Non-Equity Incentive Compensation

We believe that non-equity incentive compensation in the form of a short-term cash incentive bonus is an important factor in motivating our management team as a whole, and individual executives, in particular, to perform at their highest level toward achievement of the objectives set forth in our BLEND Plan.

Fiscal Year 2012

Under our Management Incentive Plan, the Compensation and Executive Development Committee was provided the authority to establish performance periods, to set performance goals and to determine the relative weight to be given to each performance goal. The performance periods selected for 2012 were comprised of two performance periods, with the initial performance period consisting of the first and second fiscal quarters and the second performance period consisting of the third and fourth fiscal quarters. Payouts under our Management Incentive Plan are made after each of the two performance periods after determination of metrics achieved. The criteria determined by the committee for the first performance period of Fiscal 2012 consisted of financial metrics, including the achievement of an operating profit target, positive comparable store sales and the achievement of a general and administrative expense target and strategic metrics that were in alignment with our BLEND Plan.

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If each of the target metrics were achieved in a particular performance period for Fiscal 2012, participants would be eligible for a target award, based on the participant’s position, as follows:

Title	Target Award as a % of Base Salary During Performance Period
President and Chief Executive Officer	100%
President Stores/Chief Operating Officer	50%
Chief Financial Officer, Chief Administrative Officer & Secretary	50%
Senior Vice President	40%

 The components of each target metric are weighted differently based on each participant’s position with the Company, and the award is based on achievement of one or more of the performance goals to the extent of the weighting, as follows:

	Weighting
Position	Co. Financial Objectives	Dept. Strategic Objectives	Personal Objectives
President and Chief Executive Officer	75%	25%	0%
President Stores/Chief Operating Officer	70%	30%	0%
Chief Financial Officer, Chief Administrative Officer & Secretary	70%	30%	0%
Senior Vice President	60%	30%	10%

First Performance Period

The components approved by the Compensation and Executive Development Committee for the first performance period consisted of a financial component, a strategic component and, with respect to Named Executive officers at the Senior Vice President level, a personal component, as follows:

First Half 2012
Components	Description	2012 Performance Goals	2012 Actual Performance

Financial
	Achievement of specific adjusted operating profit goal	$25.9 million (80%) $28.7 million (100%) $31.7 million (125%)*	Achieved at amount exceeding 100% of target payout level
	Comparable store sales	Positive	Achieved
	G&A expense target (excluding litigation, expenses associated with pursuit of new strategic opportunities and other one-time expenses) *Must achieve G&A target for 125% target payout level	$16.7 million	Achieved

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Components	Description / 2012 Performance Goals	Results / Performance

Strategic
	Implement Strategic Product Enhancements	Achieved
	Finalize Strategic Plan updated Blend Plan (Communicate and Implement)	Achieved
	Organization and Structure Redesign to accelerate Growth Plan	Achieved
	Marketing/CPG Re-alignment, JambaGO, International	Achieved
	Continue to reset Store and Company Culture	Achieved
Personal
	Successfully integrate health and wellness to the brand and CPG alignment toward cobranding opportunity vs. pure licensing opportunity (Ms. Washington)	Achieved

In the first performance period, the maximum available bonus payout was 125% of target. Based on performance, financial and strategic components were met providing for the 100% payout threshold. As a result, the Compensation and Executive Development Committee approved 100% payout to be distributed to the participants of the Management Incentive Plan. From this amount, Mr. White was paid an amount based upon achievement of 100% of the bonus related to his strategic objectives and the other Named Executive Officers were paid amounts based upon achievements of 100% of their bonus related to the strategic objectives. See the 2012 Summary Compensation Table for payouts under our Management Incentive Plan to all Named Executive Officers.

Second Performance Period

The guidelines approved by the Compensation and Executive Development Committee for the second performance period consisted of a financial component, a strategic component and, with respect to Named Executive officers at the Senior Vice President level, a personal component, as follows:

Second Half 2012
Components	Description	2012 Performance Goals	2012 Actual Performance

Financial
	Achievement of specific adjusted operating profit goal	$22.3 million (80%) $24.8 million (100%) $27.0 million (125%)* $28.5 million (150%)*	Achieved at amount exceeding 80% of target payout level
	Comparable store sales	Positive	Achieved
	G&A expense target (excluding litigation, expenses associated with pursuit of new strategic opportunities and other one-time expenses) *Must achieve G&A target for 125% and 150% target payout levels	$16.7 million	Not Achieved

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Components	Description / 2012 Performance Goals	Results / Performance

Strategic
	Strengthen overall organizational structure based on strategic growth initiatives	Achieved
	Continue to Reset Store Ops Excellence; BOOST; MBA	Achieved
	JambaGO - Create infra-structure to support growth opportunity	Achieved
	CPG - Create manufacturing and distribution business model for Talbott Teas and Jamba Energy Drink	Exceeded
Personal
	Successfully integrate health and wellness to the Brand and CPG alignment toward cobranding opportunity vs. pure licensing opportunity (Ms. Washington)	Exceeded

In the second performance period, the maximum available bonus payout was 150% of target. Based on performance, financial and strategic components were met providing for the 80% payout threshold. See the 2012 Summary Compensation Table for payouts under our Management Incentive Plan to all Named Executive Officers.

The Compensation and Executive Development Committee approved an additional discretionary bonus of $0.4 million based on the significant financial performance of the Company for fiscal year 2012, since this was the first fiscal year of net income since becoming a public company, as well as generating a positive cash flow in excess of $11.5 million for the fiscal year.

All Named Executive Officers Objectives are described under Strategic Components.

Since the Company achieved both its financial component and its strategic component during the second performance period, the Compensation and Executive Committee approved an aggregate amount of $1.94 million to be distributed to the participants of the Management Incentive Plan. From this amount, the Named Executive Officers received bonus payments based upon achievement of the financial and strategic objectives and, if applicable, personal objectives.

For Fiscal 2012, the total bonus payments to Named Executive Officers in the aggregate ranged from 98% to 117% of their respective annual performance bonus targets. See the 2012 Summary Compensation Table for payouts under our Management Incentive Plan to all Named Executive Officers.

Equity Based Incentive Compensation

As a part of our focus on competitive pay practices, retention and long-term goals we changed our equity compensation program in 2012 to a mix between 50% performance-based RSUs, which are earned based on the achievement of specific financial criteria (described further below), and 50% time-vested RSUs. In prior years, we granted 50% stock options and 50% time-vested RSUs. The Committee believes that the new program more effectively balances financial performance, shareholder value creation, and retention.

Our 2012 equity awards are structured as follows:

Performance-based RSUs	•	50% of the performance-based RSU grants made on August 6, 2012, are earned based on a consolidated adjusted EBITDA goal during the second half of 2012.
		o	This portion of the award was based on performance in 2012 with a consolidated adjusted EBITDA goal for the second half of 2012 of $5.0 million which was achieved.
	•	The remaining 50% of the performance-based RSU grants are earned based on a consolidated adjusted EBITDA goal during the first half of 2013.
	•	2012 grants of performance-based RSUs were made on August 6, 2012, and if earned based on performance, will vest one-third on August 22, 2013, one-third on August 22, 2014, and one-third on August 22, 2015.
		o	Performance-based RSUs are settled in shares on each vesting date.

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Time-vested RSUs	•	The time-vested RSU grants made on August 6, 2012, vest in one-third annual increments over three years.
	•	2012 grants of time-vested RSUs were made on August 6, 2012, and will vest one-third on August 22, 2013, one-third on August 22, 2014, and one-third on August 22, 2015.
		o	Time-vested RSUs are settled in shares on each vesting date.

Prior to 2012, annual grants to the Named Executive Officers were made in November of each year.  The Compensation and Executive Development Committee decided to move the annual equity grants for executives to the third quarter of each fiscal year because it was more aligned with mid-year performance evaluations.

Interim or “off cycle” equity awards are made to newly hired team members as “initial grants”, promotional grants for those taking on significant additional responsibilities or other team members when circumstances warrant it and are made effective on a fixed quarterly schedule as described above. These grants are typically in the form of stock options. In March 2012, Ms. Washington was granted an additional equity award in recognition of her additional responsibilities and resulting promotion effective in January 2012. Ms. Washington’s January 2012 promotion and March 2012 stock option grant were based on the committee’s determination that her respective responsibilities had increased considerably and were intended to make her overall compensation more competitive as compared to our peer group. The stock options granted to the Ms. Washington in Fiscal 2012 vest over a four-year period and have a ten-year term.

All grants specified above are made under our 2006 Employee, Director, and Consultant Stock Plan (the “2006 Stock Plan”), which authorizes grants to all employees, including the Name Executive Officers, consultants, and non-employee directors.  Pursuant to the terms of the 2006 Stock Plan, all equity grants under the plan are generally made effective three trading days after each of our quarterly public earnings releases. This applies to all of our employees, including our executive officers. The exercise price of stock options is the closing or last quoted price on the date of actual stock option grant, which we believe reflects fair market value after all public disclosures. If the Board of Directors or the Compensation and Executive Development Committee determine that special circumstances exist, including the existence of material information not yet publicly-disclosed, a different grant date for a particular stock option grant, stock award or restricted stock unit grant may be selected.

The Compensation and Executive Development Committee individually approves all equity awards to our officers at or above the vice president level. The Equity Award Committee, comprised of members of our management team, has been delegated the authority by the Board of Directors to approve equity grants below the vice president level. The Board of Directors or the Compensation and Executive Development Committee has the right to suspend the ability of the Equity Award Committee to award equity grants for any reason at any time. Executive officers are not treated differently from other team members receiving equity grants.

The Compensation and Executive Development Committee generally considers a range of factors in setting the size of equity grants to Named Executive Officers, including assessments of individual performance, the Compensation and Executive Development Committee’s determination that awards of time-vested RSUs, performance-based RSUs and stock options are effective means of retaining valuable executives, the fair market value of the Company’s common stock at the times awards are made, the potential contribution that each Named Executive Officer could be expected to make in the future, the Named Executive Officer’s targeted total direct compensation, previous grants to such Named Executive Officer, and the size of awards and total compensation provided to others holding similar positions at companies included in our executive compensation peer group.

Other General Team Member Benefits

Our executive officers are eligible to participate in all of our employee benefit plans, such as our medical, dental, vision, group life, disability, accidental death and dismemberment insurance and our 401(k) plan, in each case on the same terms as other employees, except that the executive officers did not participate in the employer match under our 401(k) plan in Fiscal 2012. Except in limited circumstances, it is our practice not to provide any special perquisites or benefits to executive officers unless it is necessary to retain their employment. We do not provide tax gross-ups of any perquisites.

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 Severance and Change in Control Arrangements

As more fully described below in the section entitled “Potential Payments upon Termination or Change in Control,” we entered into employment agreements with certain of our Named Executive Officers providing for severance payments upon their termination of employment without “cause” or upon a “constructive termination.” The decision to grant these benefits was based on offering what we believed was needed to attract, retain and motivate Mr. White and the other Named Executive Officers, given the challenging circumstances and uncertain times we were facing. The Compensation and Executive Development Committee believes these employment agreements and the severance payments upon their termination of employment without “cause” or upon a “constructive termination” will protect employee and stockholder value by promoting stability and continuity of our executive team, which is desirous given our the need for the Company to revitalize itself for future growth and long-term stockholder value.

Restrictions on Transactions in our Securities

Under our Insider Trading Policy, our officers, directors and employees are not permitted to purchase or sell our securities short or buy or sell puts, calls or other derivative instruments relating to our Common Stock.

Analysis of Risk Relating to Our Compensation Programs

At the direction of our Compensation and Executive Development Committee, our benefits committee, comprised of management of the Company, reviewed the Company’s compensation plans and policies, and considered any potential material risks they may create in discussions guided by Frederic W. Cook, our compensation consultant. The benefits committee reported to the Compensation and Executive Development Committee its determination that the Company’s executive compensation program does not encourage excessive risk or unnecessary risk taking, because our programs have been balanced to focus our executives on the short- and long-term financial and operational performance of the Company.

Tax Considerations

Our Compensation and Executive Development Committee considers the impact of Section 162(m) of the Internal Revenue Code of 1986, as amended, in determining the mix of elements of executive compensation. This section limits the deductibility of non-performance based compensation paid to each of our executive officers to $1 million annually. The stock options granted to our executive officers under the 2006 Stock Plan are intended to be treated under current federal tax law as performance-based compensation exempt from the limitation on deductibility. Salaries and bonuses payable under our non-equity incentive plan do not qualify as performance-based compensation for purposes of Section 162(m). The Compensation and Executive Development Committee intends to consider the impact of Section 162(m) on the deductibility of future executive compensation but reserves the right to provide for compensation to executive officers that may not be fully deductible.

Compensation and Executive Development Committee Report

We, the Compensation and Executive Development Committee of the Board of Directors of the Company, have reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on such review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2013.

Submitted by the Company’s Compensation and Executive Development Committee of the Board of Directors:

Brian Swette, Chairman

Richard L. Federico

Andrew R. Heyer

David A. Pace

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 Summary Compensation Table

The following table sets forth information concerning the compensation earned by our President and Chief Executive Officer, our Chief Financial Officer and our two other most highly-compensated persons serving as executive officers at January 1, 2013 (our “Named Executive Officers”):

2012 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(1)	Bonus Earned for Fiscal Year ($)(2)	Bonus Paid in Stock for Fiscal Year ($)(3)	Stock Awards ($)(4)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
James D. White	2012	566,346	28,750	—	508,000	—	531,875	682	1,635,653
President and Chief Executive Officer	2011	550,000	—	—	—	93,870	386,438	315	1,030,623
	2010	550,000	88,000	132,000	—	101,355	—	293	871,648

Karen L. Luey	2012	328,000	23,780	—	203,200	—	148,502	480	703,962
Executive Vice President, Chief	2011	319,000	—	—	—	66,768	131,938	287	517,993
Financial & Administration Officer	2010	296,538	27,900	41,850	—	109,764	—	266	476,318

Bruce Schroder	2012	300,000	15,500	—	177,800	—	139,500	457	633,257
Executive Vice President, Chief	2011	287,500	—	—	—	66,768	124,425	259	478,952
Operating Officer (7)

Julie S. Washington	2012	283,846	26,140	—	76,200	53,750	107,160	444	547,540
Sr. Vice President, Chief Brand	2011	257,500	—	—	—	41,363	80,550	232	379,645
Officer (8)

(1)	Reflects salaries paid for the respective fiscal year.
(2)	Reflects discretionary bonuses paid in cash for the respective fiscal year.
(3)	Reflects discretionary bonuses paid in stock for the respective fiscal year. Values are calculated based on the closing price of our common stock on the date of grant.
(4)	Represents the aggregate fair market value of stock options and restricted stock units calculated in accordance with the fair value method. The grant date fair value of options granted was estimated at the date of grant using a Black-Scholes option-pricing model. Option valuation models, including Black-Scholes, require the input of highly subjective assumptions, and changes in the assumptions used can materially affect the grant date fair value of an award. These assumptions include the risk-free rate of interest, expected dividend yield, expected volatility, and the expected life of the award. The risk-free rate of interest is based on the zero coupon U.S. Treasury rates appropriate for the expected term of the award. We apply the guidance provided by the SEC Staff Accounting Bulletin No. 110 to determine expected life. Expected dividends are zero based on our history of not paying cash dividends on the Company’s common stock. Expected volatility is based on a 75/25 blend for Fiscal Years 2012 and 2011 and a 50/50 blend for Fiscal Year 2010, respectively, of historic daily stock price observations of the Company’s common stock since its inception and historic daily stock price observations of the Company’s peers during the period immediately preceding the share-based award grant that is equal in length to the award’s expected term. There is currently no market-based mechanism or other practical application to verify the reliability and accuracy of the estimates stemming from these valuation models or assumptions. The fair value of restricted stock units is based on the Company’s closing stock price on the date of grant. See the grant date fair value table below for the assumptions used to calculate the grant date fair value of option grants reported for fiscal years 2012, 2011 and 2010 on a grant by grant basis.
(5)	Reflects annual incentive bonus awards earned for the respective fiscal year.
(6)	See the “All Other Compensation” table below for additional information.
(7)	Mr. Schroder became a Named Executive Officer in 2011, but was not a Named Executive Officer in previous years.
(8)	Ms. Washington became a Named Executive Officer in 2011, but was not a Named Executive Officer in previous years.

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Grant Date Fair Value Table

 The following table describes the assumptions used to calculate the grant date fair value of option grants reported for fiscal years 2012, 2011 and 2010 on a grant by grant basis.

Name	Grant date	Options granted	RSUs granted	Exercise Price ($)	Closing price on grant date ($)	Volatility (%)	Expected Life (Years)	Risk Free Interest Rate (%)	Dividend Yield (%)	Grant Date Fair Value per Share ($)
James D. White	8/6/2012	—	100,000	—	2.54	—	—	—	—	2.54
	8/6/2012	—	100,000	—	2.54	—	—	—	—	2.54
	11/14/2011	100,000	—	1.61	1.61	0.6326	6.25	0.91	—	0.94
	11/12/2010	75,000	—	2.22	2.22	0.6616	6.25	1.35	—	1.35

Karen L. Luey	8/6/2012	—	40,000	—	2.54	—	—	—	—	2.54
	8/6/2012	—	40,000	—	2.54	—	—	—	—	2.54
	11/14/2011	43,000	—	1.61	1.61	0.6326	6.25	0.91	—	0.94
	5/26/2011	20,000	—	2.21	2.21	0.6381	6.25	1.72	—	1.32
	11/12/2010	40,000	—	2.22	2.22	0.6616	6.25	1.35	—	1.35
	6/1/2010	40,000	—	2.27	2.27	0.6551	6.25	2.09	—	1.39

Bruce Schroder	8/6/2012	—	35,000	—	2.54	—	—	—	—	2.54
	8/6/2012	—	35,000	—	2.54	—	—	—	—	2.54
	11/14/2011	43,000	—	1.61	1.61	0.6326	6.25	0.91	—	0.94
	5/26/2011	20,000	—	2.21	2.21	0.6381	6.25	1.72	—	1.32

Julie S. Washington	8/6/2012	—	15,000	—	2.54	—	—	—	—	2.54
	8/6/2012	—	15,000	—	2.54	—	—	—	—	2.54
	3/12/2012	25,000	—	2.15	2.15	0.6926	6.25	0.92	—	1.34
	11/14/2011	30,000	—	1.61	1.61	0.6326	6.25	0.91	—	0.94
	5/26/2011	10,000	—	2.21	2.21	0.6381	6.25	1.72	—	1.32

All Other Compensation Table

The following table describes each component of the “All Other Compensation” column in the Summary Compensation Table.

Name	Life Insurance Premiums ($)(1)	Relocation Expenses ($)	Tax Payments ($)	Company Contribution to 401(k) Plan ($)(2)	Total ($)
James D. White	682	—	—	—	682
Karen L. Luey	480	—	—	—	480
Bruce Schroder	457	—	—	—	457
Julie S. Washington	444	—	—	—	444

(1)	Reflects premiums paid on group term life insurance benefits and long term disability benefits.
(2)	No Company contribution to the 401(k) Plan were made to the Named Executive Officers in Fiscal 2012.
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Grants of Plan-Based Awards at 2012 Fiscal Year End

The following table sets forth certain information with respect to stock and option awards and other plan-based awards granted during the fiscal year ended January 1, 2013 to our Named Executive Officers:

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2012

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			All other stock awards: # of shares of stock or	All other option awards: # of securities underlying	Exercise or base price of option	Grant date fair value of stock and option
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	units(3) (#)	options (#)	awards ($)	awards (5)($)
James D. White	3/7/2012		—	575,000	790,625	—	—	—	—
	8/6/2012		—	—	—	200,000	—	—	508,000
Karen L. Luey	3/7/2012		—	164,000	451,000	—	—	—	—
	8/6/2012		—	—	—	80,000	—	—	203,200
Bruce Schroder	3/7/2012		—	150,000	412,500	—	—	—	—
	8/6/2012		—	—	—	70,000	—	—	177,800
Julie S. Washington	3/7/2012		—	114,000	391,875	—	—	—	—
	3/12/2012	(1)	—	—	—	—	25,000(4)	2.15	33,560
	8/6/2012		—	—	—	30,000	—	—	76,200

(1)	The Compensation and Executive Development Committee approved a promotion equity award for Julie S. Washington on March 12, 2012. The stock option grant is subject to a four-year vesting schedule. Pursuant to the 2006 Stock Plan, grants are generally made effective three trading days after each of our quarterly public earnings releases. The exercise price is the closing or last price on the date of actual stock option grant, which we believe reflects fair market value after all public disclosures. If the Board of Directors or the committee determines that special circumstances exist, including the existence of material information not yet publicly-disclosed, a different grant date for a particular stock option grant may be selected.
(2)	The Compensation and Executive Development Committee approved a performance bonus program on March 7, 2012 called the Management Incentive Plan that included the Named Executive Officers, as described above under the section entitled “Compensation Discussion and Analysis.” These columns show the threshold, target and maximum potential payout under the Management Incentive Plan for each of the Named Executive Officers. The target payouts and maximum payouts listed represent the target and maximum amounts payable based on the Fiscal 2012 target metrics described above in the Section entitled “Compensation Discussion and Analysis,” taking into account the base salaries paid to each of the Named Executive Officers as of January 1, 2013, the last day of Fiscal 2012. Actual payouts under the Management Incentive Plan are reflected in the “Non-Equity Incentive Plan Compensation” column of the table labeled “2012 Summary Compensation Table.” Mr. White’s target is determined in accordance with his employment agreement, and the targets for the other Named Executive Officers are determined by the Compensation and Executive Development Committee.
(3)	Represent grants of restricted stock unit awards made to participants in the Company’s 2012 Management Incentive Plan. Half of the grants are time-based grants and will vest in three equal installments on August 22, 2013, August 22, 2014 and August 22, 2015. The other half of the grants are performance-based grants and will vest in three equal installments on August 22, 2013, August 22, 2014 and August 22, 2015 if the Company achieves predetermined adjusted EBITDA targets for the second half of fiscal 2012 and the first half of fiscal 2013, respectively.
(4)	The grants of the options to Ms. Washington on March 12, 2012 were made based on the Compensation and Executive Development Committee’s determination that her responsibilities had increased considerably. The vesting of stock option grants is described in the section entitled “Compensation Discussion and Analysis—Equity Based Incentive Compensation.”
(5)	This amount reflects the grant date fair value of the awards granted in Fiscal 2012. The calculation of grant date fair value is explained in Footnote 4 to the 2012 Summary Compensation Table, above.
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Outstanding Equity Awards at 2012 Fiscal Year-End

The following table sets forth certain information with respect to the number and value of all unexercised options or unvested portions of restricted stock units previously awarded to our Named Executive Officers as of January 1, 2013:

OUTSTANDING EQUITY AWARDS AT JANUARY 1, 2013

	Option Awards (1)						Stock Awards (1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
James D. White	1,500,000	(3)	—		0.60	12/2/2018	—	—
	37,500		37,500	(4)	2.22	11/12/2020	—	—
	25,000		75,000	(5)	1.61	11/14/2021	—	—
							100,000(6)	224,000
							100,000(7)	224,000

Karen L. Luey	30,000	(8)	—		9.51	6/14/2017	—	—
	12,000	(9)	—		4.48	12/7/2017	—	—
	137,440	(10)	—		1.31	9/3/2018	—	—
	22,000	(11)	—		1.31	9/3/2018	—	—
	40,000	(12)	—		1.79	11/16/2019	—	—
	20,000		20,000	(13)	2.27	6/1/2020	—	—
	20,000		20,000	(4)	2.22	11/12/2020	—	—
	5,000		15,000	(14)	2.21	5/26/2021	—	—
	10,750		32,250	(5)	1.61	11/14/2021	—	—
							40,000(6)	89,600
							40,000(7)	89,600

Bruce Schroder	37,500		37,500	(13)	2.27	6/1/2020	—	—
	20,000		20,000	(4)	2.22	11/12/2020	—	—
	5,000		15,000	(14)	2.21	5/26/2021	—	—
	10,750		32,250	(5)	1.61	11/14/2021	—	—
							35,000(6)	78,400
							35,000(7)	78,400

Julie S. Washington	20,000		20,000	(13)	2.27	6/1/2020	—	—
	17,500		17,500	(4)	2.22	11/12/2020	—	—
	2,500		7,500	(14)	2.21	5/26/2021	—	—
	7,500		22,500	(5)	1.61	11/14/2021	—	—
	—		25,000	(15)	2.15	3/12/2022	—	—
							15,000(6)	33,600
							15,000(7)	33,600

(1)	Reflects options and restricted stock units granted under the 2006 Stock Plan, options or stock awards assumed by the Company pursuant to and in accordance with our merger with Jamba Juice Company, under the Jamba Juice Company 1994 Stock Incentive Plan (the “1994 Plan”) and the 2001 Equity Incentive Plan (the “2001 Plan”).
(2)	Market values have been estimated using a price per share of $2.24, which was the closing price of our common stock on the last trading day of fiscal 2012.
(3)	Vesting on Mr. White’s option to purchase common stock commenced on December 1, 2008 and vested and became exercisable in equal installments December 1, 2009, December 1, 2010, December 1, 2011 and December 1, 2012.
(4)	Vesting on these options to purchase Common Stock commenced on November 12, 2010 and, assuming each individual continues providing services to the Company, will vest and become exercisable in equal installments November 12, 2011, November 12, 2012, November 12, 2013 and November 12, 2014.
(5)	Vesting on these options to purchase Common Stock commenced on November 3, 2011, and, assuming each individual continues providing services to the Company, will vest and become exercisable in equal installments on November 3, 2012, November 3, 2013, November 3, 2014 and November 3, 2015.
(6)	Vesting on these restricted stock unit awards commenced on August 22, 2012 and, assuming each individual continues providing services to the Company, will vest and become exercisable in equal installments on August 22, 2013, August 22, 2014, and August 22, 2015.
(7)	Vesting on these performance-based restricted stock unit awards commenced on August 22, 2012 and, assuming that the Company achieves predetermined adjusted EBITDA targets for the second half of fiscal 2012 and for the first half of fiscal 2013, will vest and become exercisable in equal installments on August 22, 2013 and August 22, 2014.
(8)	Vesting on Ms. Luey’s option to purchase common stock commenced on April 23, 2007 and vested and became exercisable in equal installments on April 23, 2008, April 23, 2009, April 23, 2010 and April 23, 2011.
(9)	Reflects options granted under the 2006 Stock Plan on December 7, 2007. Vesting on all options to purchase common stock commenced on December 7, 2007 and vested in four equal installments on each of December 7, 2008, December 7, 2009, December 7, 2010 and December 7, 2011.
(10)	Vesting on Ms. Luey’s options to purchase Common Stock commenced on September 3, 2008 and vested in four equal installments on each of September 3, 2009, September 3, 2010, September 3, 2011 and September 3, 2012.
(11)	Vesting on Ms. Luey’s options to purchase Common Stock commenced on September 3, 2008 and vested and become exercisable in equal installments on September 3, 2009, and September 3, 2010.
(12)	Vesting on these options to purchase Common Stock commenced on November 16, 2009 and vested in three equal installments on each of November 16, 2010, November 16, 2011, and November 16, 2012.
(13)	Vesting on these options to purchase Common Stock commenced on June 1, 2010 and, assuming each individual continues providing services to the Company, will vest and become exercisable in equal installments on June 1, 2011, June 1, 2012, June 1, 2013 and June 1, 2014.
(14)	Vesting on these options to purchase Common Stock commenced on May 26, 2011, and, assuming each individual continues providing services to the Company, will vest and become exercisable in equal installments on May 26, 2012, May 26, 2013, May 26, 2014 and May 26, 2015.
(15)	Vesting on Ms. Washington’s option to purchase Common Stock commenced on January 11, 2012, and, assuming Ms. Washington continues providing services to the Company, will vest and become exercisable in equal installments on January 11, 2013, January 11, 2014, January 11, 2014.

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Option Exercises and Stock Vested During Last Fiscal Year

OPTION EXERCISES AND STOCK VESTED DURING THE FISCAL YEAR ENDED JANUARY 1, 2013

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

James D. White	—	—	—	—
Karen L. Luey	—	—	5,000	9,250
Bruce Schroder	—	—	—	—
Julie S. Washington	—	—	—	—

(1)	Based on the difference between the market price of our common stock on the date of exercise and the exercise price of the relevant option multiplied by the number of shares for which the option was exercised. No options to purchase our Common Stock were exercised by our Named Executive Officers in Fiscal 2012.
(2)	Based on the market value of the underlying shares on vesting date multiplied by the number of shares vested.

The Company does not provide any deferred compensation arrangements or pension plans. As such, the Pension Benefits Table and Nonqualified Deferred Compensation Table have been eliminated from this proxy statement.

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Potential Payments upon Termination or Change in Control

Other than with Mr. White, whose employment agreement is described below, Jamba, through its wholly owned subsidiary, Jamba Juice Company, enters into substantially identical employment agreements with each of its executive officers. Pursuant to the terms of the respective agreements, if one of our executives is terminated without cause or resigns for good reason, such executive will be entitled to (i) that executive’s base salary then in effect, prorated to the date of termination, and any accrued benefits through the date of termination; (ii) a severance payment in an amount equal to twelve (12) months of the executive’s then-current base salary, less applicable withholding, payable on our ordinary payroll schedule and subject to compliance with Section 409A; and (iii) payment of premiums for COBRA coverage for the applicable severance period. In the event that Ms. Luey or Mr. Schroder are terminated without cause or resigns for good reason within twelve (12) months following the effective date of a change of control of the Company, in addition to all the severance payments and benefits described above, Ms. Luey and Mr. Schroder would each be entitled to receive accelerated vesting in any previously granted restricted stock or stock options which were unvested at the time of termination, subject to the following schedule: (a) previously granted restricted stock or stock options that are up to one year vested: 50% of unvested shares subject to the grant shall vest; (b) previously granted restricted stock or stock options that are between one to two years vested: 75% of unvested shares subject to the grant shall vest; and (c) previously granted restricted stock or stock options that are two or more years vested: 100% of unvested shares subject to the grant shall vest.

Each executive’s respective employment agreement supersedes all prior or simultaneous representations, discussions, negotiations, and agreements, whether written or oral between such executives and the Company or any of its subsidiaries. These agreements also provide that each executive would receive an initial base annual salary set forth in their respective agreement, subject to adjustment for merit increases or promotions and each executive would be entitled to receive stock options and bonus payments, each as approved by the Compensation Committee.

In connection with Mr. White’s appointment as President and Chief Executive Officer, the Company, through its wholly-owned subsidiary, Jamba Juice Company, entered into a three year employment agreement with Mr. White dated November 17, 2008, which automatically renewed for a subsequent two-year term through December 1, 2013 upon completion of the initial three year term. In the event Mr. White is terminated without cause or resigns for good reason independent of a change of control (as such term is defined in Mr. White’s employment agreement), he will be entitled to a severance payment equal to: (A) one year of his base salary then in effect on the date of termination; (B) the average annual cash bonus paid to him for the most recent three years of employment and (C) payment of premiums for COBRA coverage for a twelve-month period. In the event Mr. White is terminated without cause or resigns for good reason within 12 months of a change in control, he will be entitled to a severance payment equal to: (A) eighteen months of his base salary then in effect on the date of termination; (B) a payment equal to one and one-half times the annual target bonus based on the most recent target bonus paid to him; and (C) payment of premiums for COBRA coverage for the eighteen-month period. In addition, Mr. White will be entitled to one year of accelerated vesting in any unvested stock options in the event of a termination without cause or resignation for good reason. In addition, Mr. White’s agreement provides that he was originally entitled to an annual base salary of $550,000, a one-time signing bonus of $100,000, less applicable withholding, which was paid in a lump sum payment in Fiscal 2008, an annual performance bonus of up to 100% of his base salary then in effect based on targets established by the Board or an appropriate committee thereof and a retention bonus equal to the lesser of $500,000, less applicable withholdings, or such amount as would result in a net of tax amount equal to $300,000 to be paid in a lump sum payment as of the Company’s first regular payroll date following commencement of Mr. White’s employment. One third of the retention bonus vests ratably on each anniversary of the effective date of Mr. White’s employment agreement. Pursuant to the terms of the agreement Mr. White also received a grant of an option to purchase 1,500,000 shares of Common Stock outside of our 2006 Employee, Director and Consultant Stock Plan, which vested 25% per year on each anniversary of the effective date of Mr. White’s employment agreement. Mr. White’s base salary increased by 4.5% in Fiscal 2012 as described above in the section entitled EXECUTIVE COMPENSATION—Compensation Discussion and Analysis.

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The exact definitions of “cause,” “constructive termination” and “change of control” are defined in each respective and applicable agreement.

The following table presents our estimate of the dollar value of the payments and benefits payable to our Named Executive Officers upon the occurrence of a termination without cause or resignation for good reason under the circumstances noted above, assuming that such event occurred on January 1, 2013, the last day of Fiscal 2012. The actual amounts that would be paid to any Named Executive Officer can only be determined at the time of an actual termination of employment and would vary from those listed below.

	Cash Severance (1)		Equity Acceleration (2)	COBRA Premium (3)
Current officers:
James D. White	$964,021	(4)	—	$15,273
Karen L. Luey	$328,000		—	$15,273
Bruce Schroder	$300,000		—	$15,273
Julie S. Washington	$285,000		—	$15,273

(1)	Reflects 12 months continued salary for each officer.
(2)	No officer is entitled to acceleration of vesting not in connection with a change in control.
(3)	Assumes maximum payment of COBRA premiums for the entire severance period covered by the applicable agreement.
(4)	Includes a payment equal to the average annual cash bonus paid to Mr. White for the most recent three years of employment.

The following table presents our estimate of the dollar value of the payments and benefits payable to our named executive officers in connection with a change of control under the circumstances noted above, assuming that such event occurred on January 1, 2013, the last day of Fiscal 2012. The actual amounts that would be paid to any Named Executive Officer can only be determined at the time of an actual termination of employment and would vary from those listed below.

	Cash Severance (1)		Equity Acceleration (2)	COBRA Premium (3)
Current officers:
James D. White	$1,725,000	(4)	$66,000	$22,910
Karen L. Luey	$328,000		$28,368	$15,273
Bruce Schroder	$300,000		$27,468	$15,273
Julie S. Washington	$285,000		—	$15,273

(1)	Reflects 18 months continued salary for Mr. White and 12 months continued salary for other current officers.
(2)	Calculated based on the assumption that triggering event takes place on January 1, 2013, the last trading day of Fiscal 2012. Reflects the value of accelerated vesting of outstanding equity awards based on the fair market value of $2.24 per share as of the last trading day of Fiscal 2012. Acceleration of outstanding equity awards with an exercise price above $2.24 per share is not reflected.
(3)	Assumes maximum payment of COBRA premiums for the entire severance period covered by the applicable agreement.
(4)	Includes a payment equal to one and one-half times the most recent annual target bonus paid to Mr. White.

Change in Control Arrangements in our Equity Compensation Plans

Pursuant to the terms of the 2006 Stock Plan, holders of stock rights granted thereunder may be entitled to accelerated vesting upon the occurrence of a “Corporate Transaction,” which is defined as a merger or a sale of all or substantially all of the Company’s assets.

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Should a Corporate Transaction occur, the Board of Directors, or the board of directors of any entity assuming the obligations of the Company thereunder, may generally:

•	make appropriate provision for the continuation of such stock rights by substituting, on an equitable basis, either the consideration payable with respect to the number of outstanding shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity;
•	upon written notice to the holders, provide that all stock rights must be exercised (either (a) to the extent then exercisable or (b) at the discretion of the Board of Directors, all options or stock rights being made fully exercisable for purposes of the 2006 Stock Plan), within a specified number of days of the date of such notice, at the end of which period the options or stock rights shall be terminated; or
•	terminate all options or stock rights in exchange for a cash payment equal to the excess of the fair market value, less the relevant exercise price, if any, of the shares subject to such stock rights (either (a) to the extent then exercisable or (b) at the discretion of the Board of Directors, all options or stock rights being made fully exercisable for purposes of the 2006 Stock Plan).

In addition, options or stock awards granted under the 1994 Plan and the 2001 Plan which were assumed by the Company pursuant to and in accordance with its merger with Jamba Juice Company may also be entitled to accelerated vesting in certain circumstances.

Pursuant to the 1994 Plan, the Board of Directors has the full authority, but not the obligation, to specify any rules, procedures, adjustments or matters with respect to the 1994 Plan or any options issued under the 1994 Plan in connection with any reorganization, merger, reverse merger, recapitalization, reclassification, stock split, reverse split, combination of shares, sale of all or substantially all of the assets of the Company, sale of the Company or other corporate event or transaction, including, without limitation, modifying any applicable vesting provisions, adjusting the amount of outstanding options, and/or terminating the 1994 Plan.

Pursuant to the 2001 Plan, the Board of Directors, in the event of a “Change in Control,” shall have the right, but not the obligation, to accelerate the vesting or termination of restriction, limitation or repurchase rights applicable to such stock awards. As defined in the 2001 Plan, “Change in Control” means:

•	a sale of substantially all of the assets of the Company;
•	a merger or consolidation in which the Company is not the surviving corporation;
•	a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property; or
•	the acquisition by any person, entity or group of securities of the Company representing at least 50% of the combined voting power entitled to vote in the election of Directors.
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COMPENSATION OF MEMBERS OF OUR BOARD OF DIRECTORS

The following table sets forth information concerning the compensation earned or paid during Fiscal 2012 by each individual who served as a director at any time during Fiscal 2012, except for Mr. White(1), who does not receive compensation for serving as a director under the Company’s compensation policy for non-employee directors since he is an employee of the Company:

2012 DIRECTOR COMPENSATION

Name	Board Fees Earned or Paid in Cash ($)(2)	Board Fees Earned or Paid in Stock ($)		Other Fees Earned or Paid in Cash ($)	Option and RSU Awards ($)(3)	Total ($)
Beth Bronner (4)	—	—		—	—	—
Michael Depatie	60,000	—		—	29,300	89,300
Richard L. Federico	70,000	—		—	29,300	99,300
Andrew R. Heyer (5)	19,615	—		—	17,439	37,054
Lesley H. Howe	100,000	—		—	29,300	129,300
Marvin Igelman	60,000	—		—	29,300	89,300
David A. Pace (6)	23,077	—		—	19,537	42,614
Brian Swette	40,000	45,000	(7)(8)	—	29,300	114,300
Fritzi Woods	30,000	30,000	(7)	—	29,300	89,300

(1)	See the 2012 Summary Compensation Table above for disclosure related to Mr. White who is our current President and Chief Executive Officer. Mr. White is our only employee director and does not receive any additional compensation for his services as a member of our Board of Directors.
(2)	Fees earned are based on membership on the Board and participation in Board or committee chairmanship positions.
(3)	Represents the aggregate fair market value of stock options and restricted stock units calculated in accordance with the fair value method. For more information on this calculation see Footnote 4 to the 2012 Summary Compensation Table above.
(4)	Fees payable for Board services provided by Ms. Bronner pursuant to the terms of our Non-Employee Director Compensation Policy were paid to Mistral Capital Management, LLC. Ms. Bronner resigned from the Board of Directors effective September 10, 2012.
(5)	Represents compensation paid to Mr. Heyer for Board services provided by Mr. Heyer after he became an independent director on September 5, 2012. Prior to this date, fees payable for Board services provided by Mr. Heyer pursuant to the terms of our Non-Employee Director Compensation Policy were paid to Mistral Capital Management, LLC.
(6)	Mr. Pace began serving as a member of the Board on August 15, 2012.
(7)	Mr. Swette and Ms. Woods elected to receive one-half of his and her respective Board member cash compensation in an equally valued stock grant.
(8)	Mr. Swette received a late payment of an additional amount of Board member cash compensation in an equally valued stock grant.

Compensation of Directors

It is the general policy of the Board of Directors that compensation for non-employee directors should be a mix of cash and equity-based compensation. Director compensation is generally reviewed annually by the Compensation and Executive Development Committee, with any changes made by the committee generally becoming effective commencing after the Annual Meeting of Stockholders. All Board members are entitled to reimbursement by the Company for reasonable travel to and from meetings of the Board, and reasonable food and lodging expenses incurred in connection therewith.

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The Compensation and Executive Development Committee amends our Non-Employee Director Compensation Policy from time to time to ensure that compensation levels are fair and appropriate. As amended to date, non-employee members of our Board are compensated in the following manner:

Annual Retainer:	Cash Compensation$(1)		Equity Compensation
Board Member	60,000	(4)	(2)
Chairman of the Board (additional)	40,000		—
Lead Director (additional)	20,000	(3)	—
Audit Committee Chair (additional)	20,000		—
Compensation and Executive Development Committee Chair (additional)	10,000		—
Nominating and Corporate Governance Committee Chair (additional)	10,000		—

(1)	Assumes service for a full year; directors who serve for less than the full year are entitled to receive a pro rated portion of the applicable payment. Each “year”, for purposes of the Director Compensation Policy, begins on the date of our annual meeting of stockholders. Each director can elect, in lieu of one-half of their Board Member cash compensation, to take an equally valued stock grant.
(2)	From the 2011 Annual Meeting Date until the 2012 Annual Meeting Date, the annual grant of options given to each director was 25,000. Effective following the 2012 Annual Meeting Date until the 2013 Annual Meeting Date, the annual grant of options given to each director was replaced with an annual grant of 10,000 restricted stock units. The restricted stock units were granted pursuant to the 2006 Employee, Director and Consultant Stock Plan (the “2006 Stock Plan”) and vest over a period of one year, at a rate of 25% per three-month period following the 2012 annual meeting of stockholders. Effective following the 2013 Annual Meeting Date, the annual grant of restricted stock units will be increased to 20,000 restricted stock units (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock of the Company occurring after February 26, 2013). The restricted stock units will be granted pursuant to the 2006 Stock Plan or any successor equity plan and will vest over a period of one year, at a rate of 25% per three-month period following the 2013 annual meeting of stockholders, subject to continued service on the Board of Directors.
(3)	The Lead Director position became effective following the 2010 Annual Meeting Date when James D. White, our President and Chief Executive Officer, assumed the additional position of Chairman of the Board. Mr. White will not receive any additional Board compensation for serving in the role of Chairman.
(4)	Andrew Heyer and Beth Bronner were previously elected by the former holders of the Series B-1 Preferred and, as such, did not personally receive any compensation for their Board services. The Company did, however, pay the Board fees otherwise payable to them to Mistral Capital Management, L.L.C. However, effective September 5, 2012, Mr. Heyer became an independent member of the Board eligible to personally receive compensation. See the section above entitled CORPORATE GOVERNANCE—Certain Relationships and Related Transactions for more information.

Other than as provided above, there were no other arrangements pursuant to which any director was compensated during the fiscal year ended January 1, 2013 for service as a director.

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EQUITY COMPENSATION PLAN INFORMATION

The Company maintains four stock-based compensation plans. The Company’s 2006 Employee, Director and Consultant Stock Plan was approved by the Company’s stockholders on November 28, 2006, and currently provides for the granting of up to eight million shares of common stock in the form of nonqualified and incentive stock options, stock grants or other stock-based awards to employees, non-employee directors and consultants. The Company’s 2010 Employee Stock Purchase Plan was approved by the Company’s stockholders on May 20, 2010 and provides an investment benefit to our employees by making available for purchase three million shares of common stock. In connection with our merger with Jamba Juice Company, the Company assumed the outstanding options under the 1994 Plan and the 2001 Plan which provided for granting nonqualified and incentive stock options to employees, non-employee directors and consultants. No additional grants are available under the 1994 Plan and the 2001 Plan. The following table sets forth information regarding outstanding options and shares reserved for future issuance under the foregoing plans as of January 1, 2013:

Plan Category (1)	Number of shares to be issued upon exercise of outstanding options (a)	Weighted- average exercise price of outstanding options, (b)($)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a))(c)(3)
Equity compensation plans approved by stockholders	4,649,224	2.62	3,860,212
Equity compensation plans not approved by stockholders (2)	1,500,000	0.60	—
Total	6,149,224		3,860,212

(1)	The information presented in this table excludes options assumed by the Company in connection with the merger with Jamba Juice Company. As of January 1, 2013, 99,193 shares of the Company’s Common Stock were issuable upon exercise of these assumed options, at a weighted average exercise price of $8.48 per share.
(2)	Represents an option to purchase 1,500,000 shares of our Common Stock granted to Mr. White outside of the 2006 Employee, Director and Consultant Stock Plan. The grant of this option did not require approval by our stockholders due to its qualification under the “inducement grant exception” provided by Nasdaq Listing Rule 5635(c)(4).
(3)	Included 926,666 shares available for future issuance under 2006 Employee, Director and Consultant Stock Plan and 2,933,546 shares available for future issuance under the 2010 Employee Stock Purchase Plan.
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PROPOSAL NO. 3

TO APPROVE AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK, $0.001 PAR VALUE PER SHARE, AT A RATIO OF 1:5, AND PROPORTIONATE REDUCTION OF THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

General

Our Board of Directors has adopted and is recommending that our stockholders approve an amendment to our Restated Certificate, and thereby authorize the Board of Directors to effect a reverse stock split of our outstanding shares of common stock. Our stockholders are being asked to approve the proposal that Article FOURTH of our Restated Certificate be amended to effect a reverse stock split of the issued and outstanding shares of common stock (such split to combine every five (5) whole shares, into one (1) share). Pursuant to the General Corporation Law of the State of Delaware, our state of incorporation, the Board of Directors must adopt any amendment to our Restated Certificate and submit the amendment to stockholders for their approval. The form of amendment to our Restated Certificate to effect the reverse stock split is attached as Appendix B to this proxy statement. Although our stockholders may approve the reverse stock split, we will not effect the reverse stock split if the Board of Directors does not deem it to be in the best interests of the Company and its stockholders.

The proposed amendment to our Restated Certificate to effect the reverse stock split will correspondingly reduce the number of authorized shares of common stock but will not change the number of authorized shares of preferred stock, or the par value of common stock or preferred stock. As of the date of this proxy statement, we do not have any current plans, arrangements or understandings relating to the issuance of any additional shares of authorized common stock that will become available following the reverse stock split.

Purpose and Background of the Reverse Stock Split

The Board of Directors believes that a reverse stock split is desirable and should be approved by stockholders for a number of reasons, including:

•	Increase in Eligible Investors. A reverse stock split would allow a broader range of institutions to invest in the Company’s stock (namely, funds that are prohibited from buying stocks with a price below a certain threshold), potentially increasing trading volume and liquidity.

•	Increased Analyst and Broker Interest. A reverse stock split would help increase analyst and broker interest in the Company’s stock as their policies can discourage them from following or recommending companies with lower stock prices. Because of the trading volatility often associated with lower-priced stocks, many brokerage houses and institutional investors have adopted internal policies and practices that either prohibit or discourage them from investing in such stocks or recommending them to their customers. Some of those policies and practices may also function to make the processing of trades in lower-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on transactions in lower-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of the Company’s common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.

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Principal Effects of the Reverse Stock Split

If the stockholders approve the proposal to authorize the Board of Directors to implement the reverse stock split and the Board of Directors implements the reverse stock split, we will amend and restate Article FOURTH of our Restated Certificate (which sets forth our authorized capital), to read as set forth in Appendix B.

The reverse stock split will be effected simultaneously for all issued and outstanding shares of common stock. The reverse stock split will affect all of our common stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share. After the reverse stock split, the shares of our common stock and preferred stock will have the same proportional voting rights and rights to dividends and distributions and will be identical in all other respects to our common stock and preferred stock now authorized (with the conversion price of our preferred stock being proportionately increased). The reverse stock split will not affect the Company continuing to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The reverse stock split is not intended to be, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act.

The reverse stock split may result in some stockholders owning “odd-lots” of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates, if Applicable

If the certificate of amendment is approved by the Company’s stockholders, and if at such time the Board of Directors still believes that a reverse stock split is in the best interests of the Company and its stockholders, the Company will file the certificate of amendment with the Secretary of State of the State of Delaware at such time as the Board of Directors deems appropriate to effect the reverse stock split. The Board of Directors may delay effecting the reverse stock split without re-soliciting stockholder approval.

Beginning on the effective date of the split, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares. We intend to treat stockholders holding shares of our common stock in "street name" (that is, held through a bank, broker or other nominee) in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding shares of our common stock in "street name;" however, these banks, brokers or other nominees may apply their own specific procedures for processing the reverse stock split. If you hold your shares of common stock with a bank, broker or other nominee, and if you have any questions in this regard, we encourage you to contact your nominee.

As soon as practicable after the effective date of the split, stockholders will be notified that the reverse stock split has been effected. If you hold shares of our stock in a book-entry form, you will receive a transmittal letter from the Company’s transfer agent as soon as practicable after the effective time of the reverse stock split with instructions on how to exchange your shares. After you submit your completed transmittal letter, if you are entitled to post-split shares of our common stock, a transaction statement will be sent to your address of record as soon as practicable after the effective date of the split indicating the number of shares of common stock you hold. If you are entitled to a payment in lieu of any fractional interest, a check will be mailed to you at your registered address as soon as practicable after the effective date of the split. See “Fractional Shares” below for additional information.

Some stockholders hold their shares of common stock in certificate form or a combination of certificate and book-entry forms. We expect that our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates, if applicable. If you are a stockholder holding pre-split shares in certificate form, you will receive a transmittal letter from the Company’s transfer agent as soon as practicable after the effective time of the reverse stock split. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate representing the pre-split shares for a statement of holding, together with any payment of cash in lieu of fractional shares to which you are entitled. When you submit your certificate representing the pre-split shares, your post-split shares will be held electronically in book-entry form. This means that, instead of receiving a new stock certificate, you will receive a statement of holding that indicates the number of post-split shares you own in book-entry form. We will no longer issue physical stock certificates unless you make a specific request for a share certificate representing your post-split ownership interest. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

If you are entitled to a payment in lieu of any fractional share interest, payment will be made as described below under “Fractional Shares.”

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Effect on Authorized and Outstanding Shares

The following table illustrates the effects on our common stock of the reverse stock split:

	Number of Shares as of March 15, 2013
Common Stock:	Prior to Reverse Stock Split	After Reverse Stock Split
Total Authorized	150,000,000	30,000,000
Total Issued and Outstanding	82,454,698	16,490,939
Authorized but Not Issued	67,545,302	13,509,061

As of March 15, 2013 there were one million shares of preferred stock authorized with 26,109 shares of our Series B-2 Preferred Stock issued and outstanding. The total number of authorized shares of preferred stock will not be affected by the reverse stock split and 26,109 shares of Series B-2 Preferred Stock will be issued and outstanding if no conversions of such stock take place thereafter.

Effect on Stock Plans

The proposed reverse stock split will reduce the number of shares of common stock available for issuance under the Company’s employee and director equity plans in proportion to the exchange ratio (other than the 2013 Equity Incentive Plan which the stockholders are being asked to approve at the 2013 annual meeting – see Proposal 4). Under the terms of the Company’s outstanding equity awards, the proposed reverse stock split will cause a reduction in the number of shares of common stock issuable upon exercise or vesting of such awards in proportion to the exchange ratio of the reverse stock split and will cause a proportionate increase in the exercise price of such awards to the extent they are stock options. The number of shares of common stock issuable upon exercise or vesting of outstanding equity awards will be rounded to the nearest whole share and no cash payment will be made in respect of such rounding.

Fractional Shares

No fractional shares will be issued in connection with the reverse stock split. Stockholders of record who otherwise would be entitled to receive fractional shares, because they hold a number of pre-split shares not evenly divisible by the number of pre-split shares for which each post-split share is to be exchanged, will be entitled, upon the submission of a transmission letter by a stockholder holding the shares in book-entry form and, where shares are held in certificated form, upon surrender to the exchange agent of certificates representing such shares, to a cash payment in lieu thereof in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by the Company’s transfer agent of all fractional shares otherwise issuable. The ownership of a fractional interest will not give the holder thereof any voting, dividend, or other rights except to receive payment therefor as described herein.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where the Company is domiciled, and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective date of the split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by the Company or the exchange agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.

Accounting Matters

The reverse stock split will not affect the common stock capital account on our balance sheet. However, because the par value of our common stock will remain unchanged on the effective date of the split, the components that make up the common stock capital account will change by offsetting amounts. The stated capital component will be reduced to an amount equal to one-fifth (1/5) of its present amount, and the additional paid-in capital component will be increased with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will be increased because there will be fewer shares of common stock outstanding. Prior periods’ per share amounts will be restated to reflect the reverse stock split.

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No Dissenters’ Rights

Under the General Corporation Law of the State of Delaware, the Company’s stockholders will not be entitled to dissenters’ rights with respect to the reverse stock split, and we do not intend to independently provide stockholders with any such right.

Material United States Federal Income Tax Consequences of the Reverse Stock Split

The following discussion describes the material United States Federal income tax consequences to “U.S. holders” (as defined below) of Company common stock relating to the reverse stock split. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, judicial authorities, published positions of the Internal Revenue Service (“IRS”), and other applicable authorities, all as currently in effect and all of which are subject to change or differing interpretations (possibly with retroactive effect). We have not obtained a ruling from the IRS or an opinion of legal or tax counsel with respect to the tax consequences of the reverse stock split. The following discussion is for informational purposes only and is not intended as tax or legal advice. Each holder should seek advice based on the holder’s particular circumstances from an independent tax advisor.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Company common stock that is for United States Federal income tax purposes:

·	an individual citizen or resident of the United States;

·	a corporation (or other entity treated as a corporation for U.S. Federal income tax purposes) organized under the laws of the United States, any state, or the District of Columbia;

·	an estate with income subject to United States Federal income tax regardless of its source; or

·	a trust that (a) is subject to primary supervision by a United States court and for which United States persons control all substantial decisions or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

This discussion assumes that a U.S. holder holds Company common stock as a capital asset within the meaning of Code Section 1221. This discussion does not address all of the tax consequences that may be relevant to a particular Company stockholder or to Company stockholders that are subject to special treatment under United States Federal income tax laws including, but not limited to, banks, financial institutions, tax-exempt organizations, insurance companies, regulated investment companies, real estate investment trusts, persons that are broker-dealers, traders in securities who elect the mark-to-market method of accounting for their securities, certain former citizens or long-term residents of the U.S., or Company stockholders holding their shares of Company common stock as part of a “straddle,” “hedge,” “conversion transaction,” or other integrated transaction. This discussion also does not address the tax consequences to the Company, or to Company stockholders that own 5% or more of the Company’s common stock, are affiliates of the Company, or are not U.S. holders. In addition, this discussion does not address other United States Federal taxes (such as gift or estate taxes or alternative minimum taxes), the tax consequences of the reverse stock split under state, local, or foreign tax laws or certain tax reporting requirements that may be applicable with respect to the reverse stock split. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth below.

If a partnership (or other entity treated as a partnership for United States Federal income tax purposes) is a Company stockholder, the tax treatment of a partner in the partnership, or any equity owner of such other entity will generally depend upon the status of the person and the activities of the partnership or other entity treated as a partnership for United States Federal income tax purposes.

Tax Consequences of the Reverse Stock Split Generally

We believe that the reverse stock split will qualify as a “reorganization” under Section 368(a)(1)(E) of the Code, with the following consequences:

·	A U.S. holder will not recognize any gain or loss as a result of the reverse stock split (except to the extent of cash received in lieu of a fractional share).

·	A U.S. holder’s aggregate tax basis the U.S. holder’s post-reverse stock split shares will be equal to the aggregate tax basis in the pre-reverse stock split shares exchanged therefor, reduced by the amount of the adjusted basis of any pre-reverse stock split shares exchanged for such post-reverse stock split shares that is allocated to any fractional share for which cash is received.

·	A U.S. holder’s holding period for the post-reverse stock split shares will include the period during which such stockholder held the pre-reverse stock split shares surrendered in the reverse stock split.

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Cash Received Instead of a Fractional Share

A U.S. holder who receives cash instead of a fractional share of post-reverse stock split shares will be treated as having received the fractional share of post-reverse stock split shares pursuant to the reverse stock split and then as having exchanged the fractional share of post-reverse stock split shares for cash in a transaction treated as a sale of the shares. Gain or loss generally will be recognized based on the difference between the amount of cash received and the portion of the U.S. holder’s adjusted tax basis of the pre-reverse stock split shares exchanged in the reverse stock split which is allocable to such fractional share. Such gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for such pre-reverse stock split shares is more than one year as of the effective date of the reverse stock split, and otherwise will be short-term capital gain or loss.

Information Reporting and Backup Withholding

Cash payments received by a U.S. holder of Company common stock pursuant to the reverse stock split are subject to information reporting, and may be subject to backup withholding at the applicable rate specified by the U.S. Internal Revenue Service (currently 28%) if the holder fails to provide a valid taxpayer identification number and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Backup withholding is not an additional United States Federal income tax. Rather, the U.S. Federal income tax liability of the person subject to backup withholding will be reduced by the amount of the tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is timely furnished to the IRS.

Vote Required and Board of Directors Recommendation

Approval of the amendment to our Restated Certificate to effect the reverse stock split requires an (i) affirmative vote of at least a majority of the common stock outstanding and entitled to vote on this proposal and (ii) the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on this proposal. Abstentions and broker non-votes (to the extent a broker does not exercise its authority to vote) will be counted towards the vote total for this proposal and will have the same effect as “against” votes.

THEREFORE, THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK, $0.001 PAR VALUE PER SHARE, AT A RATIO OF 1:5 AND A CORRESPONDING REDUCTION OF OUR AUTHORIZED COMMON STOCK BY THE SAME PROPORTION.

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PROPOSAL 4

TO APPROVE ADOPTION OF

THE 2013 EQUITY INCENTIVE PLAN

At the 2013 annual meeting of stockholders, the stockholders will be asked to approve the Jamba, Inc. 2013 Equity Incentive Plan (the “2013 Plan”). The Board of Directors adopted the 2013 Plan on February 27, 2013, subject to and effective upon its approval by stockholders. The 2013 Plan is intended to replace our Amended and Restated 2006 Employee, Director and Consultant Plan (the “Predecessor Plan”). If the stockholders approve the 2013 Plan, it will become effective on the day of the 2013 annual meeting, and no further awards will be granted under the Predecessor Plan, which will be terminated.

We operate in a challenging marketplace in which our success depends to a great extent on our ability to attract and retain employees, directors and other service providers of the highest caliber. One of the tools our Board of Directors regards as essential in addressing these challenges is a competitive equity incentive program. Our equity compensation program is designed to provide a vehicle under which a variety of stock-based and other awards can be granted to service providers (including, employees, consultants and directors) of the Company.

The 2013 Plan authorizes the Compensation Committee to provide incentive compensation in the form of stock options, stock appreciation rights (“SARs”), restricted stock and stock units, performance shares and units, other stock-based awards, cash-based awards and deferred compensation awards. Under the 2013 Plan, we will be authorized to issue up to 9,000,000 shares, reduced for awards made under the Predecessor Plan after January 1, 2013 (on the basis of one share for every one share granted pursuant to awards of options and SARs, and 1.46 shares for every one share granted pursuant to awards other than options and SARs). The Compensation Committee believes this share reserve will help ensure that there are sufficient shares available to provide adequate equity incentives to its service providers until December 31, 2016 based on historical grant practices. However, there can be no assurance that this number will be sufficient and the Company may need to request an additional share increase prior to such date.

The 2013 Plan is designed to help the Company comply with the rules relating to its ability to deduct in full for federal income tax purposes the compensation recognized by its executive officers in connection with certain types of awards. Section 162(m) of the Internal Revenue Code (the “Code”) generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive officer or any of the three other most highly compensated officers of a publicly held company other than the chief financial officer. However, qualified performance-based compensation is excluded from this limit. To enable compensation in connection with stock options, stock appreciation rights, certain restricted stock and restricted stock unit awards, performance shares, performance units and certain other stock-based awards and cash-based awards granted under the 2013 Plan that are intended to qualify as “performance-based” within the meaning of Section 162(m), the stockholders are being asked to approve certain material terms of the 2013 Plan. By approving the 2013 Plan, the stockholders will be specifically approving, among other things:

•	the eligibility requirements for participation in the 2013 Plan;

•	the maximum numbers of shares for which stock-based awards may be granted to an employee in any fiscal year;

•	the maximum dollar amount that a participant may receive under a cash-based award for each fiscal year contained in the performance period; and

•	the performance measures that may be used by the Compensation Committee to establish the performance goals applicable to the grant or vesting of awards of restricted stock, restricted stock units, performance shares, performance units, other stock-based awards and cash-based awards that are intended to result in qualified performance-based compensation.

While we believe that compensation provided by such awards under the 2013 Plan generally will be deductible by the Company for federal income tax purposes, under certain circumstances, such as a change in control of the Company, compensation paid in settlement of certain awards may not qualify as performance-based. In addition, the 2013 Plan permits the grant of certain awards which would not qualify as “performance-based” compensation under Section 162(m).

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The following table sets forth certain information about all of the equity incentive plans:

Number of shares that will be authorized for future grant after stockholder approval of the 2013 Plan(1)	9,000,000
Number of shares relating to outstanding stock options at January 1, 2013	6,248,417
Number of shares outstanding at January 1, 2013 relating to restricted stock and restricted stock unit awards	1,234,000
Weighted average remaining term of outstanding options (years)	6.53
Weighted average exercise price of outstanding options	$2.23

(1)	Grants of stock-based awards other than options or SARs will count against the authorization as 1.46 shares. The authorization will also be reduced by the number of shares granted under the Predecessor Plan between January 2, 2013 and the date of stockholder approval of the 2013 Plan, and shares subject to awards under the Predecessor Plan that expire or are forfeited after January 1, 2013 will again be available for grant under the 2013 Plan.

On January 1, 2013, the last reported sale price of the company common stock on the NASDAQ Stock Market was $2.24 per share.

The Board of Directors believes that the 2013 Plan will serve a critical role in attracting and retaining the high caliber employees, consultants and directors essential to our success and in motivating these individuals to strive to meet our goals. Therefore, the Board urges you to vote to approve the adoption of the 2013 Plan.

Summary of the 2013 Plan

The following summarizes the principal features of the 2013 Plan which is set forth in its entirety as Appendix C to this Proxy Statement. The following summary is qualified in its entirety by reference to Appendix C.

General. The purpose of the 2013 Plan is to advance the interests of the Company and its stockholders by providing an incentive program that will enable the Company to attract and retain employees, consultants and directors and to provide them with an equity interest in the growth and profitability of the Company. These incentives are provided through the grant of stock options, SARs, restricted stock, restricted stock units, performance shares, performance units, other stock-based awards, cash-based awards and deferred compensation awards.

Authorized Shares. Subject to certain equitable adjustments for capital structure changes, as described in more detail below, the maximum aggregate number of shares authorized for issuance under the 2013 Plan is 9,000,000, reduced for awards made under the Predecessor Plan after January 1, 2013 (on the basis of one share for every one share granted pursuant to awards of options and SARs, and 1.46 shares for every one share granted pursuant to awards other than options and SARs). Any shares that are subject to options or SARs will be counted against this limit as one share for every one share granted, and any shares that are subject to awards other than options or SARs will be counted against this limit as 1.46 shares for every one share granted. After the 2013 Plan’s effective date, no awards may be granted under the Predecessor Plan.

Share Counting. Each share subject to a stock option or SAR will reduce the number of shares remaining available for grant under the 2013 Plan by one share. However, each share subject to a “full value” award (i.e., an award settled in stock, other than an option, SAR, or other award that requires the participant to purchase shares for their fair market value determined at grant) will reduce the number of shares remaining available for grant under the 2013 Plan by 1.46 shares.

If any award granted under the 2013 Plan expires or otherwise terminates for any reason without having been exercised or settled in full, or if shares subject to forfeiture or repurchase are forfeited or repurchased by the Company for not more than the participant’s purchase price, any such shares reacquired or subject to a terminated award will again become available for issuance under the 2013 Plan. Shares will not be treated as having been issued under the 2013 Plan and will therefore not reduce the number of shares available for issuance to the extent an award is settled in cash. Shares that are withheld or reacquired by the Company in satisfaction of a tax withholding obligation for an option or stock appreciation right, or that are tendered in payment of the exercise price of an option will not be made available for new awards under the 2013 Plan. Upon the exercise of a SAR or net-exercise of an option, the number of shares available under the 2013 Plan will be reduced by the gross number of shares for which the award is exercised. Shares that become available for issuance under the 2013 Plan as described in this paragraph shall become available for issuance based on the same ratio set for above.

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In addition, after January 1, 2013, shares from the Predecessor Plan will become available for issuance under the 2013 Plan in the same manner as described in the preceding paragraph.

Adjustments for Capital Structure Changes. Appropriate and proportionate adjustments will be made to the number of shares authorized under the 2013 Plan, to the numerical limits on certain types of awards described below, and to outstanding awards in the event of any change in our common stock through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in our capital structure, or if we make a distribution to our stockholders in a form other than common stock (excluding normal cash dividends) that has a material effect on the fair market value of our common stock. In such circumstances, the Compensation Committee also has the discretion under the 2013 Plan to adjust other terms of outstanding awards as it deems appropriate.

Other Award Limits. To enable compensation provided in connection with certain types of awards intended to qualify as “performance-based” within the meaning of Section 162(m) of the Code, the 2013 Plan establishes a limit on the maximum aggregate number of shares or dollar value for which such awards may be granted to an employee in any fiscal year which are intended to qualify as performance-based awards under Section 162(m) of the Code, as follows:

•	No more than 1,500,000 shares issuable upon the grant of options or stock appreciation rights may be granted to a participant during any fiscal year; provided for a newly hired participant, this number shall be 3,000,000. In addition, the foregoing limitation also applies to the shares which are referenced in a cash-settled stock appreciation right.

•	No more than 1,000,000 of shares subject to “full value” awards per each fiscal year in a performance period shall be available for issuance to any participant; provided, however, that with respect to a newly hired participant, this number shall be 2,000,000.

•	With respect to a performance-based award payable in cash, the maximum amount shall be $9,000,000 for each fiscal year in the performance period.

In addition, to comply with applicable tax rules, the 2013 Plan also limits to 9,000,000 the number of shares that may be issued upon the exercise of incentive stock options granted under the 2013 Plan; as adjusted in accordance with the terms of the 2013 Plan.

Notwithstanding any other provision of the 2013 Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all awards granted to any nonemployee director during any single calendar year shall not exceed $400,000.

Administration. The 2013 Plan generally will be administered by the Compensation Committee of the Board of Directors, although the Board of Directors retains the right to appoint another of its committees to administer the 2013 Plan or to administer the 2013 Plan directly. In the case of awards intended to qualify for the performance-based compensation exemption under Section 162(m) of the Code, administration of the 2013 Plan must be by a compensation committee comprised solely of two or more “outside directors” within the meaning of Section 162(m). (For purposes of this summary, the term “Committee” will refer to either such duly appointed committee or the Board of Directors.) Subject to the provisions of the 2013 Plan, the Committee determines in its discretion the persons to whom and the times at which awards are granted, the types and sizes of awards, and all of their terms and conditions. The Committee may, subject to certain limitations on the exercise of its discretion required by Section 162(m) or otherwise provided by the 2013 Plan, amend, cancel or renew any award, waive any restrictions or conditions applicable to any award, and accelerate, continue, extend or defer the vesting of any award. The 2013 Plan provides, subject to certain limitations, for indemnification by the Company of any director, officer or employee against all reasonable expenses, including attorneys’ fees, incurred in connection with any legal action arising from such person’s action or failure to act in administering the 2013 Plan. All awards granted under the 2013 Plan will be evidenced by a written or digitally signed agreement between the Company and the participant specifying the terms and conditions of the award, consistent with the requirements of the 2013 Plan. The Committee will interpret the 2013 Plan and awards granted thereunder, and all determinations of the Committee generally will be final and binding on all persons having an interest in the 2013 Plan or any award.

Prohibition of Option and SAR Repricing. The 2013 Plan expressly provides that, without the approval of a majority of the votes cast in person or by proxy at a meeting of our stockholders, the Committee may not provide for any of the following with respect to underwater options or stock appreciation rights: (1) either the cancellation of such outstanding options or stock appreciation rights in exchange for the grant of new options or stock appreciation rights at a lower exercise price or the amendment of outstanding options or stock appreciation rights to reduce the exercise price, (2) the issuance of new full value awards in exchange for the cancellation of such outstanding options or stock appreciation rights, or (3) the cancellation of such outstanding options or stock appreciation rights in exchange for payments in cash.

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Eligibility. Awards may be granted to employees, directors and consultants of the Company or any present or future parent or subsidiary corporation or other affiliated entity of the Company. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the Company or any parent or subsidiary corporation of the Company. As of January 1, 2013, we had approximately 4,300 employees, including four executive officers, and eight non-employee directors who would be eligible under the 2013 Plan.

Stock Options. The Committee may grant nonstatutory stock options, incentive stock options within the meaning of Section 422 of the Code, or any combination of these. The exercise price of each option may not be less than the fair market value of a share of our common stock on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a “10% Stockholder”) must have an exercise price equal to at least 110% of the fair market value of a share of common stock on the date of grant.

The 2013 Plan provides that the option exercise price may be paid in cash, by check, or cash equivalent; by means of a broker-assisted cashless exercise; by means of a net-exercise procedure; to the extent legally permitted, by tender to the Company of shares of common stock owned by the participant having a fair market value not less than the exercise price; by such other lawful consideration as approved by the Committee; or by any combination of these. Nevertheless, the Committee may restrict the forms of payment permitted in connection with any option grant. No option may be exercised unless the participant has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option, including, if permitted or required by the Company, through the participant’s surrender of a portion of the option shares to the Company.

Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Committee. The maximum term of any option granted under the 2013 Plan is ten years, provided that an incentive stock option granted to a 10% Stockholder must have a term not exceeding five years. Unless otherwise permitted by the Committee, an option generally will remain exercisable for three months following the participant’s termination of service, provided that if service terminates as a result of the participant’s death or disability, the option generally will remain exercisable for 12 months, but in any event the option must be exercised no later than its expiration date, and provided further that an option will terminate immediately upon a participant’s termination for cause (as defined by the 2013 Plan).

Options are nontransferable by the participant other than by will or by the laws of descent and distribution, and are exercisable during the participant’s lifetime only by the participant. However, a nonstatutory stock option may be assigned or transferred to certain family members or trusts for their benefit to the extent permitted by the Committee.

Stock Appreciation Rights. The Committee may grant stock appreciation rights either in tandem with a related option (a “Tandem SAR”) or independently of any option (a “Freestanding SAR”). A Tandem SAR requires the option holder to elect between the exercise of the underlying option for shares of common stock or the surrender of the option and the exercise of the related stock appreciation right. A Tandem SAR is exercisable only at the time and only to the extent that the related stock option is exercisable, while a Freestanding SAR is exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Committee. The exercise price of each stock appreciation right may not be less than the fair market value of a share of our common stock on the date of grant.

Upon the exercise of any stock appreciation right, the participant is entitled to receive an amount equal to the excess of the fair market value of the underlying shares of common stock as to which the right is exercised over the aggregate exercise price for such shares. Payment of this amount upon the exercise of a Tandem SAR may be made only in shares of common stock whose fair market value on the exercise date equals the payment amount. At the Committee’s discretion, payment of this amount upon the exercise of a Freestanding SAR may be made in cash or shares of common stock. The maximum term of any stock appreciation right granted under the 2013 Plan is ten years.

Stock appreciation rights are generally nontransferable by the participant other than by will or by the laws of descent and distribution, and are generally exercisable during the participant’s lifetime only by the participant. If permitted by the Committee, a Tandem SAR related to a nonstatutory stock option and a Freestanding SAR may be assigned or transferred to certain family members or trusts for their benefit to the extent permitted by the Committee. Other terms of stock appreciation rights are generally similar to the terms of comparable stock options.

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Restricted Stock Awards. The Committee may grant restricted stock awards under the 2013 Plan either in the form of a restricted stock purchase right, giving a participant an immediate right to purchase common stock, or in the form of a restricted stock bonus, in which stock is issued in consideration for services to the Company rendered by the participant. The Committee determines the purchase price payable under restricted stock purchase awards, which may be less than the then current fair market value of our common stock. Restricted stock awards may be subject to vesting conditions based on such service or performance criteria as the Committee specifies, including the attainment of one or more performance goals similar to those described below in connection with performance awards. Shares acquired pursuant to a restricted stock award may not be transferred by the participant until vested. Unless otherwise provided by the Committee, a participant will forfeit any shares of restricted stock as to which the vesting restrictions have not lapsed prior to the participant’s termination of service. Unless otherwise determined by the Committee, participants holding restricted stock will have the right to vote the shares and to receive any dividends paid, except that dividends or other distributions paid in shares will be subject to the same restrictions as the original award and dividends paid in cash may be subject to such restrictions.

Restricted Stock Units. The Committee may grant restricted stock units under the 2013 Plan, which represent rights to receive shares of our common stock at a future date determined in accordance with the participant’s award agreement. No monetary payment is required for receipt of restricted stock units or the shares issued in settlement of the award, the consideration for which is furnished in the form of the participant’s services to the Company. The Committee may grant restricted stock unit awards subject to the attainment of one or more performance goals similar to those described below in connection with performance awards, or may make the awards subject to vesting conditions similar to those applicable to restricted stock awards. Unless otherwise provided by the Committee, a participant will forfeit any restricted stock units which have not vested prior to the participant’s termination of service. Participants have no voting rights or rights to receive cash dividends with respect to restricted stock unit awards until shares of common stock are issued in settlement of such awards. However, the Committee may grant restricted stock units that entitle their holders to dividend equivalent rights, which are rights to receive additional restricted stock units for a number of shares whose value is equal to any cash dividends the Company pays.

Performance Awards. The Committee may grant performance awards subject to such conditions and the attainment of such performance goals over such periods as the Committee determines in writing and sets forth in a written agreement between the Company and the participant. These awards may be designated as performance shares or performance units, which consist of unfunded bookkeeping entries generally having initial values equal to the fair market value determined on the grant date of a share of common stock in the case of performance shares and a monetary value established by the Committee at the time of grant in the case of performance units. Performance awards will specify a predetermined amount of performance shares or performance units that may be earned by the participant to the extent that one or more performance goals are attained within a predetermined performance period. To the extent earned, performance awards may be settled in cash, shares of common stock (including shares of restricted stock that are subject to additional vesting) or any combination thereof.

Prior to the beginning of the applicable performance period or such later date as permitted under Section 162(m) of the Code, the Committee will establish one or more performance goals applicable to the award. Performance goals will be based on the attainment of specified target levels with respect to one or more measures of business or financial performance of the Company and each subsidiary corporation consolidated with the Company for financial reporting purposes, or such division or business unit of the Company as may be selected by the Committee. The Committee, in its discretion, may base performance goals on one or more of the following such measures: revenue; sales; expenses; operating income; gross margin; operating margin; earnings before any one or more of: stock-based compensation expense, interest, taxes, depreciation and amortization; pre-tax profit; net operating income; net income; economic value added; free cash flow; operating cash flow; balance of cash, cash equivalents and marketable securities; stock price; earnings per share; return on stockholder equity; return on capital; return on assets; return on investment; total stockholder return, employee satisfaction; employee retention; market share; customer satisfaction; product development; research and development expense; completion of an identified special project; and completion of a joint venture or other corporate transaction.

The target levels with respect to these performance measures may be expressed on an absolute basis or relative to an index, budget or other standard specified by the Committee. The degree of attainment of performance measures will be calculated in accordance with generally accepted accounting principles, if applicable, but prior to the accrual or payment of any performance award for the same performance period, and, according to criteria established by the Committee, excluding the effect (whether positive or negative) of changes in accounting standards or any extraordinary, unusual or nonrecurring item occurring after the establishment of the performance goals applicable to a performance award.

Following completion of the applicable performance period, the Committee will certify in writing the extent to which the applicable performance goals have been attained and the resulting value to be paid to the participant. The Committee retains the discretion to eliminate or reduce, but not increase, the amount that would otherwise be payable on the basis of the performance goals attained to a participant who is a “covered employee” within the meaning of Section 162(m) of the Code (with respect to awards intended to qualify as performance-based awards under Section 162(m) of the Code). However, no such reduction may increase the amount paid to any other participant. The Committee may make positive or negative adjustments to performance award payments to participants other than covered employees to reflect the participant’s individual job performance or other factors determined by the Committee. In its discretion, the Committee may provide for a participant awarded performance shares of to receive dividend equivalent rights with respect to cash dividends paid on the Company’s common stock. The Committee may provide for performance award payments in lump sums or installments. If any payment is to be made on a deferred basis, the Committee may provide for the payment of dividend equivalent rights or interest during the deferral period.

46

Cash-Based Awards and Other Stock-Based Awards. The Committee may grant cash-based awards or other stock-based awards in such amounts and subject to such terms and conditions as the Committee determines. Cash-based awards will specify a monetary payment or range of payments, while other stock-based awards will specify a number of shares or units based on shares or other equity-related awards. Such awards may be subject to vesting conditions based on continued performance of service or subject to the attainment of one or more performance goals similar to those described above in connection with performance awards. Settlement of awards may be in cash or shares of common stock, as determined by the Committee. A participant will have no voting rights with respect to any such award unless and until shares are issued pursuant to the award. The committee may grant dividend equivalent rights with respect to other stock-based awards. The effect on such awards of the participant’s termination of service will be determined by the Committee and set forth in the participant’s award agreement.

Deferred Compensation Awards. The 2013 Plan authorizes the Committee to establish a deferred compensation award program. If and when implemented, participants designated by the Committee, who may be limited to directors or members of a select group of management or highly compensated employees, may make an advance election to receive an award of stock options, stock appreciation rights, restricted stock or restricted stock units in lieu of director fees or bonuses otherwise payable in cash. The Committee will determine basis on which the number of shares subject to an equity award granted in lieu of cash compensation will be determined. Such awards will be subject to the applicable provisions of the 2013 Plan.

Change in Control. Unless otherwise defined in a participant’s award or other agreement with the Company, the 2013 Plan provides that a “Change in Control” occurs upon (a) a person or entity (with certain exceptions described in the 2013 Plan) becoming the direct or indirect beneficial owner of more than 50% of the Company’s voting stock; (b) stockholder approval of a liquidation or dissolution of the Company; or (c) the occurrence of any of the following events upon which the stockholders of the Company immediately before the event do not retain immediately after the event direct or indirect beneficial ownership of more than 50% of the voting securities of the Company, its successor or the entity to which the assets of the company were transferred: (i) a sale or exchange by the stockholders in a single transaction or series of related transactions of more than 50% of the Company’s voting stock; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).

If a Change in Control occurs, the surviving, continuing, successor or purchasing entity or its parent may, without the consent of any participant, either assume or continue outstanding awards or substitute substantially equivalent awards for its stock. If so determined by the Committee, stock-based awards will be deemed assumed if, for each share subject to the award prior to the Change in Control, its holder is given the right to receive the same amount of consideration that a stockholder would receive as a result of the Change in Control. In general, any awards which are not assumed, substituted for or otherwise continued in connection with a Change in Control or exercised or settled prior to the Change in Control will terminate effective as of the time of the Change in Control. Subject to the restrictions of Section 409A of the Code, the Committee may provide for the acceleration of vesting or settlement of any or all outstanding awards upon such terms and to such extent as it determines. The 2013 Plan also authorizes the Committee, in its discretion and without the consent of any participant, to cancel each or any award denominated in shares of stock upon a Change in Control in exchange for a payment to the participant with respect each vested share (and each unvested share if so determined by the Committee) subject to the cancelled award of an amount equal to the excess of the consideration to be paid per share of common stock in the Change in Control transaction over the exercise price per share, if any, under the award.

Awards Subject to Section 409A of the Code. Certain awards granted under the 2013 Plan may be deemed to constitute “deferred compensation” within the meaning of Section 409A of the Code, providing rules regarding the taxation of nonqualified deferred compensation plans, and the regulations and other administrative guidance issued pursuant to Section 409A. Any such awards will be required to comply with the requirements of Section 409A. Notwithstanding any provision of the 2013 Plan to the contrary, the Committee is authorized, in its sole discretion and without the consent of any participant, to amend the 2013 Plan or any award agreement as it deems necessary or advisable to comply with Section 409A.

Amendment, Suspension or Termination. The 2013 Plan will continue in effect until its termination by the Committee, provided that no awards may be granted under the 2013 Plan following the tenth anniversary of the date the 2013 Plan was adopted by the Board. The Committee may amend, suspend or terminate the 2013 Plan at any time, provided that no amendment may be made without stockholder approval that would increase the maximum aggregate number of shares of stock authorized for issuance under the 2013 Plan, change the class of persons eligible to receive incentive stock options or require stockholder approval under any applicable law. No amendment, suspension or termination of the 2013 Plan may affect any outstanding award unless expressly provided by the Committee, and, in any event, may not have a materially adverse affect an outstanding award without the consent of the participant unless necessary to comply with any applicable law, regulation or rule, including, but not limited to, Section 409A of the Code, or unless expressly provided in the terms and conditions governing the award.

47

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2013 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Incentive Stock Options. A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Participants who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss upon the sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares. If a participant satisfies such holding periods upon a sale of the shares, we will not be entitled to any deduction for federal income tax purposes. If a participant disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the option exercise date and the exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

In general, the difference between the option exercise price and the fair market value of the shares on the date of exercise of an incentive stock option is treated as an adjustment in computing the participant’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.

Nonstatutory Stock Options. Options not designated or qualifying as incentive stock options are nonstatutory stock options having no special tax status. A participant generally recognizes no taxable income upon receipt of such an option. Upon exercising a nonstatutory stock option, the participant normally recognizes ordinary income equal to the difference between the exercise price paid and the fair market value of the shares on the date when the option is exercised. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the exercise date, will be taxed as capital gain or loss. We generally should be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.

Stock Appreciation Rights. A Participant recognizes no taxable income upon the receipt of a stock appreciation right. Upon the exercise of a stock appreciation right, the participant generally will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of the stock appreciation right, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Stock. A participant acquiring restricted stock generally will recognize ordinary income equal to the excess of the fair market value of the shares on the “determination date” over the price paid, if any, for such shares. The “determination date” is the date on which the participant acquires the shares unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture (e.g., when they become vested). If the determination date follows the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to designate the date of acquisition as the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date on which the shares are acquired. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date, will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Stock Unit, Performance, Cash-Based and Other Stock-Based Awards. A participant generally will recognize no income upon the receipt of a restricted stock unit, performance share, performance unit, cash-based or other stock-based award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of settlement in an amount equal to the cash received and the fair market value of any substantially vested shares of stock received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above under “Restricted Stock.” Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date (as defined above under “Restricted Stock”), will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

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New 2013 Plan Benefits

No awards will be granted under the 2013 Plan prior to its approval by the stockholders of the Company. All awards will be granted at the discretion of the Committee, and, accordingly, are not yet determinable.

Required Vote and Board of Directors Recommendation

Approval of this proposal requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on this proposal. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have the same effect as a negative vote. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares. Broker non-votes will have no effect on the outcome of this vote. Abstentions and broker non votes will each be counted as present for purposes of determining the presence of a quorum.

The Board believes that the proposed adoption of the 2013 Plan is in the best interests of the Company and its stockholders for the reasons stated above.

THEREFORE, THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE ADOPTION OF THE 2013 PLAN.

49

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth, as of March 15, 2013, certain information with respect to the beneficial ownership of the Company’s Common Stock and Series B-2 Preferred Stock by (i) each person who is known by the Company to be the beneficial owner of more than 5% of the Company’s Common Stock, Series B-1 Preferred Stock or Series B-2 Preferred Stock (ii) each director and director-nominee of the Company, (iii) each executive officer named in the Summary Compensation Table and (iv) all directors and executive officers of the Company as a group.

	Shares of Common Stock Beneficially Held		Shares of Series B-1 Preferred Stock Beneficially Held		Shares of Series B-2 Preferred Stock Beneficially Held
Name and Address of Beneficial Owner (1)	Amount (2)	Percent (3)	Amount (2)	Percent (3)	Amount (2)	Percent (3)

CanBa Investments, LLC 210 Shields Court Markham A6 L3R8V2	1,500,000	1.82%	—	—	26,109(4)	100%

Wedbush, Inc. (5) 1000 Wilshire Blvd. Los Angeles, CA 90017	7,413,627	8.99%	—	—	—	—

James D. White (6)	1,787,737	2.17%	—	—	—	—

Karen L. Luey (7)	385,516	*	—	—	—	—

Bruce Schroder (8)	80,654	*	—	—	—	—

Julie S. Washington (9)	63,025	*	—	—	—	—

Brian Swette (10)	262,037	*	—	—	—	—

Richard L. Federico (11)	164,743	*	—	—	—	—

Lesley H. Howe (12)	138,800	*	—	—	—	—

Michael Depatie (13)	95,300	*

Fritzi G. Woods (14)	60,332	*	—	—	—	—

David A. Pace (15)	47,555	*	—	—	—	—

Marvin Igelman (16)	35,000	*	—	—	—	—

Andrew R. Heyer (17)	7,010	*	—	—	—	—

All current directors and executive officers as a group (18)	3,127,709	3.79%	—	—	—	—

*	Less than 1%
50

(1)	Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable, and to the information contained in the footnotes to this table. This table is based upon the most current information supplied to us by current and former officers and directors of the Company and upon information gathered by us about principal stockholders known to us based on a Schedule 13G or 13D filed with the Securities and Exchange Commission.
(2)	Under the rules of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of shares that can be acquired by such person within 60 days upon exercise of options or warrants or conversion of preferred stock.
(3)	Calculated on the basis of 82,454,698 shares of Common Stock and 26,109 shares of Series B-2 Preferred Stock outstanding as of March 15, 2013, provided that any additional shares of Common Stock that a stockholder has the right to acquire within 60 days after March 15, 2013 are deemed to be held and outstanding for the purpose of calculating that stockholder’s percentage of beneficial ownership but not the percentages of beneficial ownership of other stockholders.
(4)	Represents 26,109 shares of Series B-2 Preferred Stock directly owned by CanBa Investments, LLC. The shares of Series B-2 Preferred Stock are currently convertible into 2,610,900 shares of Common Stock, subject to adjustment.
(5)	Based on a Schedule 13-G filed by Wedbush, Inc., Edward W. Wedbush and Wedbush Securities, Inc., filed on February 14, 2013.
(6)	Represents 225,237 shares of Common Stock held by Mr. White and 1,562,500 shares of Common Stock issuable upon the exercise of vested options held by Mr. White.
(7)	Represents 88,326 shares of Common Stock held by Ms. Luey and 297,190 shares of Common Stock issuable upon exercise of vested options held by Ms. Luey.
(8)	Represents 7,404 shares of Common Stock held by Mr. Schroder, and 73,250 shares of Common Stock issuable upon exercise of vested options held by Mr. Schroder.
(9)	Represents 9,275 shares of Common Stock held by Ms. Washington and 53,750 shares of Common Stock issuable upon exercise of vested options held by Ms. Washington.
(10)	Represents 132,737 shares of Common Stock held by Mr. Swette and 129,300 shares of Common Stock issuable upon exercise of vested options held by Mr. Swette.
(11)	Represents 27,500 shares of Common Stock held by Mr. Federico and 137,243 shares of Common Stock issuable upon exercise of vested options held by Mr. Federico.
(12)	Represents 40,000 shares of Common Stock held by Mr. Howe and 98,800 shares of Common Stock issuable upon exercise of vested options held by Mr. Howe.
(13)	Represents 57,800 shares of Common Stock held by Mr. Depatie and 37,500 shares of Common Stock issuable upon exercise of vested options held by Mr. Depatie.
(14)	Represents 35,332 shares of Common Stock held by Ms. Woods and 25,000 shares of Common Stock issuable upon exercise of vested options held by Ms. Woods.
(15)	Represents 47,555 shares of Common Stock held by Mr. Pace.
(16)	Represents 10,000 shares of Common Stock held by Mr. Igelman and 25,000 shares of Common Stock issuable upon exercise of vested options held by Mr. Igelman.
(17)	Represents 7,010 shares of Common Stock held by Mr. Heyer.
(18)	Represents 688,176 shares of Common Stock and 2,439,533 shares of Common Stock issuable upon the exercise of vested options. See Notes 6 through 17, above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who beneficially own more than 10% of our Common Stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such person.

Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and greater-than-10% stockholders were complied with for Fiscal 2012, except that Brian Swette and Fritzi Woods, our directors, each filed two late reports with respect to two transactions.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

Stockholder proposals may be included in our proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable SEC rules. For a stockholder proposal to be included in our proxy materials for the next Annual Meeting, the proposal must be received at our principal executive offices, addressed to the Secretary, not later than 120 days prior to the anniversary of this year’s proxy materials were released to stockholders, which date shall be December  , 2013. Stockholder business that is not intended for inclusion in our proxy materials may be brought before the Annual Meeting so long as we receive notice of the proposal as specified by our Bylaws, addressed to the Secretary at our principal executive offices, not later than the above date.

51

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for our Notice of Internet Availability of Proxy Materials, and for those stockholders that received a paper copy of proxy materials in the mail, our proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single Notice, or for stockholders receiving a paper copy of proxy materials, a proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Jamba stockholders will be “householding” our proxy materials. A single Notice, or for stockholders receiving a paper copy of proxy materials, a proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice, or for stockholders receiving a paper copy of proxy materials, a proxy statement and annual report, please notify your broker, direct your written request to Investor Relations Department, Jamba, Inc., 6475 Christie Avenue, Suite 150, Emeryville, CA 94608 or contact our Corporate Secretary by telephone at (510) 596-0100. Stockholders who currently receive multiple copies of the Notice, or for stockholders receiving a paper copy of proxy materials, a proxy statement at their address and would like to request “householding” of their communications should contact their broker.

TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the Board of Directors knows of no other business that will be conducted at the Annual Meeting other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By Order of the Board of Directors,

KAREN L. LUEY

Secretary

April  , 2013

52

Appendix A

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted Operating Profit, Non-GAAP Adjusted Operating Profit Margin

	52 Week	53 Week
	Period Ended	Period Ended
(Dollars in thousands)	January 1, 2013	January 3, 2012

Net income (loss)	$302	$(8,298)
Interest income	(61)	(159)
Interest expense	217	473
Income tax (expense) benefit	155	(340)
Depreciation and amortization	11,062	12,463
Impairment of long-lived assets	711	1,291
Other operating, net	(754)	1,896
General and administrative	40,771	37,798
Non-GAAP Adjusted operating profit	$52,403	$45,124

A-1

Appendix B

CERTIFICATE OF AMENDMENT TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

JAMBA, INC.

Jamba, Inc. (the “Company”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “General Corporation Law”), does hereby adopt this Certificate of Amendment, which amends its Amended and Restated Certificate of Incorporation and all amendments thereto that are in effect immediately prior hereto (the “Certificate of Incorporation”) as described below, and does hereby certify as follows:

1. The name of this corporation is Jamba, Inc.

2. The Certificate of Incorporation of the Corporation is hereby amended by deleting in its entirety Article FOURTH thereof and inserting in lieu thereof the following:

“FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 31,000,000 of which 30,000,000 shares shall be Common Stock of the par value of $.001 per share and 1,000,000 shares shall be Preferred Stock of the par value of $.001 per share.

A. Preferred Stock. The Board of Directors is expressly granted authority to issue shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, (full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a “Preferred Stock Designation”) and as may be permitted by the GCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

B. Common Stock. Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.”

Upon the filing and effectiveness (the “Effective Time”), pursuant to the GCL, of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation, each five (5) shares of Common Stock either issued and outstanding or held by the Corporation in its treasury immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. All shares of Common Stock (including fractions thereof) held by a holder immediately prior to the Reverse Stock Split shall be aggregated for purposes of determining whether the Reverse Stock Split would result in the issuance of a fractional share. Any fractional share resulting from such aggregation of Common Stock upon the Reverse Stock Split shall be converted into the right to receive a cash payment in an amount equal to the fraction to which such holder would otherwise be entitled multiplied by the closing price of a share of Common Stock on the NASDAQ Capital Market immediately prior to the Effective Time. The Company shall not be obligated to issue certificates evidencing the shares of Common Stock outstanding as a result of the Reverse Stock Split unless and until the certificates evidencing the shares held by a holder prior to the Reverse Stock Split are either delivered to the Company or its transfer agent, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. Each stock certificate that, immediately prior to the effective time of the Reverse Stock Split, represented shares of old Common Stock shall, from and after the effective time of the Reverse Stock Split, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of new Common Stock into which the shares of old Common Stock represented by such certificate shall have been reclassified (as well as the right to receive cash in lieu of any fractional shares of new Common Stock as set forth above), provided, however, that each holder of record of a certificate that represented shares of old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of new Common Stock into which the shares of old Common Stock represented by such certificate shall have been reclassified, as well as any cash in lieu of fractional shares of new Common Stock to which such holder may be entitled as set forth above.”

A-2

3. The Board of Directors duly adopted resolutions in accordance with Section 242 of the General Corporation Law, approving the foregoing amendments, declaring said amendments to be advisable and in the best interests of the Company and its stockholders, and authorizing the appropriate officers of the Company to solicit the consent of the Company’s stockholders.

4. The foregoing amendments of the Certificate of Incorporation have been duly adopted by the Company’s stockholders in accordance with the provisions of Sections 211 and 242 of the General Corporation Law.

5. This amendment to the Company’s Certificate of Incorporation shall be effective on and as of the date of filing of this Certificate of Amendment with the Delaware Secretary of State.

[Remainder of Page Intentionally Blank]

A-3

IN WITNESS WHEREOF, the undersigned officer has executed this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Jamba, Inc. as of this [·] day of [·], 2013.

JAMBA, INC.

By:
Name:	James D. White
Title:	Chairman of the Board, Chief Executive Officer and President

A-4

Appendix C

2013 Equity Incentive Plan

of

Jamba, Inc.

Table of Contents

1.	Establishment, Purpose and Term of Plan		1
	1.1	Establishment	1
	1.2	Purpose	1
	1.3	Term of Plan	1
2.	Definitions and Construction		1
	2.1	Definitions	1
	2.2	Construction	8
3.	Administration		9
	3.1	Administration by the Committee	9
	3.2	Authority of Officers	9
	3.3	Administration with Respect to Insiders	9
	3.4	Committee Complying with Section 162(m)	9
	3.5	Powers of the Committee	9
	3.6	Option or SAR Repricing	10
	3.7	Indemnification	10
4.	Shares Subject to Plan		11
	4.1	Maximum Number of Shares Issuable	11
	4.2	Share Counting	11
	4.3	Adjustments for Changes in Capital Structure	12
	4.4	Assumption or Substitution of Awards	13
5.	Eligibility, Participation and Award Limitations		13
	5.1	Persons Eligible for Awards	13
	5.2	Participation in the Plan	13
	5.3	Award Limitations	13
6.	Stock Options		14
	6.1	Exercise Price	14
	6.2	Exercisability and Term of Options	15
	6.3	Payment of Exercise Price	15
	6.4	Effect of Termination of Service	16
	6.5	Transferability of Options	17
	6.6	Deemed Exercise of Options	17
7.	Stock Appreciation Rights		18
	7.1	Types of SARs Authorized	18
	7.2	Exercise Price	18
	7.3	Exercisability and Term of SARs	18
	7.4	Exercise of SARs	19
	7.5	Deemed Exercise of SARs	19
	7.6	Effect of Termination of Service	19
	7.7	Transferability of SARs	19

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8.	Restricted Stock Awards		20
	8.1	Types of Restricted Stock Awards Authorized	20
	8.2	Purchase Price	20
	8.3	Purchase Period	20
	8.4	Payment of Purchase Price	20
	8.5	Vesting and Restrictions on Transfer	20
	8.6	Voting Rights; Dividends and Distributions	21
	8.7	Effect of Termination of Service	21
	8.8	Nontransferability of Restricted Stock Award Rights	21
9.	Restricted Stock Unit Awards		22
	9.1	Grant of Restricted Stock Unit Awards	22
	9.2	Purchase Price	22
	9.3	Vesting	22
	9.4	Voting Rights, Dividend Equivalent Rights and Distributions	22
	9.5	Effect of Termination of Service	23
	9.6	Settlement of Restricted Stock Unit Awards	23
	9.7	Nontransferability of Restricted Stock Unit Awards	23
10.	Performance Awards		24
	10.1	Types of Performance Awards Authorized	24
	10.2	Initial Value of Performance Shares and Performance Units	24
	10.3	Establishment of Performance Period, Performance Goals and Performance Award Formula	24
	10.4	Measurement of Performance Goals	24
	10.5	Settlement of Performance Awards	25
	10.6	Voting Rights; Dividend Equivalent Rights and Distributions	27
	10.7	Effect of Termination of Service	27
	10.8	Nontransferability of Performance Awards	28
11.	Cash-Based Awards and Other Stock-Based Awards		28
	11.1	Grant of Cash-Based Awards	28
	11.2	Grant of Other Stock-Based Awards	28
	11.3	Value of Cash-Based and Other Stock-Based Awards	28
	11.4	Payment or Settlement of Cash-Based Awards and Other Stock-Based Awards	29
	11.5	Voting Rights; Dividend Equivalent Rights and Distributions	29
	11.6	Effect of Termination of Service	29
	11.7	Nontransferability of Cash-Based Awards and Other Stock-Based Awards	29
12.	Deferred Compensation Awards		30
	12.1	Establishment of Deferred Compensation Award Programs	30
	12.2	Terms and Conditions of Deferred Compensation Awards	30
13.	Standard Forms of Award Agreement		30
	13.1	Award Agreements	30
	13.2	Authority to Vary Terms	31
14.	Change in Control		31
	14.1	Effect of Change in Control on Awards	31
	14.2	Federal Excise Tax Under Section 4999 of the Code	32
15.	Compliance with Securities Law

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16.	Compliance with Section 409A		33
	16.1	Awards Subject to Section 409A	33
	16.2	Deferral and/or Distribution Elections	33
	16.3	Subsequent Elections	34
	16.4	Payment of Section 409A Deferred Compensation	34
17.	Tax Withholding		33
	17.1	Tax Withholding in General	36
	17.2	Withholding in or Directed Sale of Shares	37
18.	Amendment, Suspension or Termination of Plan		37
19.	Miscellaneous Provisions		37
	19.1	Repurchase Rights	37
	19.2	Forfeiture Events	38
	19.3	Provision of Information	38
	19.4	Rights as Employee, Consultant or Director	38
	19.5	Rights as a Stockholder	38
	19.6	Delivery of Title to Shares	39
	19.7	Fractional Shares	39
	19.8	Retirement and Welfare Plans	39
	19.9	Beneficiary Designation	39
	19.10	Severability	39
	19.11	No Constraint on Corporate Action	39
	19.12	Unfunded Obligation	40
	19.13	Choice of Law	40

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1.             Establishment, Purpose and Term of Plan.

1.1          Establishment. The 2013 Equity Incentive Plan of Jamba, Inc. (the “Plan”) was approved by the Board on February 27, 2013, and shall be subject to approval by the stockholders of the Company at which time it shall become effective (the “Effective Date”).

1.2          Purpose. The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Stock Appreciation Rights, Restricted Stock Purchase Rights, Restricted Stock Bonuses, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, Other Stock-Based Awards, and Deferred Compensation Awards.

1.3          Term of Plan. The Plan shall continue in effect until its termination by the Committee; provided, however, that all Awards shall be granted, if at all, on or before ten (10) years from the Effective Date.

2.             Definitions and Construction.

2.1          Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a)              “Affiliate” means (i) a parent entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) a subsidiary entity, other than a Subsidiary Corporation, that is controlled by the Company directly or indirectly through one or more intermediary entities. For this purpose, the terms “parent,” “subsidiary,” “control” and “controlled by” shall have the meanings assigned such terms for the purposes of registration of securities on Form S-8 under the Securities Act.

(b)              “Award” means any Option, Stock Appreciation Right, Restricted Stock Purchase Right, Restricted Stock Bonus, Restricted Stock Unit, Performance Share, Performance Unit, Cash-Based Award, Other Stock-Based Award or Deferred Compensation Award granted under the Plan.

(c)              “Award Agreement” means a written or electronic agreement between the Company and a Participant setting forth the terms, conditions and restrictions applicable to an Award.

(d)              “Board” means the Board of Directors of the Company.

(e)              “Cash-Based Award” means an Award denominated in cash and granted pursuant to Section 11.

(f)               “Cashless Exercise” means a Cashless Exercise as defined in Section 6.3(b)(i).

(g)              “Cause” means, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or other written agreement between a Participant and a Participating Company applicable to an Award, any of the following: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Participating Company documents or records; (ii) the Participant’s material failure to abide by a Participating Company’s code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of a Participating Company (including, without limitation, the Participant’s improper use or disclosure of a Participating Company’s confidential or proprietary information); (iv) any intentional act by the Participant which has a material detrimental effect on a Participating Company’s reputation or business; (v) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Participant of any employment, service, non-disclosure, non-competition, non-solicitation or other similar agreement between the Participant and a Participating Company, which breach is not cured pursuant to the terms of such agreement; or (vii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with a Participating Company.

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(h)              “Change in Control” means the occurrence of any one or a combination of the following:

(i)                   any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total Fair Market Value or total combined voting power of the Company’s then-outstanding securities entitled to vote generally in the election of Directors; provided, however, that a Change in Control shall not be deemed to have occurred if such degree of beneficial ownership results from any of the following: (A) an acquisition by any person who on the Effective Date is the beneficial owner of more than fifty percent (50%) of such voting power, (B) any acquisition directly from the Company, including, without limitation, pursuant to or in connection with a public offering of securities, (C) any acquisition by the Company, (D) any acquisition by a trustee or other fiduciary under an employee benefit plan of a Participating Company or (E) any acquisition by an entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the voting securities of the Company; or

(ii)                 an Ownership Change Event or series of related Ownership Change Events (collectively, a “Transaction”) in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding securities entitled to vote generally in the election of Directors or, in the case of an Ownership Change Event described in Section 2.1(ff)(iii), the entity to which the assets of the Company were transferred (the “Transferee”), as the case may be; or

(iii)                approval by the stockholders of a plan of complete liquidation or dissolution of the Company.

For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Committee shall determine whether multiple acquisitions of the voting securities of the Company and/or multiple Ownership Change Events are related and to be treated in the aggregate as a single Change in Control, and its determination shall be final, binding and conclusive.

(i)                “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations or administrative guidelines promulgated thereunder.

(j)               “Committee” means the Compensation Committee and such other committee or subcommittee of the Board, if any, duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board. If, at any time, there is no committee of the Board then authorized or properly constituted to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.

(k)              “Company” means Jamba, Inc., a Delaware corporation, or any successor corporation thereto.

(l)                “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a member of the Board) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on Form S-8 under the Securities Act.

(m)            “Covered Employee” means, at any time the Plan is subject to Section 162(m), any Employee who is or may reasonably be expected to become a “covered employee” as defined in Section 162(m), or any successor statute, and who is designated, either as an individual Employee or a member of a class of Employees, by the Committee no later than the earlier of (i) the date that is ninety (90) days after the beginning of the Performance Period, or (ii) the date on which twenty-five percent (25%) of the Performance Period has elapsed, as a “Covered Employee” under this Plan for such applicable Performance Period.

(n)              “Deferred Compensation Award” means an Award granted to a Participant pursuant to Section 12.

(o)              “Director” means a member of the Board.

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(p)              “Disability” means the permanent and total disability of the Participant, within the meaning of Section 22(e)(3) of the Code.

(q)              “Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award (other than an Option or SAR) held by such Participant.

(r)               “Employee” means any person treated as an employee (including an Officer or a member of the Board who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a member of the Board nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion, whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the terms of the Plan as of the time of the Company’s determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an Employee.

(s)               “ERISA” means the Employee Retirement Income Security Act of 1974 and any applicable regulations or administrative guidelines promulgated thereunder.

(t)               “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(u)              “Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(i)                   Except as otherwise determined by the Committee, if, on such date, the Stock is listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock as quoted on the national or regional securities exchange or quotation system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or quotation system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded or quoted prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.

(ii)                 Notwithstanding the foregoing, the Committee may, in its discretion, determine the Fair Market Value of a share of Stock on the basis of the opening, closing, or average of the high and low sale prices of a share of Stock on such date or the preceding trading day, the actual sale price of a share of Stock received by a Participant, any other reasonable basis using actual transactions in the Stock as reported on a national or regional securities exchange or quotation system, or on any other basis consistent with the requirements of Section 409A. The Committee may vary its method of determination of the Fair Market Value as provided in this Section for different purposes under the Plan to the extent consistent with the requirements of Section 409A.

(iii)                If, on such date, the Stock is not listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse, and in a manner consistent with the requirements of Section 409A.

(v)              “Full Value Award” means any Award settled in Stock, other than (i) an Option, (ii) a Stock Appreciation Right, or (iii) a Restricted Stock Purchase Right or an Other Stock-Based Award under which the Company will receive monetary consideration equal to the Fair Market Value (determined on the effective date of grant) of the shares subject to such Award.

(w)             “Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

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(x)              “Insider” means an Officer, Director or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(y)              “Net Exercise” means a Net Exercise as defined in Section 6.3(b)(iii).

(z)              “Nonemployee Director” means a Director who is not an Employee.

(aa)          “Nonemployee Director Award” means any Award granted to a Nonemployee Director.

(bb)          “Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Award Agreement) or which does not qualify as an incentive stock option within the meaning of Section 422(b) of the Code.

(cc)           “Officer” means any person designated by the Board as an officer of the Company.

(dd)          “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

(ee)           “Other Stock-Based Award” means an Award denominated in shares of Stock and granted pursuant to Section 11.

(ff)            “Ownership Change Event” means the occurrence of any of the following with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of securities of the Company representing more than fifty percent (50%) of the total combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of Directors; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).

(gg)           “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(hh)          “Participant” means any eligible person who has been granted one or more Awards.

(ii)              “Participating Company” means the Company or any Parent Corporation, Subsidiary Corporation or Affiliate.

(jj)             “Participating Company Group” means, at any point in time, the Company and all other entities collectively which are then Participating Companies.

(kk)          “Performance Award” means an Award of Performance Shares or Performance Units.

(ll)              “Performance Award Formula” means, for any Performance Award, a formula or table established by the Committee pursuant to Section 10.3 which provides the basis for computing the value of a Performance Award at one or more levels of attainment of the applicable Performance Goal(s) measured as of the end of the applicable Performance Period.

(mm)      “Performance-Based Compensation” means compensation under an Award that satisfies the requirements of Section 162(m) for certain performance-based compensation paid to Covered Employees.

(nn)          “Performance Goal” means a performance goal established by the Committee pursuant to Section 10.3.

(oo)          “Performance Period” means a period established by the Committee pursuant to Section 10.3 at the end of which one or more Performance Goals are to be measured.

(pp)          “Performance Share” means a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Share, as determined by the Committee, based upon attainment of applicable Performance Goal(s).

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(qq)          “Performance Unit” means a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Unit, as determined by the Committee, based upon attainment of applicable Performance Goal(s).

(rr)             “Predecessor Plan” means the Amended and Restated 2006 Employee, Director and Consultant Stock Plan.

(ss)            “Restricted Stock Award” means an Award of a Restricted Stock Bonus or a Restricted Stock Purchase Right.

(tt)             “Restricted Stock Bonus” means Stock granted to a Participant pursuant to Section 8.

(uu)          “Restricted Stock Purchase Right” means a right to purchase Stock granted to a Participant pursuant to Section 8.

(vv)          “Restricted Stock Unit” means a right granted to a Participant pursuant to Section 9 to receive on a future date or event a share of Stock or cash in lieu thereof, as determined by the Committee.

(ww)        “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(xx)          “SAR” or “Stock Appreciation Right” means a right granted to a Participant pursuant to Section 7 to receive payment, for each share of Stock subject to such Award, of an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the Award over the exercise price thereof.

(yy)          “Section 162(m)” means Section 162(m) of the Code.

(zz)           “Section 409A” means Section 409A of the Code.

(aaa)       “Section 409A Deferred Compensation” means compensation provided pursuant to an Award that constitutes nonqualified deferred compensation within the meaning of Section 409A.

(bbb)       “Securities Act” means the Securities Act of 1933, as amended.

(ccc)        “Service” means a Participant’s employment or service with the Participating Company Group, whether as an Employee, a Director or a Consultant. Unless otherwise provided by the Committee, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders such Service or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service shall not be deemed to have been interrupted or terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company. However, unless otherwise provided by the Committee, if any such leave taken by a Participant exceeds ninety (90) days, then on the ninety-first (91st) day following the commencement of such leave the Participant’s Service shall be deemed to have terminated, unless the Participant’s right to return to Service is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, an unpaid leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement. A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the business entity for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

(ddd)       “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.3.

(eee)        “Stock Tender Exercise” means a Stock Tender Exercise as defined in Section 6.3(b)(ii).

(fff)          “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

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(ggg)        “Ten Percent Owner” means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company (other than an Affiliate) within the meaning of Section 422(b)(6) of the Code.

(hhh)       “Trading Compliance Policy” means the written policy of the Company pertaining to the purchase, sale, transfer or other disposition of the Company’s equity securities by Directors, Officers, Employees or other service providers who may possess material, nonpublic information regarding the Company or its securities.

(iii)             “Vesting Conditions” mean those conditions established in accordance with the Plan prior to the satisfaction of which an Award or shares subject to an Award remain subject to forfeiture or a repurchase option in favor of the Company exercisable for the Participant’s monetary purchase price, if any, for such shares upon the Participant’s termination of Service.

2.2          Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3.             Administration.

3.1          Administration by the Committee. The Plan shall be administered by the Committee. All questions of interpretation of the Plan, of any Award Agreement or of any other form of agreement or other document employed by the Company in the administration of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or such Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or Award Agreement or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest therein. All expenses incurred in the administration of the Plan shall be paid by the Company.

3.2          Authority of Officers. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided that the Officer has apparent authority with respect to such matter, right, obligation, determination or election.

3.3          Administration with Respect to Insiders. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

3.4          Committee Complying with Section 162(m). If the Company is a “publicly held corporation” within the meaning of Section 162(m), the Board may establish a Committee of “outside directors” within the meaning of Section 162(m) to approve the grant of any Award intended to result in the payment of Performance-Based Compensation.

3.5          Powers of the Committee. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, including, but not limited to the prohibitions on Option or SAR repricings set forth in Section 3.6, the Committee shall have the full and final power and authority, in its discretion:

(a)     to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock, units or monetary value to be subject to each Award;

(b)     to determine the type of Award granted;

(c)     to determine the Fair Market Value of shares of Stock or other property;

(d)     to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with any Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Performance Measures, Performance Period, Performance Award Formula and Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of the expiration of any Award, (vii) the effect of the Participant’s termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

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(e)     to determine whether an Award will be settled in shares of Stock, cash, other property or in any combination thereof;

(f)      to approve one or more forms of Award Agreement;

(g)     to amend, modify, or cancel any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;

(h)     to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of Service;

(i)       to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws or regulations of or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose citizens may be granted Awards; and

(j)      to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

3.6          Option or SAR Repricing. Without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, the Committee shall not approve a program providing for either (a) the cancellation of outstanding Options or SARs having exercise prices per share greater than the then Fair Market Value of a share of Stock (“Underwater Awards”) and the grant in substitution therefore of new Options or SARs having a lower exercise price, Full Value Awards, or payments in cash, or (b) the amendment of outstanding Underwater Awards to reduce the exercise price thereof. This Section shall not apply to adjustments pursuant to the assumption of or substitution for an Option or SAR in a manner that would comply with Section 424(a) or Section 409A of the Code or to an adjustment pursuant to Section 4.3.

3.7          Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, to the extent permitted by applicable law, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4.             Shares Subject to Plan.

4.1    Maximum Number of Shares Issuable. Subject to adjustment as provided in Section 4.3, as of the Plan’s Effective Date, the maximum number of shares of Stock that may be issued under the Plan pursuant to Awards shall be equal to nine-million (9,000,000) shares, less (i) one share for every one share of stock subject to an option or stock appreciation right granted under the Predecessor Plan on or after January 1, 2013 and prior to the Plan's Effective Date; and (ii) 1.46 shares for every one share of stock subject to an award other than an option or stock appreciation right granted under the Predecessor Plan on or after January 1, 2013 and prior to the Plan’s Effective Date. Any shares of Stock that are subject to Options or SARs shall be counted against this limit as one share for every one share granted, and any shares of Stock that are subject to Full Value Awards shall be counted against this limit as 1.46 shares for every one share granted. Shares of stock that may be issued under the Plan pursuant to Awards shall consist of authorized or reacquired shares of Stock or any combination thereof. After the Plan’s Effective Date, no awards may be granted under the Predecessor Plan..

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4.2          Share Counting.

(a)     If (i) an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company for an amount not greater than the Participant’s purchase price, or (ii) after January 1, 2013 an outstanding award under the Predecessor Plan expires, is terminated or canceled without having been exercised or settled in full, or if shares acquired pursuant to an award subject to forfeiture or repurchase under the Predecessor Plan are forfeited or repurchased by the Company for an amount not greater than the holder’s purchase price, then in each case the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock (or award or shares under the Predecessor Plan) shall again be available for issuance under the Plan. Shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. Shares withheld or reacquired by the Company in satisfaction of tax withholding obligations applicable to SARs and Options pursuant to Section 17.2 (or after January 1, 2013, applicable to stock appreciation rights and options under the Predecessor Plan), shall not again be available for issuance under the Plan. Shares withheld by the Company in satisfaction of tax withholding obligations described in Section 17.2 with respect to Full Value Awards (or after January 1, 2013, with respect to awards other than options or stock appreciation rights under the Predecessor Plan), shall again be available for issuance under the Plan. Upon payment in shares of Stock pursuant to the exercise of an SAR (or after January 1, 2013, the exercise of a stock appreciation right under the Predecessor Plan), the number of shares available for issuance under the Plan shall be reduced by the gross number of shares subject to the SAR. If the exercise price of an Option is paid by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant, or by means of a Net-Exercise (or after January 1, 2013, an option under the Predecessor Plan), the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the Option (or option under the Predecessor Plan) is exercised. Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise Options (or after January 1, 2013, options under the Predecessor Plan) shall not be added to the shares of Stock authorized for grant under this Plan.

(b)     Any shares of Stock that again become available for grant pursuant to this Section shall be added back as (i) one share of Stock for every one share subject to Options or SARs granted under the Plan or options or stock appreciation rights granted under the Predecessor Plan, and (ii) as 1.46 shares of stock for every one share subject to Full Value Awards granted under the Plan or awards other than options or stock appreciation rights granted under the Predecessor Plan.

4.3          Adjustments for Changes in Capital Structure. Subject to any required action by the stockholders of the Company and the requirements of Sections 409A and 424 of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting regular, periodic cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number and kind of shares subject to the Plan and to any outstanding Awards, the Award limits set forth in Section 5.3, and in the exercise or purchase price per share under any outstanding Award in order to prevent dilution or enlargement of Participants’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Committee may unilaterally amend the outstanding Awards to provide that such Awards are for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise or purchase price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Committee, in its discretion. Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number, and in no event may the exercise or purchase price under any Award be decreased to an amount less than the par value, if any, of the stock subject to such Award. The Committee in its discretion, may also make such adjustments in the terms of any Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate, including modification of Performance Goals, Performance Award Formulas and Performance Periods. The adjustments determined by the Committee pursuant to this Section shall be final, binding and conclusive.

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4.4    Assumption or Substitution of Awards. The Committee may, without affecting the number of shares of Stock reserved or available hereunder, authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with Section 409A and any other applicable provisions of the Code. In addition, subject to compliance with applicable laws, and listing requirements, shares available for grant under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for awards under the Plan to individuals who were not Employees or Directors of the Participating Company Group prior to the transaction and shall not reduce the share reserve set forth above.

5.             Eligibility, Participation and Award Limitations.

5.1    Persons Eligible for Awards. Awards may be granted only to Employees, Consultants and Directors.

5.2    Participation in the Plan. Awards are granted solely at the discretion of the Committee. Eligible persons may be granted more than one Award. However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

5.3    Award Limitations.

(a)     Incentive Stock Option Limitations.

(i)                   Maximum Number of Shares Issuable Pursuant to Incentive Stock Options. Subject to adjustment as provided in Section 4.3, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall not exceed nine-million (9,000,000) shares.

(ii)                 Persons Eligible. An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee of the Company, a Parent Corporation or a Subsidiary Corporation (each being an “ISO-Qualifying Corporation”). Any person who is not an Employee of an ISO-Qualifying Corporation on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option.

(iii)                Fair Market Value Limitation. To the extent that options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a limitation different from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Upon exercise, shares issued pursuant to each such portion shall be separately identified.

(b)     Section 162(m) Award Limits. Subject to adjustment as provided in Section 4.3:

(i)                   Options and SARs. No Employee shall be granted within any fiscal year of the Company one or more Options or SARS which are intended to qualify as Performance-Based Compensation to purchase more than one-million five hundred thousand (1,500,000) shares of Stock under Options or to receive compensation calculated with reference to more than that number of SARs. Notwithstanding the foregoing, for a newly hired Participant, this limitation shall be three-million (3,000,000) shares of Stock.

(ii)                   Full Value and Cash Awards. No Employee shall be granted within any fiscal year of the Company one or more Full Value Awards intended to qualify for treatment as Performance-Based Compensation which in the aggregate could result in such Employee receiving more than one-million (1,000,000) shares for each full fiscal year of the Company contained in the Performance Period for such Award. Notwithstanding the foregoing, with respect to a newly hired Participant, the share limits set forth above shall be two-million (2,000,000) shares. With respect to an Award of Performance Based Compensation payable in cash, the maximum amount shall be nine-million dollars ($9,000,000) for each fiscal year contained in the Performance Period.

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(c)     Limit on Awards to Nonemployee Directors. Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Nonemployee Director Awards granted to any Nonemployee Director during any single calendar year shall not exceed four hundred thousand dollars ($400,000). .

6.             Stock Options.

Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall from time to time establish. Award Agreements evidencing Options may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

6.1    Exercise Price. The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner that would qualify under the provisions of Section 409A or 424(a) of the Code.

6.2    Exercisability and Term of Options. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option and (c) no Option granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable until at least six (6) months following the date of grant of such Option (except in the event of such Employee’s death, disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act). Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, each Option shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

6.3    Payment of Exercise Price.

(a)     Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or in cash equivalent; (ii) if permitted by the Committee and subject to the limitations contained in Section 6.3(b), by means of (1) a Cashless Exercise, (2) a Stock Tender Exercise or (3) a Net Exercise; (iii) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (iv) by any combination thereof. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

(b)     Limitations on Forms of Consideration.

(i)                   Cashless Exercise. A “Cashless Exercise” means the delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System). The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.

(ii)                 Stock Tender Exercise. A “Stock Tender Exercise” means the delivery of a properly executed exercise notice accompanies by a Participant’s tender to the Company, or attestation to the ownership, in a form acceptable to the Company of whole shares of Stock owned by the Participant having a Fair Market Value that does not exceed the aggregate exercise price for the shares with respect to which the Option is exercised. A Stock Tender Exercise shall not be permitted if it would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. If required by the Company, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for a period of time required by the Company (and not used for another option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.

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(iii)                Net Exercise. A “Net Exercise” means the delivery of a properly executed exercise notice followed by a procedure pursuant to which (1) the Company will reduce the number of shares otherwise issuable to a Participant upon the exercise of an Option by the largest whole number of shares having a Fair Market Value that does not exceed the aggregate exercise price for the shares with respect to which the Option is exercised, and (2) the Participant shall pay to the Company in cash the remaining balance of such aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued.

6.4    Effect of Termination of Service.

(a)     Option Exercisability. Subject to earlier termination of the Option as otherwise provided by this Plan and unless otherwise provided by the Committee, an Option shall terminate immediately upon the Participant’s termination of Service to the extent that it is then unvested and shall be exercisable after the Participant’s termination of Service to the extent it is then vested only during the applicable time period determined in accordance with this Section and thereafter shall terminate. Except as otherwise provided in the Award Agreement, or other agreement governing the Option, vested Options shall remain exercisable failing a termination of Service as follows:

(i)                   Disability. If the Participant’s Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of one (1) year after the date on which the Participant’s Service terminated, but in any event no later than the date of expiration of the Option’s term as set forth in the Award Agreement evidencing such Option (the “Option Expiration Date”).

(ii)                 Death. If the Participant’s Service terminates because of the death of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of one (1) year after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

(iii)                Termination for Cause. Notwithstanding any other provision of the Plan to the contrary, if the Participant’s Service is terminated for Cause or if, following the Participant’s termination of Service and during any period in which the Option otherwise would remain exercisable, the Participant engages in any act that would constitute Cause, the Option shall terminate in its entirety and cease to be exercisable immediately upon such termination of Service or act.

(iv)               Other Termination of Service. If the Participant’s Service terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of ninety (90) days after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

(b)     Extension if Exercise Prevented by. Notwithstanding the foregoing, other than with respect to a termination of Service for Cause, if the exercise of an Option within the applicable time periods set forth in Section 6.4(a) is prevented by the provisions of Section 15 below, the Option shall remain exercisable until the later of (i) thirty (30) days after the date such exercise first would no longer be prevented by such provisions or (ii) the end of the applicable time period under Section 6.4(a), but in any event no later than the Option Expiration Date.

6.5    Transferability of Options. During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. An Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option, a Nonstatutory Stock Option may be assignable or transferable subject to the applicable limitations, described in the General Instructions to Form S-8 under the Securities Act; provided that no consideration may be received for any transfer. An Incentive Stock Option shall not be assignable or transferable in any manner.

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6.6    Deemed Exercise of Options. If, on the date on which an Option would otherwise terminate or expire, the Option by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such Option, then any portion of such Option which has not previously been exercised shall automatically be deemed to be exercised as of such date with respect to such portion pursuant to a Net Exercise procedure and withholding of shares of Stock as described in Section 17.2.

7.             Stock Appreciation Rights.

Stock Appreciation Rights shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. Award Agreements evidencing SARs may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

7.1          Types of SARs Authorized. SARs may be granted in tandem with all or any portion of a related Option (a “Tandem SAR”) or may be granted independently of any Option (a “Freestanding SAR”). A Tandem SAR may only be granted concurrently with the grant of the related Option.

7.2          Exercise Price. The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share subject to a Tandem SAR shall be the exercise price per share under the related Option and (b) the exercise price per share subject to a Freestanding SAR shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the SAR. Notwithstanding the foregoing, a SAR may be granted with an exercise price lower than the minimum exercise price set forth above if such SAR is granted pursuant to an assumption or substitution for another stock appreciation right in a manner that would qualify under the provisions of Section 409A of the Code.

7.3          Exercisability and Term of SARs.

(a)     Tandem SARs. Tandem SARs shall be exercisable only at the time and to the extent, and only to the extent, that the related Option is exercisable, subject to such provisions as the Committee may specify where the Tandem SAR is granted with respect to less than the full number of shares of Stock subject to the related Option. The Committee may, in its discretion, provide in any Award Agreement evidencing a Tandem SAR that such SAR may not be exercised without the advance approval of the Company and, if such approval is not given, then the Option shall nevertheless remain exercisable in accordance with its terms. A Tandem SAR shall terminate and cease to be exercisable no later than the date on which the related Option expires or is terminated or canceled. Upon the exercise of a Tandem SAR with respect to some or all of the shares subject to such SAR, the related Option shall be canceled automatically as to the number of shares with respect to which the Tandem SAR was exercised. Upon the exercise of an Option related to a Tandem SAR as to some or all of the shares subject to such Option, the related Tandem SAR shall be canceled automatically as to the number of shares with respect to which the related Option was exercised.

(b)     Freestanding SARs. Freestanding SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that (i) no Freestanding SAR shall be exercisable after the expiration of ten (10) years after the effective date of grant of such SAR, and (ii) no Freestanding SAR granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable until at least six (6) months following the date of grant of such SAR (except in the event of such Employee’s death, disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act). Subject to the foregoing, unless otherwise specified by the Committee in the grant of a Freestanding SAR, each Freestanding SAR shall terminate ten (10) years after the effective date of grant of the SAR, unless earlier terminated in accordance with its provisions.

7.4          Exercise of SARs. Upon the exercise (or deemed exercise pursuant to Section 7.5) of an SAR, the Participant (or the Participant’s legal representative or other person who acquired the right to exercise the SAR by reason of the Participant’s death) shall be entitled to receive payment of an amount for each share with respect to which the SAR is exercised equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price. Payment of such amount shall be made (a) in the case of a Tandem SAR, solely in shares of Stock in a lump sum upon the date of exercise of the SAR and (b) in the case of a Freestanding SAR, in cash, shares of Stock, or any combination thereof as determined by the Committee, in a lump sum upon the date of exercise of the SAR. When payment is to be made in shares of Stock, the number of shares to be issued shall be determined on the basis of the Fair Market Value of a share of Stock on the date of exercise of the SAR. For purposes of Section 7, an SAR shall be deemed exercised on the date on which the Company receives notice of exercise from the Participant or as otherwise provided in Section 7.5.

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7.5          Deemed Exercise of SARs. If, on the date on which an SAR would otherwise terminate or expire, the SAR by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such SAR, then any portion of such SAR which has not previously been exercised shall automatically be deemed to be exercised as of such date with respect to such portion pursuant to a Net Exercise procedure and withholding of shares of Stock as described in Section 17.2.

7.6          Effect of Termination of Service. Subject to earlier termination of the SAR as otherwise provided herein and unless otherwise provided by the Committee, an SAR shall be exercisable after a Participant’s termination of Service only to the extent and during the applicable time period determined in accordance with Section 6.4 (treating the SAR as if it were an Option) and thereafter shall terminate.

7.7          Transferability of SARs. During the lifetime of the Participant, an SAR shall be exercisable only by the Participant or the Participant’s guardian or legal representative. An SAR shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Award, a Tandem SAR related to a Nonstatutory Stock Option or a Freestanding SAR may be assignable or transferable subject to the applicable limitations, described in the General Instructions to Form S-8 under the Securities Act; provided that no consideration may be received for any transfer.

8.             Restricted Stock Awards.

Restricted Stock Awards shall be evidenced by Award Agreements specifying whether the Award is a Restricted Stock Bonus or a Restricted Stock Purchase Right and the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. Award Agreements evidencing Restricted Stock Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

8.1          Types of Restricted Stock Awards Authorized. Restricted Stock Awards may be granted in the form of either a Restricted Stock Bonus or a Restricted Stock Purchase Right. Restricted Stock Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4. If either the grant of or satisfaction of Vesting Conditions applicable to a Restricted Stock Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a).

8.2          Purchase Price. The purchase price for shares of Stock issuable under each Restricted Stock Purchase Right shall be established by the Committee in its discretion. No monetary payment (other than applicable tax withholding) shall be required as a condition of receiving shares of Stock pursuant to a Restricted Stock Bonus, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock subject to a Restricted Stock Award.

8.3          Purchase Period. A Restricted Stock Purchase Right shall be exercisable within a period established by the Committee, which shall in no event exceed thirty (30) days from the effective date of the grant of the Restricted Stock Purchase Right.

8.4          Payment of Purchase Price. Except as otherwise provided below, payment of the purchase price for the number of shares of Stock being purchased pursuant to any Restricted Stock Purchase Right shall be made (a) in cash, by check or in cash equivalent, (b) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (c) by any combination thereof.

8.5          Vesting and Restrictions on Transfer. Shares issued pursuant to any Restricted Stock Award may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. During any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than pursuant to an Ownership Change Event or as provided in Section 8.8. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Award that, if the satisfaction of Vesting Conditions with respect to any shares subject to such Restricted Stock Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading Compliance Policy, then satisfaction of the Vesting Conditions automatically shall be determined on the next trading day on which the sale of such shares would not violate the Trading Compliance Policy. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

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8.6          Voting Rights; Dividends and Distributions. Except as provided in this Section, Section 8.5 and any Award Agreement, during any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, the Participant shall have all of the rights of a stockholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares; provided, however, that such dividends and distributions shall be subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid, and otherwise shall be paid no later than the end of the calendar year in which such dividends or distributions are paid to stockholders (or, if later, the 15th day of the third month following the date such dividends or distributions are paid to stockholders). In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant is entitled by reason of the Participant’s Restricted Stock Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made.

8.7          Effect of Termination of Service. Unless otherwise provided by the Committee in the Award Agreement evidencing a Restricted Stock Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then (a) the Company shall have the option to repurchase for the purchase price paid by the Participant any shares acquired by the Participant pursuant to a Restricted Stock Purchase Right which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service and (b) the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to a Restricted Stock Bonus which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.

8.8          Nontransferability of Restricted Stock Award Rights. Rights to acquire shares of Stock pursuant to a Restricted Stock Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or the laws of descent and distribution. All rights with respect to a Restricted Stock Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

9.             Restricted Stock Unit Awards.

Restricted Stock Unit Awards shall be evidenced by Award Agreements specifying the number of Restricted Stock Units subject to the Award, in such form as the Committee shall from time to time establish. Award Agreements evidencing Restricted Stock Units may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

9.1          Grant of Restricted Stock Unit Awards. Restricted Stock Unit Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4. If either the grant of a Restricted Stock Unit Award or the Vesting Conditions with respect to such Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a).

9.2          Purchase Price. No monetary payment (other than applicable tax withholding, if any) shall be required as a condition of receiving a Restricted Stock Unit Award, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Restricted Stock Unit Award.

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9.3          Vesting. Restricted Stock Unit Awards may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Unit Award that, if the satisfaction of Vesting Conditions with respect to any shares subject to the Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading Compliance Policy, then the satisfaction of the Vesting Conditions automatically shall be determined on the first to occur of (a) the next trading day on which the sale of such shares would not violate the Trading Compliance Policy or (b) the later of (i) last day of the calendar year in which the original vesting date occurred or (ii) the last day of the Company’s taxable year in which the original vesting date occurred.

9.4          Voting Rights, Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Such Dividend Equivalent Rights, if any, shall be paid by crediting the Participant with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Stock. The number of additional Restricted Stock Units (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of shares of Stock represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Such additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time as the Restricted Stock Units originally subject to the Restricted Stock Unit Award. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, appropriate adjustments shall be made in the Participant’s Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions as are applicable to the Award.

9.5          Effect of Termination of Service. Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Restricted Stock Unit Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then the Participant shall forfeit to the Company any Restricted Stock Units pursuant to the Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service.

9.6          Settlement of Restricted Stock Unit Awards. The Company shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant’s Restricted Stock Unit Award vest or on such other date determined by the Committee, in its discretion, and set forth in the Award Agreement one (1) share of Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 9.4) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes, if any. If permitted by the Committee, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section, and such deferred issuance date(s) and amount(s) elected by the Participant shall be set forth in the Award Agreement. Notwithstanding the foregoing, the Committee, in its discretion, may provide for settlement of any Restricted Stock Unit Award by payment to the Participant in cash of an amount equal to the Fair Market Value on the payment date of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section.

9.7          Nontransferability of Restricted Stock Unit Awards. The right to receive shares pursuant to a Restricted Stock Unit Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Restricted Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

10.          Performance Awards.

Performance Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish. Award Agreements evidencing Performance Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

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10.1          Types of Performance Awards Authorized. Performance Awards may be granted in the form of either Performance Shares or Performance Units. Each Award Agreement evidencing a Performance Award shall specify the number of Performance Shares or Performance Units subject thereto, the Performance Award Formula, the Performance Goal(s) and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.

10.2          Initial Value of Performance Shares and Performance Units. Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share shall have an initial monetary value equal to the Fair Market Value of one (1) share of Stock, subject to adjustment as provided in Section 4.3, on the effective date of grant of the Performance Share, and each Performance Unit shall have an initial monetary value established by the Committee at the time of grant. The final value payable to the Participant in settlement of a Performance Award determined on the basis of the applicable Performance Award Formula will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.

10.3          Establishment of Performance Period, Performance Goals and Performance Award Formula. In granting each Performance Award, the Committee shall establish in writing the applicable Performance Period, Performance Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance Award Formula the final value of the Performance Award to be paid to the Participant. Unless otherwise permitted in compliance with the requirements under Section 162(m) with respect to each Performance Award intended to result in the payment of Performance-Based Compensation, the Committee shall establish the Performance Goal(s) and Performance Award Formula applicable to each Performance Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period or (b) the date on which 25% of the Performance Period has elapsed, and, in any event, at a time when the outcome of the Performance Goals remains substantially uncertain. Once established, the Performance Goals and Performance Award Formula applicable to a Covered Employee shall not be changed during the Performance Period. The Company shall notify each Participant granted a Performance Award of the terms of such Award, including the Performance Period, Performance Goal(s) and Performance Award Formula.

10.4          Measurement of Performance Goals. Performance Goals shall be established by the Committee on the basis of targets to be attained (“Performance Targets”) with respect to one or more measures of business or financial performance (each, a “Performance Measure”), subject to the following:

(a)                     Performance Measures. Performance Measures shall be calculated in accordance with the Company’s financial statements, or, if such terms are not used in the Company’s financial statements, they shall be calculated in accordance with generally accepted accounting principles, a method used generally in the Company’s industry, or in accordance with a methodology established by the Committee prior to the grant of the Performance Award. Performance Measures shall be calculated with respect to the Company and each Subsidiary Corporation consolidated therewith for financial reporting purposes or such division or other business unit as may be selected by the Committee. Unless otherwise determined by the Committee prior to the grant of the Performance Award, the Performance Measures applicable to the Performance Award shall be calculated prior to the accrual of expense for any Performance Award for the same Performance Period and excluding the effect (whether positive or negative) on the Performance Measures of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Committee, occurring after the establishment of the Performance Goals applicable to the Performance Award. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of Performance Measures in order to prevent the dilution or enlargement of the Participant’s rights with respect to a Performance Award. Performance Measures may be one or more of the following, as determined by the Committee: (i) revenue; (ii) sales; (iii) expenses; (iv) operating income; (v) )gross margin; (vi) operating margin; (vii) earnings before any one or more of: stock-based compensation expense, interest, taxes, depreciation and amortization; (vii) pre-tax profit; (ix) net operating income; (x) net income; (xi) economic value added; (xii) free cash flow; (xiii) operating cash flow; (xiv) balance of cash, cash equivalents and marketable securities; (xv) stock price; (xvi) earnings per share; (xvii) return on stockholder equity; (xviii) return on capital; (xix) return on assets; (xx) return on investment; (xxi) total stockholder return; (xxii) employee satisfaction; (xxiii) employee retention; (xxiv) market share; (xxv) customer satisfaction; (xxvi) product development; (xxvii) research and development expenses; (xxviii) completion of an identified special project; and (xxix) completion of a joint venture or other corporate transaction.

(b)                     Performance Targets. Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Performance Award determined under the applicable Performance Award Formula by the level attained during the applicable Performance Period. A Performance Target may be stated as an absolute value, an increase or decrease in a value, or as a value determined relative to an index, budget or other standard selected by the Committee.

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10.5          Settlement of Performance Awards.

(a)                     Determination of Final Value. As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Committee shall certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Award Formula.

(b)                     Discretionary Adjustment of Award Formula. In its discretion, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the Performance Award Formula applicable to a Performance Award granted to any Participant who is not a Covered Employee to reflect such Participant’s individual performance in his or her position with the Company or such other factors as the Committee may determine. If permitted under a Covered Employee’s Award Agreement, the Committee shall have the discretion, on the basis of such criteria as may be established by the Committee, to reduce some or all of the value of the Performance Award that would otherwise be paid to the Covered Employee upon its settlement notwithstanding the attainment of any Performance Goal and the resulting value of the Performance Award determined in accordance with the Performance Award Formula. No such reduction may result in an increase in the amount payable upon settlement of another Participant’s Performance Award that is intended to result in Performance-Based Compensation.

(c)                     Effect of Leaves of Absence. Unless otherwise required by law or a Participant’s Award Agreement, payment of the final value, if any, of a Performance Award held by a Participant who has taken in excess of thirty (30) days in unpaid leaves of absence during a Performance Period shall be prorated on the basis of the number of days of the Participant’s Service during the Performance Period during which the Participant was not on an unpaid leave of absence.

(d)                     Notice to Participants. As soon as practicable following the Committee’s determination and certification in accordance with Sections 10.5(a) and (b), the Company shall notify each Participant of the determination of the Committee.

(e)                     Payment in Settlement of Performance Awards. As soon as practicable following the Committee’s determination and certification in accordance with Sections 10.5(a) and (b), but in any event within the Short-Term Deferral Period described in Section 16.1 (except as otherwise provided below or consistent with the requirements of Section 409A), payment shall be made to each eligible Participant (or such Participant’s legal representative or other person who acquired the right to receive such payment by reason of the Participant’s death) of the final value of the Participant’s Performance Award. Payment of such amount shall be made in cash, shares of Stock, or a combination thereof as determined by the Committee. Unless otherwise provided in the Award Agreement evidencing a Performance Award, payment shall be made in a lump sum. If permitted by the Committee, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the payment to be made to the Participant pursuant to this Section, and such deferred payment date(s) elected by the Participant shall be set forth in the Award Agreement. If any payment is to be made on a deferred basis, the Committee may, but shall not be obligated to, provide for the payment during the deferral period of Dividend Equivalent Rights or interest.

(f)                     Provisions Applicable to Payment in Shares. If payment is to be made in shares of Stock, the number of such shares shall be determined by dividing the final value of the Performance Award by the Fair Market Value of a share of Stock determined by the method specified in the Award Agreement. Shares of Stock issued in payment of any Performance Award may be fully vested and freely transferable shares or may be shares of Stock subject to Vesting Conditions as provided in Section 8.5. Any shares subject to Vesting Conditions shall be evidenced by an appropriate Award Agreement and shall be subject to the provisions of Sections 8.5 through 8.8 above.

10.6          Voting Rights; Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Performance Share Awards until the date of the issuance of such shares, if any (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Performance Share Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date the Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date on which the Performance Shares are settled or the date on which they are forfeited. Such Dividend Equivalent Rights, if any, shall be credited to the Participant in the form of additional whole Performance Shares as of the date of payment of such cash dividends on Stock. The number of additional Performance Shares (rounded down to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on the dividend payment date with respect to the number of shares of Stock represented by the Performance Shares previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Dividend Equivalent Rights shall be accumulated and paid to the extent that Performance Shares become nonforfeitable, as determined by the Committee. Settlement of Dividend Equivalent Rights may be made in cash, shares of Stock, or a combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Performance Share as provided in Section 10.5. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, appropriate adjustments shall be made in the Participant’s Performance Share Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Performance Share Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Performance Goals as are applicable to the Award.

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10.7          Effect of Termination of Service. Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Performance Award or in the Participant’s employment agreement, if any, referencing such Awards, the effect of a Participant’s termination of Service on the Performance Award shall be as follows:

(a)                     Death or Disability. If the Participant’s Service terminates because of the death or Disability of the Participant before the completion of the Performance Period applicable to the Performance Award, the final value of the Participant’s Performance Award shall be determined by the extent to which the applicable Performance Goals have been attained with respect to the entire Performance Period and shall be prorated based on the number of months of the Participant’s Service during the Performance Period. Payment shall be made following the end of the Performance Period in any manner permitted by Section 10.5.

(b)                     Other Termination of Service. If the Participant’s Service terminates for any reason except death or Disability before the completion of the Performance Period applicable to the Performance Award, such Award shall be forfeited in its entirety.

10.8          Nontransferability of Performance Awards. Prior to settlement in accordance with the provisions of the Plan, no Performance Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Performance Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

11.          Cash-Based Awards and Other Stock-Based Awards.

Cash-Based Awards and Other Stock-Based Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish. Award Agreements evidencing Cash-Based Awards and Other Stock-Based Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

11.1          Grant of Cash-Based Awards. Subject to the provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms and conditions, including the achievement of performance criteria, as the Committee may determine.

11.2          Grant of Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted securities, stock-equivalent units, stock appreciation units, securities or debentures convertible into common stock or other forms determined by the Committee) in such amounts and subject to such terms and conditions as the Committee shall determine. Other Stock-Based Awards may be made available as a form of payment in the settlement of other Awards or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may involve the transfer of actual shares of Stock to Participants, or payment in cash or otherwise of amounts based on the value of Stock and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

11.3          Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a monetary payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of shares of Stock or units based on such shares of Stock, as determined by the Committee. The Committee may require the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. If the Committee exercises its discretion to establish performance criteria, the final value of Cash-Based Awards or Other Stock-Based Awards that will be paid to the Participant will depend on the extent to which the performance criteria are met. The establishment of performance criteria with respect to the grant or vesting of any Cash-Based Award or Other Stock-Based Award intended to result in Performance-Based Compensation shall follow procedures substantially equivalent to those applicable to Performance Awards set forth in Section 10.

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11.4          Payment or Settlement of Cash-Based Awards and Other Stock-Based Awards. Payment or settlement, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash, shares of Stock or other securities or any combination thereof as the Committee determines. The determination and certification of the final value with respect to any Cash-Based Award or Other Stock-Based Award intended to result in Performance-Based Compensation shall comply with the requirements applicable to Performance Awards set forth in Section 10. To the extent applicable, payment or settlement with respect to each Cash-Based Award and Other Stock-Based Award shall be made in compliance with the requirements of Section 409A.

11.5          Voting Rights; Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Other Stock-Based Awards until the date of the issuance of such shares of Stock (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), if any, in settlement of such Award. However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Other Stock-Based Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Such Dividend Equivalent Rights, if any, shall be paid in accordance with the provisions set forth in Section 9.4. Dividend Equivalent Rights shall not be granted with respect to Cash-Based Awards. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, appropriate adjustments shall be made in the Participant’s Other Stock-Based Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of such Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions and performance criteria, if any, as are applicable to the Award.

11.6          Effect of Termination of Service. Each Award Agreement evidencing a Cash-Based Award or Other Stock-Based Award shall set forth the extent to which the Participant shall have the right to retain such Award following termination of the Participant’s Service. Such provisions shall be determined in the discretion of the Committee, need not be uniform among all Cash-Based Awards or Other Stock-Based Awards, and may reflect distinctions based on the reasons for termination, subject to the requirements of Section 409A, if applicable.

11.7          Nontransferability of Cash-Based Awards and Other Stock-Based Awards. Prior to the payment or settlement of a Cash-Based Award or Other Stock-Based Award, the Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. The Committee may impose such additional restrictions on any shares of Stock issued in settlement of Cash-Based Awards and Other Stock-Based Awards as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such shares of Stock are then listed and/or traded, or under any state securities laws or foreign law applicable to such shares of Stock.

12.          Deferred Compensation Awards.

12.1          Establishment of Deferred Compensation Award Programs. This Section 12 shall not be effective unless and until the Committee determines to establish a program pursuant to this Section. If the Committee determines that any such program may constitute an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA, the Committee shall adopt and implement such program through a separate subplan to this Plan. Eligibility to participate in such subplan shall be limited to Directors and a select group of management or highly compensated employees, and the Committee shall take all additional actions required to qualify such subplan as a “top-hat” unfunded deferred compensation plan, including filing with the U.S. Department of Labor within 120 days following the adoption of such subplan a notice pursuant to Department of Labor Regulations Section 2520.104-23.

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12.2          Terms and Conditions of Deferred Compensation Awards. Deferred Compensation Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish. Award Agreements evidencing Deferred Compensation Awards may incorporate all or any of the terms of the Plan by reference and, except as provided below, shall comply with and be subject to the terms and conditions applicable to the appropriate form of Award as set forth in the applicable section of this Plan.

(a)     Limitation on Elections. Notwithstanding any Participant’s prior election to reduce cash compensation pursuant to a program established in accordance with this Section 12, no Deferred Compensation Award may be granted to the Participant after termination of the Plan or termination of the Participant’s Service, and any such cash compensation shall be paid at the normal time and in accordance with the terms of the applicable cash compensation arrangement.

(b)     Election Irrevocable. A Participant’s election to reduce cash compensation pursuant to a program established in accordance with this Section 12 shall become irrevocable on the last day of the calendar year prior to the year in which the services are to be rendered with respect to which such cash compensation would otherwise become payable, or at the time otherwise required by Section 409A.

(c)     Vesting. Deferred Compensation Awards may be fully vested at grant or may be subject to such Vesting Conditions as the Committee determines.

13.           Standard Forms of Award Agreement.

13.1          Award Agreements. Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Committee and as amended from time to time. No Award or purported Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement, which execution may be evidenced by electronic means.

13.2          Authority to Vary Terms. The Committee shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.

14.          Change in Control.

14.1          Effect of Change in Control on Awards. Subject to the requirements and limitations of Section 409A, if applicable, the Committee may provide for any one or more of the following:

(a)     Accelerated Vesting. In its discretion, the Committee may provide in the grant of any Award or at any other time may take such action as it deems appropriate to provide for acceleration of the exercisability, vesting and/or settlement in connection with a Change in Control of each or any outstanding Award or portion thereof and shares acquired pursuant thereto upon such conditions, including termination of the Participant’s Service prior to, upon, or following such Change in Control, and to such extent as the Committee shall determine.

(b)     Assumption, Continuation or Substitution. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable. For purposes of this Section, if so determined by the Committee in its discretion, an Award denominated in shares of Stock shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, subject to the terms and conditions of the Plan and the applicable Award Agreement, for each share of Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise or settlement of the Award, for each share of Stock subject to the Award, to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Stock pursuant to the Change in Control. Any Award or portion thereof which is not assumed, substituted for, or otherwise continued by the Acquiror in connection with the Change in Control nor exercised or settled as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.

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(c)     Cash-Out of Outstanding Stock-Based Awards. The Committee may, in its discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Award denominated in shares of Stock or portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested share (and each unvested share, if so determined by the Committee) of Stock subject to such canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control, reduced (but not below zero) by the exercise or purchase price per share, if any, under such Award. In the event such determination is made by the Committee, an Award having an exercise or purchase price per share equal to or greater than the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control may be canceled without payment of consideration to the holder thereof. Payment pursuant to this Section (reduced by applicable withholding taxes, if any) shall be made to Participants in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control and in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards.

14.2          Federal Excise Tax Under Section 4999 of the Code.

(a)     Excess Parachute Payment. In the event that any acceleration of vesting pursuant to an Award and any other payment or benefit received or to be received by a Participant would subject the Participant to any excise tax pursuant to Section 4999 of the Code due to the characterization of such acceleration of vesting, payment or benefit as an “excess parachute payment” under Section 280G of the Code, the Participant, subject to compliance with applicable law (including, but not limited to the rules imposed by Section 409A), may elect to reduce the amount of any acceleration of vesting called for under the Award in order to avoid such characterization.

(b)     Determination by Independent Accountants. To aid the Participant in making any election called for under Section 14.2(a), no later than the date of the occurrence of any event that might reasonably be anticipated to result in an “excess parachute payment” to the Participant as described in Section 14.2(a), the Company shall request a determination in writing by independent public accountants selected by the Company (the “Accountants”). As soon as practicable thereafter, the Accountants shall determine and report to the Company and the Participant the amount of such acceleration of vesting, payments and benefits which would produce the greatest after-tax benefit to the Participant. For the purposes of such determination, the Accountants may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Participant shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make their required determination. The Company shall bear all fees and expenses the Accountants charge in connection with their services contemplated by this Section.

15.           Compliance with Securities Law.

The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award, or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

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16.           Compliance with Section 409A.

16.1          Awards Subject to Section 409A. The Company intends that Awards granted pursuant to the Plan shall either be exempt from or comply with Section 409A, and the Plan shall be so construed. The provisions of this Section 16 shall apply to any Award or portion thereof that constitutes or provides for payment of Section 409A Deferred Compensation. Such Awards may include, without limitation:

(a)     A Nonstatutory Stock Option or SAR that includes any feature for the deferral of compensation other than the deferral of recognition of income until the later of (i) the exercise or disposition of the Award or (ii) the time the stock acquired pursuant to the exercise of the Award first becomes substantially vested.

(b)     Any Restricted Stock Unit Award, Performance Award, Cash-Based Award or Other Stock-Based Award that either (i) provides by its terms for settlement of all or any portion of the Award at a time or upon an event that will or may occur later than the end of the Short-Term Deferral Period (as defined below) or (ii) permits the Participant granted the Award to elect one or more dates or events upon which the Award will be settled after the end of the Short-Term Deferral Period.

Subject to the provisions of Section 409A, the term “Short-Term Deferral Period” means the 2½ month period ending on the later of (i) the 15th day of the third month following the end of the Participant’s taxable year in which the right to payment under the applicable portion of the Award is no longer subject to a substantial risk of forfeiture or (ii) the 15th day of the third month following the end of the Company’s taxable year in which the right to payment under the applicable portion of the Award is no longer subject to a substantial risk of forfeiture. For this purpose, the term “substantial risk of forfeiture” shall have the meaning provided by Section 409A.

16.2          Deferral and/or Distribution Elections. Except as otherwise permitted or required by Section 409A, the following rules shall apply to any compensation deferral and/or payment elections (each, an “Election”) that may be permitted or required by the Committee pursuant to an Award providing Section 409A Deferred Compensation:

(a)     Elections must be in writing and specify the amount of the payment in settlement of an Award being deferred, as well as the time and form of payment as permitted by this Plan.

(b)     Elections shall be made by the end of the Participant’s taxable year prior to the year in which services commence for which an Award may be granted to such Participant.

(c)     Elections shall continue in effect until a written revocation or change in Election is received by the Company, except that a written revocation or change in Election must be received by the Company prior to the last day for making the Election determined in accordance with paragraph (b) above or as permitted by Section 16.3.

16.3           Subsequent Elections. Except as otherwise permitted or required by Section 409A, any Award providing Section 409A Deferred Compensation which permits a subsequent Election to delay the payment or change the form of payment in settlement of such Award shall comply with the following requirements:

(a)     No subsequent Election may take effect until at least twelve (12) months after the date on which the subsequent Election is made.

(b)     Each subsequent Election related to a payment in settlement of an Award not described in Section 16.4(a)(ii), 16.4(a)(iii) or 16.4(a)(vi) must result in a delay of the payment for a period of not less than five (5) years from the date on which such payment would otherwise have been made.

(c)     No subsequent Election related to a payment pursuant to Section 16.4(a)(iv) shall be made less than twelve (12) months before the date on which such payment would otherwise have been made.

(d)     Subsequent Elections shall continue in effect until a written revocation or change in the subsequent Election is received by the Company, except that a written revocation or change in a subsequent Election must be received by the Company prior to the last day for making the subsequent Election determined in accordance the preceding paragraphs of this Section 16.3.

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16.4          Payment of Section 409A Deferred Compensation.

(a)     Permissible Payments. Except as otherwise permitted or required by Section 409A, an Award providing Section 409A Deferred Compensation must provide for payment in settlement of the Award only upon one or more of the following:

(i)                   The Participant’s “separation from service” (as defined by Section 409A);

(ii)                 The Participant’s becoming “disabled” (as defined by Section 409A);

(iii)                The Participant’s death;

(iv)               A time or fixed schedule that is either (i) specified by the Committee upon the grant of an Award and set forth in the Award Agreement evidencing such Award or (ii) specified by the Participant in an Election complying with the requirements of Section 16.2 or16.3, as applicable;

(v)                 A change in the ownership or effective control or the Company or in the ownership of a substantial portion of the assets of the Company determined in accordance with Section 409A; or

(vi)               The occurrence of an “unforeseeable emergency” (as defined by Section 409A).

(b)     Installment Payments. It is the intent of this Plan that any right of a Participant to receive installment payments (within the meaning of Section 409A) shall, for all purposes of Section 409A, be treated as a right to a series of separate payments.

(c)     Required Delay in Payment to Specified Employee Pursuant to Separation from Service. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, except as otherwise permitted by Section 409A, no payment pursuant to Section 16.4(a)(i) in settlement of an Award providing for Section 409A Deferred Compensation may be made to a Participant who is a “specified employee” (as defined by Section 409A) as of the date of the Participant’s separation from service before the date (the “Delayed Payment Date”) that is six (6) months after the date of such Participant’s separation from service, or, if earlier, the date of the Participant’s death. All such amounts that would, but for this paragraph, become payable prior to the Delayed Payment Date shall be accumulated and paid on the Delayed Payment Date.

(d)     Payment Upon Disability. All distributions of Section 409A Deferred Compensation payable by reason of a Participant becoming disabled shall be paid in a lump sum or in periodic installments as established by the Participant’s Election. If the Participant has made no Election with respect to distributions of Section 409A Deferred Compensation upon becoming disabled, all such distributions shall be paid in a lump sum upon the determination that the Participant has become disabled.

(e)     Payment Upon Death. If a Participant dies before complete distribution of amounts payable upon settlement of an Award subject to Section 409A, such undistributed amounts shall be distributed to his or her beneficiary under the distribution method for death established by the Participant’s Election upon receipt by the Committee of satisfactory notice and confirmation of the Participant’s death. If the Participant has made no Election with respect to distributions of Section 409A Deferred Compensation upon death, all such distributions shall be paid in a lump sum upon receipt by the Committee of satisfactory notice and confirmation of the Participant’s death.

(f)      Payment Upon Change in Control. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, to the extent that any amount constituting Section 409A Deferred Compensation would become payable under this Plan by reason of a Change in Control, such amount shall become payable only if the event constituting a Change in Control would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A. Any Award which constitutes Section 409A Deferred Compensation and which would vest and otherwise become payable upon a Change in Control as a result of the failure of the Acquiror to assume, continue or substitute for such Award in accordance with Section 14.1(b) shall vest to the extent provided by such Award but shall be converted automatically at the effective time of such Change in Control into a right to receive, in cash on the date or dates such award would have been settled in accordance with its then existing settlement schedule (or as required by Section 16.4(c)), an amount or amounts equal in the aggregate to the intrinsic value of the Award at the time of the Change in Control.

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(g)     Payment Upon Unforeseeable Emergency. The Committee shall have the authority to provide in the Award Agreement evidencing any Award providing for Section 409A Deferred Compensation for payment in settlement of all or a portion of such Award in the event that a Participant establishes, to the satisfaction of the Committee, the occurrence of an unforeseeable emergency. In such event, the amount(s) distributed with respect to such unforeseeable emergency cannot exceed the amounts reasonably necessary to satisfy the emergency need plus amounts necessary to pay taxes reasonably anticipated as a result of such distribution(s), after taking into account the extent to which such emergency need is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship) or by cessation of deferrals under the Award. All distributions with respect to an unforeseeable emergency shall be made in a lump sum upon the Committee’s determination that an unforeseeable emergency has occurred. The Committee’s decision with respect to whether an unforeseeable emergency has occurred and the manner in which, if at all, the payment in settlement of an Award shall be altered or modified, shall be final, conclusive, and not subject to approval or appeal.

(h)     Prohibition of Acceleration of Payments. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, this Plan does not permit the acceleration of the time or schedule of any payment under an Award providing Section 409A Deferred Compensation, except as permitted by Section 409A.

(i)       No Representation Regarding Section 409A Compliance. Notwithstanding any other provision of the Plan, the Company makes no representation that Awards shall be exempt from or comply with Section 409A. No Participating Company shall be liable for any tax, penalty or interest imposed on a Participant by Section 409A.

17.           Tax Withholding.

17.1          Tax Withholding in General. The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, to make adequate provision for, the federal, state, local and foreign taxes (including social insurance), if any, required by law to be withheld by any Participating Company with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.

17.2          Withholding in or Directed Sale of Shares. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of any Participating Company. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates. The Company may require a Participant to direct a broker, upon the vesting, exercise or settlement of an Award, to sell a portion of the shares subject to the Award determined by the Company in its discretion to be sufficient to cover the tax withholding obligations of any Participating Company and to remit an amount equal to such tax withholding obligations to such Participating Company in cash.

18.           Amendment, Suspension or Termination of Plan.

The Committee may amend, suspend or terminate the Plan at any time. However, without the approval of the Company’s stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.3), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule, including the rules of any stock exchange or quotation system upon which the Stock may then be listed or quoted. No amendment, suspension or termination of the Plan shall affect any then outstanding Award unless expressly provided by the Committee. Except as provided by the next sentence, no amendment, suspension or termination of the Plan may adversely affect any then outstanding Award without the consent of the Participant. Notwithstanding any other provision of the Plan to the contrary, the Committee may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A.

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19.           Miscellaneous Provisions.

19.1          Repurchase Rights. Shares issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion at the time the Award is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

19.2          Forfeiture Events.

(a)     The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of Service for Cause or any act by a Participant, whether before or after termination of Service, that would constitute Cause for termination of Service.

(b)     If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, any Participant who knowingly or through gross negligence engaged in the misconduct, or who knowingly or through gross negligence failed to prevent the misconduct, and any Participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, shall reimburse the Company for (i) the amount of any payment in settlement of an Award received by such Participant during the twelve- (12-) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement, and (ii) any profits realized by such Participant from the sale of securities of the Company during such twelve- (12-) month period. In addition, to the extent claw-back or similar provisions applicable to Awards are required by applicable law, listing standards and/or policies adopted by the Company, Awards granted under the Plan shall be subject to such provisions.

19.3          Provision of Information. Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common stockholders.

19.4          Rights as Employee, Consultant or Director. No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of a Participating Company to terminate the Participant’s Service at any time. To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.

19.5          Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.3 or another provision of the Plan.

19.6          Delivery of Title to Shares. Subject to any governing rules or regulations, the Company shall issue or cause to be issued the shares of Stock acquired pursuant to an Award and shall deliver such shares to or for the benefit of the Participant by means of one or more of the following: (a) by delivering to the Participant evidence of book entry shares of Stock credited to the account of the Participant, (b) by depositing such shares of Stock for the benefit of the Participant with any broker with which the Participant has an account relationship, or (c) by delivering such shares of Stock to the Participant in certificate form.

19.7          Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.

19.8          Retirement and Welfare Plans. Neither Awards made under this Plan nor shares of Stock or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under any Participating Company’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit. In addition, unless a written employment agreement or other service agreement references Awards, a general reference to “benefits” in such agreement shall not be deemed to refer to Awards granted hereunder.

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19.9          Beneficiary Designation. Subject to local laws and procedures, each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant’s death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation may be subject to the consent of the Participant’s spouse. If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant’s death, the Company will pay any remaining unpaid benefits to the Participant’s legal representative.

19.10         Severability. If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.

19.11         No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or another Participating Company’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or another Participating Company to take any action which such entity deems to be necessary or appropriate.

19.12         Unfunded Obligation. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be considered unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Participating Company. The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

19.13         Choice of Law. Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and each Award Agreement shall be governed by the laws of the State of Delaware, without regard to its conflict of law rules.

IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing sets forth the 2013 Equity Incentive Plan of Jamba, Inc. as duly adopted by the Board on February 27, 2013.

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